AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1995
                                                     Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                        6311                  84-0755371
(State or other jurisdiction of (Primary standard industrial   (I.R.S. Employer
incorporation or organization)  classification code number)  Identification No.)

                             400 EAST ANDERSON LANE
                              AUSTIN, TEXAS 78752
                                 (512) 837-7100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                     HAROLD E. RILEY, CHAIRMAN OF THE BOARD
                                 CITIZENS, INC.
                             400 EAST ANDERSON LANE
                              AUSTIN, TEXAS 78752
                                 (512) 837-7100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   COPIES TO:

REID A. GODBOLT, ESQ.                    PATRICK J. BROWNE, ESQ.
JONES & KELLER, P.C.                     MONTGOMERY, BARNETT, BROWN, READ,
1625 BROADWAY, SUITE 1600                HAMMOND & MINTZ, L.L.P.
DENVER, COLORADO 80202                   3200 ENERGY CENTRE, 1100 POYDRAS STREET
(303) 573-1600                           NEW ORLEANS, LOUISIANA 70163-3200
                                         (504) 585-3200

                                   ----------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
      Title of each class of            Amount to            Proposed maximum             Proposed               Amount of
   securities to be registered        be registered           offering price          maximum aggregate      registration fee
                                                                per share              offering price
- -----------------------------------------------------------------------------------------------------------------------------
      Class A Common Stock,           2,341,334(1)               $8.50(2)              $19,901,339(2)             $6,863
           No Par Value                  shares
=============================================================================================================================

(1) Represents the maximum number of shares of the Registrant's Class A Common Stock to be issued in connection with the Merger described herein.

(2) Estimated pursuant to Rule 457(f)(1) and (2) solely for the purpose of calculating the registration fee based on the market value of the securities to be received by the Registrant as determined on April 27, 1995.

================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                                   ----------

   This Registration Statement consists of 171 consecutively numbered pages.
            The Exhibit Index is on consecutively numbered page 139.

                                 CITIZENS, INC.

                             Cross-Reference Sheet
                                      For
       Registration Statement on Form S-4 and Prospectus-Proxy Statement

Form S-4
Item No.         Item Caption                                       Heading in Prospectus
- ---------        ------------                                       ---------------------
    1            Forepart of Registration Statement         Outside Front Cover
                 and Outside Front Cover Page of
                 Prospectus

    2            Inside Front and Outside Back Cover        Inside Front Cover
                 Pages of Prospectus

    3            Risk Factors, Ratio of Earnings to         Summary; Risk Factors; The Merger
                 Fixed Charges and Other Information

    4            Terms of the Transaction                   Summary; The Merger

    5            Pro Forma Financial Information            Unaudited Pro Forma Combined Financial Statements and Selected
                                                            Comparative and Pro Forma Financial Data

    6            Material Contacts with the Company         Summary; The Merger - Background
                 Being Acquired                             and Reasons For The Merger

    7            Additional Information Required for        Not applicable
                 Reoffering by Persons and Parties
                 Deemed to be Underwriters

    8            Interests of Named Experts and             Not applicable
                 Counsel

    9            Disclosure of Commission Position          Not applicable
                 on Indemnification for Securities Act
                 Liabilities

   10            Information with Respect to S-3            Incorporation of Certain Documents
                 Registrants                                        by Reference; Risk Factors

   11            Incorporation of Certain Information       Incorporation of Certain Documents
                 by Reference                               by Reference


   12            Information with Respect to S-2 or         Information Concerning ALFC;
                 S-3 Registrant                             Incorporation of Certain Documents by Reference

   13            Incorporation of Certain Information       Incorporation of Certain Documents
                 by Reference                               by Reference

   14            Information with Respect to                Not applicable
                 Registrants Other Than S-2
                 or S-3 Registrants

   15            Information with Respect to S-3            Not applicable
                 Companies

   16            Information with Respect to S-2 or         Summary; Information Concerning ALFC
                 S-3 Companies

   17            Information with Respect to                Not applicable
                 Companies Other than S-2 or
                 S-3 Companies

   18            Information if Proxies, Consents           Summary; Combined Annual and Special Meeting
                 or Authorizations are to be Solicited

   19            Information if Proxies, Consents           Not applicable
                 or Authorizations Are Not To Be
                 Solicited or in an Exchange Offer

         NOTICE OF COMBINED ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 27, 1995
                   ________________________________________

To the Shareholders of American Liberty Financial Corporation:

         Notice is hereby given that a Combined Annual and Special Meeting (the "Meeting") of shareholders of American Liberty Financial Corporation ("ALFC") will be held on Thursday, July 27, 1995 at 10:00 a.m. Central Time, at Baton Rouge Country Club, Fairway Room, Second Floor, 8551 Jefferson Highway, Baton Rouge, Louisiana to consider and act upon the following:

         1. To vote upon approval and adoption of a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge (the "Merger") with and into ALFC, with ALFC being the survivor, and shareholders of ALFC will receive shares of Citizens, Inc. Class A Common Stock for their ALFC Common and Preferred shares as described in the accompanying Proxy Statement-Prospectus.

         2. To elect a full board of six Directors to serve until (i) the Merger is consummated; or (ii) if the Merger is not consummated, until the next annual meeting and until their successors are elected and qualified.

         3. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

         Only shareholders of record of ALFC Common Stock as of the close of business on June 8, 1995 will be entitled to notice of and to vote at the Meeting. No holders of ALFC Preferred Stock have voting rights with respect to the matters to be addressed at the Meeting.

         Shareholders, including holders of ALFC preferred stock, may, under certain circumstances, dissent from the Merger and obtain payment for shares, as described in the accompanying Proxy Statement-Prospectus. A copy of Part XIII of the Louisiana Business Corporation Law, which sets forth the rights of dissenters, is attached to the Proxy Statement-Prospectus as Appendix B.

         Shareholders are cordially invited to attend the Meeting. Whether or not you intend to attend the Meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope so that your shares may be voted at the Meeting if you are unable to attend in person. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

         ALFC's Annual Report to shareholders is enclosed.

                                              By Order of the Board of Directors
                                              W.P. Duplessis, Secretary
Baton Rouge, Louisiana
June 23, 1995

                     AMERICAN LIBERTY FINANCIAL CORPORATION
    PROXY STATEMENT FOR COMBINED ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 27, 1995

                                 CITIZENS, INC.
                                   PROSPECTUS
                       CLASS A COMMON STOCK, NO PAR VALUE
                             UP TO 2,341,334 SHARES

This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Board of Directors of American Liberty Financial Corporation ("ALFC") of proxies from holders of shares of ALFC Common Stock, for use at the Combined Annual and Special Meeting of ALFC Shareholders (the "Meeting") to be held on July 27, 1995. This Prospectus pertains to the number of shares of Class A Common Stock, no par value, of Citizens, Inc. ("Citizens") to be issued in connection with a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") by and among Citizens, ALFC, Citizens Acquisition, Inc. ("Acquisition") and American Liberty Life Insurance Company ("ALLIC"). Upon consummation of the Merger, each outstanding share of ALFC Common Stock, will be converted into 1.10 shares of Citizens Class A Common Stock, and each outstanding share of ALFC Preferred Stock, will be converted into 2.926 shares of Citizens Class A Common Stock, all as described in this Proxy Statement-Prospectus. No fractional shares of Citizens Class A Common Stock will be issued in the Merger; rather, share fractions will evidence the right to receive a cash value per fractional share of Citizens Class A Common stock which will equal the average closing price of the Class A Common Stock as reported on the American Stock Exchange for the five trading days prior to the effective date of the Merger. At present, the directors of ALFC know of no other matters to be presented at the Meeting, other than the election of directors of ALFC. All information contained in the Proxy Statement-Prospectus with respect to Citizens and Acquisition has been furnished by Citizens and all information with respect to ALFC and ALLIC has been furnished by ALFC. The approximate date of mailing of this Proxy Statement- Prospectus to shareholders of ALFC is June 23, 1995.
                           ________________________

Your proxy in the form enclosed is solicited by the Board of Directors of ALFC for use at the Meeting. Only shareholders of record at the close of business on June 8, 1995 are entitled to notice of and to vote at the Meeting. On June 8, 1995, the number of outstanding shares of ALFC Common Stock entitled to be voted at the Meeting was 2,099,296, each of which is entitled to one vote; the number of outstanding shares of ALFC's Preferred Stock was 10,485, which are not entitled to vote. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted as instructed. In the event no instructions are given, it will be voted for the Merger and for the election of the nominees listed below and upon such other matters as may properly come before the Meeting. If, after sending in your proxy, you decide to vote in person or decide to revoke your proxy for any other reason, you may do so by notifying the Secretary in writing prior to the voting of the proxy.

The expenses of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by ALFC. In addition to the use of the mails, certain directors, officers or regular employees of ALFC or its subsidiaries, who receive no compensation for their services other than their regular salaries or fees, if any, may solicit proxies personally.

The Directors and management of ALFC know of no matters to be brought before the Meeting other than those mentioned herein. If, however, any other matters properly come before the Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

This proxy statement and the material which accompany it are expected to be mailed to ALFC shareholders on or about June 23, 1995. The ALFC 1994 Annual Report to shareholders is enclosed.
                           ________________________

The Citizens Class A Common Stock is listed on the American Stock Exchange under the symbol "CIA." On ______________, 1995, the closing price of Citizens
Class A Common Stock was $        per share.
                           ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ________________________

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS."
                           ________________________

No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement- Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities to which this Proxy Statement-Prospectus relates shall, under any circumstances, create an implication that there has been no change in the affairs of Citizens, Acquisition, ALFC or ALLIC.

This Proxy Statement-Prospectus does not cover any resales of shares of the securities offered hereby to be received by shareholders of ALFC upon consummation of the Merger Agreement. No person is authorized to use this Proxy Statement-Prospectus in connection with such resales, although such securities may be traded without use of this Proxy Statement-Prospectus by those shareholders of ALFC not deemed to be "affiliates" of either ALFC or Citizens.
                           ________________________

The principal executive offices of both Citizens and Acquisition are located at 400 East Anderson Lane, Austin, Texas 78752, telephone (512) 837-7100. The principal executive offices of ALFC are located at Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70896, telephone (504) 927-9630.
                           ________________________

         The date of this Proxy Statement-Prospectus is June 23, 1995.

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-V

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-VI

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-VII

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-XIV

SELECTED SUMMARY FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-XV

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

COMBINED ANNUAL AND SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

PROPOSED MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

INFORMATION CONCERNING CITIZENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SOURCE OF CITIZENS SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

RIGHTS OF ALFC DISSENTING SHAREHOLDERS TO RECEIVE PAYMENT FOR SHARES  . . . . . . . . . . . . . . . . . . . . . . .  25

INFORMATION CONCERNING ALFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         ALFC and its Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ALFC MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   . . . . . . . . . . . . . . . . . .  31
         Federal Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure . . . . . . . . . . .  35

COMPARISON OF RIGHTS OF SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Authorized Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         Liability of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Assessment and Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


APPENDIX A --    PLAN AND AGREEMENT OF MERGER - AMERICAN LIBERTY FINANCIAL
                 CORPORATION, AMERICAN LIBERTY LIFE INSURANCE COMPANY,
                 CITIZENS, INC. AND CITIZENS ACQUISITION, INC., DATED DECEMBER
                 8, 1994

APPENDIX B --    PART XIII OF THE LOUISIANA BUSINESS CORPORATION LAW GOVERNING
                 RIGHTS OF DISSENTING ALFC SHAREHOLDERS

                             AVAILABLE INFORMATION

         Both Citizens and ALFC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 13th Floor, 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.
Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Citizens may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

         Citizens has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Citizens Class A Common Stock to be issued in the Merger. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Citizens and the Citizens Class A Common Stock, reference is made to the Registration Statement, including the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document, which has been filed by ALFC with the SEC pursuant to the Exchange Act (File No. 0-8873), is incorporated by reference into this Proxy Statement-Prospectus and is deemed to be a part hereof: (a) ALFC's Annual Report on Form 10-KSB for the year ended December 31, 1994 (the "ALFC Form 10-KSB").

         The following documents, which have been filed by Citizens with the SEC pursuant to the Exchange Act (File No. 0-16509), are incorporated by reference into this Proxy Statement-Prospectus and are deemed to be a part hereof: (a) Citizens' Annual Report on Form 10-K for the year ended December 31, 1994 (the "Citizens Form 10-K"); and (b) the description of the Citizens' Class A Common Stock contained in its Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994. All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement-Prospectus, except as so modified or superseded.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (EXCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE TO EACH PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS SENT (INCLUDING BENEFICIAL OWNERS OF ALFC COMMON STOCK AND PREFERRED STOCK), UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO W.P. DUPLESSIS, SECRETARY, AMERICAN LIBERTY FINANCIAL CORPORATION, 4962 FLORIDA BOULEVARD, SUITE 302, P.O. BOX 64626, BATON ROUGE, LOUISIANA 70896. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 14, 1995.

                         _____________________________

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus. This Summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Proxy Statement-Prospectus, including the Appendices. Shareholders of ALFC are urged to read this Proxy
Statement-Prospectus in its entirety.

THE PARTIES TO THE MERGER

         Citizens, Inc. ("Citizens") is a Colorado corporation which is an insurance holding company. The principal executive office of Citizens is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100.

         Citizens Acquisition, Inc. ("Acquisition"), a Louisiana corporation, is a wholly-owned subsidiary of Citizens which was formed solely to effectuate the Merger. Acquisition has the same principal executive office as Citizens.

         American Liberty Financial Corporation ("ALFC") is a Louisiana corporation which is a financial holding company. The principal executive office of ALFC is located at Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70896. The telephone number at such office is (504) 927-9630.
Neither ALFC nor any of its officers or directors are affiliated with Citizens, nor are any officers or directors of Citizens affiliated with ALFC.

         American Liberty Life Insurance Company ("ALLIC") is a Louisiana domestic insurance company which is wholly-owned by ALFC. ALLIC has the same principal executive office as ALFC. It is contemplated that ALLIC will act as a separate indirect subsidiary of Citizens after the Merger.

                                                              AMERICAN   LIBERTY   FINANCIAL   CORPORATION    MEETING   OF
                                                              SHAREHOLDERS

PERSONS ENTITLED TO VOTE; RECORD DATE                         Holders of record of shares of ALFC Common Stock, $.125 par value, at the close of business on June 8, 1995 ("Record
                                                              Date"),  will be entitled to notice of and to vote at the
                                                              Combined Annual and Special Meeting of Shareholders (the
                                                              "Meeting").  Holders of ALFC Preferred Stock do not have
                                                              voting rights on any matters to be considered at the
                                                              Meeting,  but have the right to dissent from the proposed
                                                              Merger described below.   See "Rights of ALFC Dissenting
                                                              Shareholders to Receive Payment For Shares" and "Combined
                                                              Annual and Special Meeting -- Voting Securities."

DATE, TIME AND PLACE OF MEETING                               The Meeting will be held on July 27, 1995, at 10:00 a.m. Central Time, at the Baton Rouge Country Club, Second Floor, Fairway Room, 8551
                                                              Jefferson Highway, Baton Rouge, Louisiana.

BUSINESS TO BE TRANSACTED                                     At the Meeting, shareholders will be asked to consider and vote upon approval of a Plan and Agreement of Merger ("Merger Agreement") under which Citizens Acquisition, Inc. will merge with and into ALFC with shareholders of ALFC receiving shares of Citizens Class A Common
                                                              Stock ("the Merger") and vote upon the election of six directors.

                                                              Pursuant to the Merger Agreement, ALFC common shareholders will receive 1.10 shares of Citizens Class A Common Stock for each one share of ALFC common stock owned, and ALFC preferred shareholders will receive 2.926 shares of Citizens Class A  Common Stock for each one share of ALFC Preferred Stock owned.

PROXY REVOCABILITY                                            Proxies are revocable at any time prior to voting at the Meeting. See
                                                              "Combined Annual and Special Meeting -- Revocability of Proxies."

REQUIRED VOTE                                                 Approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of holders of  a majority of
                                                              ALFC Common Shares present and voting at the Meeting. See "Combined
                                                              Annual and Special Meeting -- Voting Securities." No shareholder vote of Citizens is required by the Merger Agreement or applicable law. As of the Record Date there were 16,980,340 issued and outstanding shares of Citizens Class A Common Stock.


RECOMMENDATION OF THE BOARD OF DIRECTORS                      The ALFC Board of Directors has unanimously approved the Merger
                                                              Agreement and recommends that the shareholders vote FOR approval of the Merger. This recommendation is based on factors described under
                                                              "Proposed Merger -- Background and Reasons  for the Merger," and that based upon considerations set forth therein, the exchange ratio in the
                                                              Merger Agreement is fair, from a financial point of view to all of the shareholders of ALFC.

OUTSTANDING SHARES OF ALFC                                    As of the Record Date, there were outstanding 2,099,296 and up to
                                                              1,138 presently in scrip shares of ALFC Common Stock. As of the record date, ALFC directors, executive officers and their affiliates held
                                                              812,967 shares of ALFC Common Stock (not including  ALFC Preferred
                                                              Stock not converted into ALFC Common Stock as of the Record Date) or approximately 38.7% of the outstanding ALFC shares of ALFC
                                                              Common Stock entitled to vote on the Merger. An affirmative vote of a majority of the  voting shares present at a duly called meeting of
                                                              ALFC shareholders is required to approve the Merger. Citizens has the option of not completing the Merger if the holders of more than 2.5%
                                                              of outstanding ALFC shares of stock perfect  dissenters' rights. See
                                                              "Combined Annual and Special Meeting -- Voting Securities: and "Rights
                                                              of Dissenting Shareholders."

                                                              THE MERGER AGREEMENT

SUMMARY OF THE TRANSACTION                                    Citizens, Acquisition, ALFC and ALLIC have entered into a Plan and
                                                              Agreement of Merger dated December 8, 1994 ("Merger Agreement")
                                                              in which Citizens Acquisition will merge with and into ALFC and ALFC shareholders will receive shares of Citizens Class A Common Stock (the
                                                              "Merger").


CONSIDERATION FOR EACH SHARE OF ALFC                          Pursuant to the Merger Agreement, ALFC Common Stock shareholders
                                                              (including holders of scrip shares) will receive  1.10 shares of
                                                              Citizens Class A Common Stock for each one share of ALFC common stock held and each ALFC Preferred Stock  shareholder will receive 2.926 shares of Citizens Class A Common Stock for each one share of ALFC
                                                              Preferred Stock held.  Fractional shares will not be issued in the
                                                              Merger; rather, such fractional shares shall evidence the right to receive a  cash value per fractional share of Citizens Class A Common
                                                              Stock equal to the average closing price of the Citizens Class A
                                                              Common Stock as reported on the American Stock Exchange for the five trading days prior to the effective date of the  Merger. Any holder of
                                                              ALFC stock who shall have properly perfected the dissenters' rights under Louisiana law shall not have the right to receive Citizens Class
                                                              A Common Stock, but only cash. See "Proposed Merger--Receipt of
                                                              Citizens Shares"  and "Rights of ALFC Dissenting Shareholders to
                                                              Receive Payment For Shares."

CLOSING DATE                                                  The Merger Agreement provides that the actions contemplated thereby will be completed at closing ("Closing") on a closing date ("Closing
                                                              Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law and shall become effective ("Effective Date") on or as soon as possible after the Closing Date. It is fully anticipated that the
                                                              Closing will occur and the Merger will be effective on or shortly after shareholder approval is obtained, but there can be no assurance that the conditions to the Merger will be satisfied or that the
                                                              Merger will be consummated.


CONDUCT OF BUSINESS OF ALFC PRIOR TO                          ALFC and ALLIC have agreed that they will not enter into any
CLOSING                                                       transactions prior to the Effective Date of the Merger other than in the ordinary course of business and will pay no stockholder dividends nor increase the compensation of officers and will not enter into any agreement  or transaction which will adversely affect their respective financial conditions. See  "Proposed Merger--Conduct of
                                                              Business Pending the Merger; Other Covenants of the Parties."

DISSENTERS' RIGHTS                                             Under the Louisiana Business Corporation Law, shareholders of ALFC have the right to dissent from the Merger and demand payment of the value of their shares in cash. If holders of more than 2.5% of the outstanding shares of ALFC qualify as dissenters, Citizens may, at its option, decline to proceed with the Merger. See "Rights of ALFC
                                                              Dissenting Shareholders to  Receive Payment for Shares," "Proposed
                                                              Merger--Other Conditions to Consummation of the Merger," and Appendix
                                                              B which sets  forth the relevant Louisiana statutes concerning rights of dissenting shareholders.

CONDITIONS PRECEDENT TO THE MERGER                            In addition to approval by holders of ALFC Common Stock, the Merger is subject to the satisfaction (or waiver by the party  entitled to the benefit thereof) of a number of conditions including (1) the performance by each party of its respective obligations, (2) the absence of any legal proceedings relating to the transactions contemplated by the Merger Agreement, (3)  the continued material accuracy of representations made by each party, and (4) the delivery of certain legal opinions. See  "Proposed Merger--Other Conditions to
                                                              Consummation of the Merger."


SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS                  The Merger is intended to be treated as a reorganization within the meaning  of Section 368(a) of the Internal Revenue Code of 1986, as
                                                              amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) no material gain or loss will be recognized by ALFC or
                                                              Citizens as a result of the Merger; (ii) no gain or loss will generally be recognized by holders of ALFC Common Stock and ALFC
                                                              Preferred Stock on the exchange of their shares of their ALFC stock for Citizens Class A Common Stock pursuant to the Merger; and (iii)
                                                              the aggregate adjusted tax basis of the Citizens Class A Common Stock received by an ALFC shareholder in exchange for Citizens Class A
                                                              Common Stock will be the same as the basis  of the ALFC stock surrendered in exchange therefor. If the Merger were not to so qualify, the exchange of shares would be taxable. Consummation of the
                                                              Merger is conditioned upon receipt by ALFC of an opinion of counsel substantially to such  effect.  See "Certain Federal Income Tax
                                                              Consequences."

                                                              ALFC SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING
                                                              THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS
                                                              ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, IN
                                                              LIGHT OF THEIR OWN PARTICULAR TAX SITUATIONS.


TERMINATION OF THE MERGER AGREEMENT                           The Merger Agreement may be terminated by either party if the
                                                              Effective Date does not occur by August 31, 1995.  See "Proposed
                                                              Merger--Other Conditions to Consummation of the Merger." The Merger
                                                              Agreement may be amended upon the approval of the Board of Directors of each party provided that the number of shares of Citizens Class A
                                                              Common Stock to be issued cannot be  changed without the approval of the shareholders of ALFC. In addition, the Merger Agreement may be terminated and amended at any time prior to the Effective Date by unanimous consent of the parties; by any of the beneficiaries to conditions  precedent to the consummation of the Merger unless the condition has been satisfied or waived; by any party if any suit, action, or proceedings pending in a court or governmental agency threatens to prohibit the transactions contemplated by the Merger; or
                                                              if any party has discovered any material error in the representations of the other parties. See "Proposed Merger--Termination or Amendment of the Merger Agreement."

ELECTION OF DIRECTORS                                         An additional item to be considered at the Meeting is the election of a Board of Directors consisting of six members to hold  office until
                                                              (i) the Merger is consummated; or (ii) if the Merger is not consummated, until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. See
                                                              "Election of Directors."

OTHER MATTERS                                                 The ALFC Board knows of no other matters that will come before the
                                                              Meeting. If any additional matters come before the Meeting, the proxies will be voted at the discretion of the proxy holder.


                          COMPARATIVE PER SHARE DATA

      The following table compares the historical and pro forma per share data for Citizens and ALFC. The pro forma data reflects the Merger as if it were accounted for as a purchase. The data contained in the table is based upon the historical and pro forma financial statements appearing elsewhere herein and should be read in conjunction with the financial statements and the related notes (all data in thousands, except per share amounts).


                                        HISTORICAL
                                         CITIZENS           HISTORICAL
                                         CLASS A               ALFC                               EQUIVALENT SHARE
                                       COMMON STOCK        COMMON STOCK        PRO FORMA            ALFC COMMON
                                       ------------        ------------        ---------          ----------------
Income per share
before extraordinary items
Year Ended December                        $0.25             $(0.20)             $0.25                 $0.28
31, 1994

Book value per share at
December 31, 1994                          $1.99              $3.82              $2.75                 $3.03


         Equivalent per share data was computed by multiplying the pro forma per share amounts by the exchange rate. No cash dividends have been paid by either Citizens or ALFC.

                     SELECTED SUMMARY FINANCIAL INFORMATION
                                 CITIZENS, INC.
                      INTRODUCTION TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet reflects the purchase of ALFC by Citizens as if it occurred on December 31, 1994. The unaudited pro forma condensed consolidated income statement reflects the purchase of ALFC as if it had occurred on January 1, 1994. These financial statements should be read in conjunction with the accompanying notes and the separate historical financial statements of Citizens and ALFC included elsewhere herein. These pro forma financial statements include also the planned acquisition of Insurance Investors & Holding Co. ("Insurance Investors" or "II").

         Management's estimate of the impact of applying purchase accounting, as if the two acquisitions had occurred as of January 1, 1994, is presented below. The unaudited pro forma financial information is not necessarily indicative either of the results of operations that would have occurred had the acquisition been consummated at the beginning of 1994 or of future results of operations of the consolidated entities.

             PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (AMOUNTS IN THOUSANDS)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994
                                  (UNAUDITED)


                                     HISTORICAL
           ASSETS                   CITIZENS INC.     HISTORICAL     HISTORICAL            PURCHASE
           ------                       AND            ALFC AND      INSURANCE          ADJUSTMENTS AND          PRO-FORMA
                                    SUBSIDIARIES     SUBSIDIARIES    INVESTORS           ELIMINATIONS           CONSOLIDATED
                                    ------------     ------------     ---------          ------------            ------------
Long term Investments                 $93,829            14,339          2,173            (1,328)   (a)            109,013
Short term Investments                      0               734              0                                         734
                                            -               ---              -                                         ---
     Total Investments                 93,829            15,073          2,173            (1,328)                  109,747

Cash                                    4,259               712            165                                       5,136
Other receivables                       1,593               668              0                                       2,261
Accrued investment
  income                                1,570               307             34                                       1,911
Deferred policy
  acquisition costs                    34,537             6,950             52            (7,002)   (b)             34,537
Cost of Insurance
  acquired                              2,272                 0              0              6,106   (b)              8,378
Excess of cost over net
  assets acquired                       3,345                 0              0             11,360   (c)             14,705
Deferred taxes                          1,521             1,831              0              (946)   (e)              2,406
Other assets                            6,872               772              3                                       7,647
                                    ---------          --------       --------                                    --------

        Total Assets                  149,798            26,313          2,427              8,190                  186,728

                               DECEMBER 31, 1994
                                  (UNAUDITED)

     LIABILITIES AND                HISTORICAL
     ----------------              CITIZENS INC       HISTORICAL     HISTORICAL         PURCHASE
   STOCKHOLDERS  EQUITY                AND             ALFC AND      INSURANCE      ADJUSTMENTS AND             PRO-FORMA
   --------------------            SUBSIDIARIES      SUBSIDIARIES    INVESTORS        ELIMINATIONS             CONSOLIDATED
                                   ------------      ------------    ---------        ------------             ------------
Future policy benefit
  reserves                           101,755            14,183            720                692   (d)            117,350
Other policyholder
  liabilities                          8,310             1,745            366                                      10,421
Other liabilities                      3,965               392             17                                       4,374
Notes payable                            712                 0            268                                         980
Deferred tax liability                     0             1,870              0            (1,827)   (f)                 43
Minority interest                          0                17             94              (111)   (f)                  0
                                      ------             -----          -----            -------                   ------

     Total liabilities               114,742            18,207          1,465            (1,246)                  133,168

Class A common stock                  21,457               262            819             17,423   (f)             39,961
Class B common stock                     283                 0             47               (47)   (f)                283
Preferred stock                            0               262              0              (262)   (f)                  0
Additional Paid-in
  capital                                  0             6,019            576            (6,595)   (f)                  0
Unrealized loss on
  investments                        (2,970)                 0           (19)                 19   (f)            (2,970)
Retained earnings                     18,467             1,563          (452)            (1,111)   (f)             18,467
                                      ------             -----          -----            -------                   ------
                                      37,237             8,106            971              9,427                   55,741
Treasury stock                       (2,181)                 0            (9)                  9                  (2,181)
                                     -------                 -            ---                  -                  -------
    Total stockholders
          equity                      35,056             8,106            962              9,436                   53,560
                                      ------             -----            ---              -----                   ------

   Total liabilities and
   stockholders  equity              149,798            26,313          2,427              8,190                  186,728

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                  HISTORICAL
                                 CITIZENS INC       HISTORICAL     HISTORICAL        PURCHASE
                                      AND            ALFC AND      INSURANCE      ADJUSTMENTS AND             PRO-FORMA
                                 SUBSIDIARIES      SUBSIDIARIES    INVESTORS        ELIMINATIONS             CONSOLIDATED
                                 ------------      ------------    ---------        ------------             ------------
Revenues:

Premiums                              $43,861            7,698              12                                     $51,571
Net investment income                   5,296            1,026              26                                       6,348
Other                                      55              190               0                                         245
                                      -------            -----              --                                     -------
      Total revenues                   49,212            8,914              38                                      58,164

Benefits and Expenses

Policy benefits                        31,301            4,970              25                                      36,296
Commissions                            12,382              513               0                                      12,895
Capitalization of DAC                (13,128)          (1,737)               0                190  (b)            (14,675)
Amortization of DAC                     7,204            1,453               0              (726)  (b)               7,931
Amortization of cost
  of insurance acquired                   421                0               0                305  (b)                 726
Amortization of excess
  of cost over net assets
  acquired                                186                0               0                568  (c)                 754
Other expenses                          5,079            4,260              39                                       9,378
                                      -------            -----              --                                     -------
    Total benefits and
         expenses                      43,445            9,459              64                337                   53,305
                                       ------            -----              --                ---                   ------

Income before taxes                     5,767            (545)            (26)              (337)                   $4,859

Net income per share                                                                                                 $0.25
                                                                                                                       (g)





                                    I-XVIII

EXPLANATION OF PRO-FORMA ADJUSTMENTS:

(a) Adjustment necessary to record acquired fixed maturities at market value.

(b) Reverse ALFC and II policy acquisition costs at December 31, 1994 and establish cost of insurance acquired. Cost of insurance acquired represents the estimated present value of future profits in the acquired business This amount was calculated as the difference between ALFCs and II s historical future policy benefit reserves and the estimated gross premium reserve at December 31, 1994. The gross premium reserve was estimated assuming a level interest yield of 7%. Life mortality was based on appropriate multiples of the 1965-70 Select and Ultimate and the Ultimate Intercompany Table and withdrawals based on Linton B and BB tables as deemed appropriate based on individual life plan experience. Accident and health morbidity was based on multiples of 1974 Cancer tables, Stroke/Heart Attack Indemnity Table, 1985 NAIC Cancer Tables and published claim costs and withdrawals based on Linton C and CC Tables as deemed appropriate based on individual health plan experience. Cost of acquired is being amortized in proportion to the profit over the lives of the respective policies.

      (c) Excess of cost over net assets acquired was calculated as follows: (in thousands)

                                                      ALFC            II
                                                      ----            --
                  Acquisition of common
                    stock                             $17,575           929
                  Estimated fair value of             (6,204)
                                                      -------
                    net assets acquired                               (940)
                                                                      -----
                  Excess of cost
                    (purchase price) over
                    net assets acquired               $11,371          (11)
                                                      =======          ====

      The excess of cost over net assets acquired is being amortized over a 20-year period.

      (d) Revaluation of policy benefit reserves to reflect Company reserve assumption with regard to interest rates, lapse rates and surrenders.

      (e) Establish deferred taxes for basis differences between book and tax value of assets and liabilities at December 31, 1994.

      (f) Eliminate ALFC and II capital, minority interest, and retained earnings and record the cost of net assets acquired as increased capital of the Company due to the issuance of additional Class A common shares.

      (g) Calculated using estimated common shares outstanding of 19,433,080.

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Proxy Statement-Prospectus, should be considered carefully in evaluating Citizens and its business.

         SIGNIFICANT MARKET OVERHANG. Citizens has filed a registration statement on Form S-3 with the Securities and Exchange Commission ("SEC") relating to the public offer and sale by certain holders of Citizens Class A Common Stock, including Harold E. Riley, Chairman of the Board of Citizens. The registration statement relates to approximately 6,296,000 shares of Class A Common Stock or approximately 39.2% of the Citizens Class A Common Stock outstanding before the Merger. This registration statement has not been declared effective by the SEC, although Citizens intends to request effectiveness as soon as possible. It may be assumed that sales of significant amounts of these shares in the public market could have a depressive effect on the price of the Citizens Class A Common Stock. Further, the prospect of such significant amounts of shares being offered into the public market place may have a depressive effect on the price of the Citizens Class A Common Stock.

         RECENT SALE OF SHARES AND EFFECT THEREOF. On October 27, 1994, Citizens completed an offering of 916,375 shares of its Class A Common Stock under an exemption from registration under the Securities Act of 1933. The offering was made under Regulation S, which provides that shares which are offered outside of the United States to non-United States persons pursuant to certain specific guidelines may be resold in the United States by persons who are not issuers, underwriters or dealers following the expiration of a 40-day period after the close of the offering period. The offering price per share was $7.00. The closing market price of the Class A common shares on the date the offering commenced (May 2, 1994) was $7.75 per share (as reported on the American Stock Exchange). Gross proceeds raised were $6,414,625 and net proceeds were approximately $5,400,000. On December 21, 1994, Citizens contributed $5,200,000 to its wholly-owned life insurance subsidiary. The subsequent resale of the Citizens Class A shares sold in this offering into the public market could adversely affect the price of the Citizens Class A Common Stock and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock is $7.00 per share.

         PROPOSED OFFERING OF 3,500,000 SHARES OF CITIZENS CLASS A COMMON STOCK OUTSIDE THE UNITED STATES AND EFFECT THEREOF. In the late Spring of 1995, Citizens intends to conduct an offering of up to 3,500,000 shares of Class A Common Stock outside the United States pursuant to a safe harbor rule relating to an exemption from registration under the Securities Act of 1933. The safe harbor, Regulation S, provides that shares which are offered outside of the United States to non-United States persons, pursuant to certain specific guidelines may be resold in the United States by persons who are not issuers, underwriters or dealers following the expiration of a 40-day period after the close of the offering period. The offering price will be at a discount to the then current market price of the Citizens Class A Common Stock as quoted on the American Stock Exchange when the offering commences.

         Management is unable to determine how successful the offering will be. In the event all 3,500,000 shares are sold, the Company would realize gross proceeds that management estimates would be in the range of $25 to $30 million, based upon the current trading price of the Citizens Class A Common Stock. Assuming the Merger is consummated, the issuance of the shares would have the effect of increasing the aggregate number of Class A common shares outstanding by approximately 18%.

         Subsequent resale of these shares in the United States could have a depressive effect upon the price of the Class A common shares, and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock will probably be lower than the trading price of the Class A Common Stock.

         DEPENDENCE ON CITIZENS' CHAIRMAN. Citizens relies heavily on the active participation of its Chairman of the Board, Harold E. Riley. The loss of his services would likely create a significant adverse effect on Citizens. Citizens does not have an employment agreement with Mr. Riley, but does have "key man" life insurance on Mr. Riley totaling $1.25 million of which Citizens is the beneficiary. Citizens has no disability insurance regarding Mr. Riley.

         CONTROL. The shares of outstanding Class B Common Stock of Citizens, 100% of which is owned indirectly (through the Harold E. Riley Trust) by Harold
E. Riley, Chairman of the Board of Citizens, have the right to elect a simple majority of the Board of Directors of Citizens. This right may make it more difficult and time consuming for a third party to acquire control of Citizens or to change the Board of Directors of Citizens. Additionally, Mr. Riley is the largest Class A shareholder. As a practical matter, Mr. Riley has veto power over significant corporate transactions.

         CONCENTRATION OF BUSINESS FROM PERSONS RESIDING IN THIRD WORLD COUNTRIES. For the years ended December 31, 1994 and 1993, approximately 91.8% and 92.5%, respectively, of Citizens' total insurance premium revenue was derived from policies issued on the lives of Latin Americans. The policies issued to such persons are ordinary, whole-life policies with an average face amount of $60,000 and are marketed by independent marketing firms primarily to heads of households which are in the top 3% to 5% income bracket of such countries. Virtually all of the new business of Citizens' present life insurance subsidiary comes from Latin America as well. There is a risk of loss of a significant portion of sales to Latin Americans should adverse events occur in the countries from which Citizens receives applications. To minimize inherent risk, Citizens is not chartered as an insurance company in any foreign country, maintains no assets or employees in foreign countries, accepts only applications and premiums remitted directly to its main office in United States currency drawn on U.S. banks, and includes various limitations to coverage which are designed to minimize exposure to loss caused by social, economic and political conditions. Citizens is not aware of any adverse trends in these countries which would have a material adverse impact on the Company's business. Furthermore, management believes that political or economic instability in these countries would likely have a favorable impact on its business since such instability would generally strengthen the demand for U.S. dollar-denominated policies.

         INABILITY TO ELECT DIRECTORS. The Class A Common Stock of Citizens being offered hereby represents a minority interest in Citizens. As cumulative voting of shares is not permitted by the Articles of Incorporation of Citizens, the shareholders of Citizens will not be in a position to elect any of Citizens' directors or to otherwise control Citizens. Also, the Class B Common Stock of Citizens elects a simple majority of the Citizens' Board. Therefore, as a practical matter, control of Citizens lies outside the Class A shareholders. See "Comparison of Rights of Security Holders."

         NO DIVIDENDS. To date, Citizens has not paid cash dividends and its current policy is to retain earnings for use in the operations and expansion of its business. Hence, it is highly unlikely that cash dividends will be paid in the near future. Also, the Class A Common Stock of Citizens has a right to twice the cash dividends of the Class B shares. Because the Class B shareholders control Citizens, there is little economic incentive for the Class B shareholders to decide that cash dividends should be paid when they will receive only one-half of the per share cash dividends of the Class A Common shares, except that the holders of Class B Common shares are also the largest holders of Class A Common shares of Citizens.

         PERSISTENCY. Persistency is the extent to which policies sold remain in force. Policy lapses over those actuarially anticipated could have an adverse effect on the financial performance of Citizens. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs. As long as Citizens maintains lapse and surrender rates within its pricing assumptions for its insurance policies, Citizens believes that the present lapse and surrender rate should not have a material adverse effect on financial results. For the years ended December 31, 1994, 1993 and 1992, the Citizens' lapse ratio on ordinary business was 5.1%, 6.7% and 6.5%, respectively. In addition, most of Citizens' ordinary whole life policies are sold to residents of Latin American countries. Most of the foreign policyholders have elected, through independent third party trustees located outside the United States, to have their cash dividends be used to accumulate ownership of the Citizens Class A Common Stock in the open market. Management believes that this arrangement serves to maintain persistency which is high by industry standards.

         COMPETITION. The life insurance business is highly competitive and consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens. Such companies also generally have larger sales forces. Citizens also faces competition from companies located within foreign countries that conduct marketing in person and have direct mail sales campaigns. Citizens may be at a competitive disadvantage in competing with these entities although management believes the products of Citizens purchased by its policyholders are competitive in the marketplace. Competition in the market in which Citizens competes is from three sources. First, Citizens competes with companies who are formed and operated within a particular county. These type of companies are subject to risks of currency fluctuations and generally use mortality tables which are based on the experience of the local population as a whole. As a result, their prospects of providing an economic return to policyholders is more uncertain than a U.S. dollar-based policy and their statistical cost of insurance is much higher than Citizens because they use mortality tables that are based on significantly shorter life spans than those that Citizens uses. The second source of competition is from companies who are not formed within a given country but are using local currencies. Again, the use of local-based currencies entails greater risks of uncertainty, due to fluctuations of local currencies and perceived instability and weakness of local currencies. Management has observed that these first two types of companies tend to sell universal life and annuities versus whole or ordinary life, which is the predominant type of life insurance sold by Citizens. Citizens sells primarily whole life policies. Finally, Citizens faces competition from companies who operate in the same mode as Citizens. Management believes that Citizens' competitive advantages include a history of performance, its sales force and its product, which has consistently paid a policy cash dividend.

         REGULATION. Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulation relates to, among other things, prior approval of the acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Citizens is subject to this type of regulation in any state in which it is licensed to do business. Such regulation could involve additional costs and restrict operations.

         Citizens is currently subject to regulation in Colorado under the Colorado Insurance Holding Company Act. Intercorporate transfers of assets and dividend payments from Citizens' life insurance subsidiaries are subject to prior notice and approval if they are deemed "extraordinary" under these statutes. Citizens is required under Colorado insurance laws to file detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of life insurance subsidiaries of Citizens are subject to examination by the Colorado Division of Insurance. The most recent triennial examination of Citizens' life insurance subsidiary was for the year ended December 31, 1991.

         Citizens is currently not subject to regulation in the various countries in which its independent agents sell insurance policies, because it provides persons insurance that is not available in the country in which such persons reside and does not conduct business in such countries. However, there can be no assurance that such lack of regulation will continue. Management is not able to predict the effect of any such regulation of the business of Citizens.

         TRANSACTIONS WITH AFFILIATES. In the past, Citizens has completed a number of substantial transactions with its affiliates. The largest such transaction occurred on April 25, 1991 when the Board of Directors of Citizens, with Harold Riley and Rick Riley abstaining, approved an Asset Transfer Agreement ("Agreement") whereby Citizens acquired all of the assets and liabilities of HERMAR Corporation ("HERMAR"), a corporation 100% owned by Harold E. Riley and members of his family, in exchange for Citizens Class A and Class B Common Stock. Under the terms of the Agreement, HERMAR transferred to Citizens all of its assets, principally commercial real estate and Citizens Class A and B Common Stock, in exchange for 665,162 shares of newly issued Citizens Class A Common Stock plus the exchange of 7,047,474 Class A and 621,049 Class B common shares. The consideration was based on the market value of the net assets transferred compared to the mean of the bid and ask price of Citizens Class A Common Stock for the period from April 1, 1991 to April 19, 1991. The transaction was consummated in July 1991 with an effective date of April 1, 1991. Management does not believe that the frequency or magnitude of these transactions will occur in the future, although as a practical matter, Citizens and its affiliates are not restricted from entering into additional business relationships in the future. The transactions entered into with affiliates have been, in the opinion of management, on terms as favorable to Citizens as were obtainable from unaffiliated third parties. Citizens requires that all officers and directors disclose conflicts of interest to the Board of Directors. Additionally, all material contracts that involve affiliates are approved by the Board of Directors, and in such approval, affiliates have abstained from participation in the voting process.

         UNINSURED CASH BALANCES. Citizens maintains average cash balances in two primary depositories that are significantly in excess of Federal Deposit Insurance Corporation coverage, Texas Commerce Bank, Austin, Texas and Frost National Bank, Austin, Texas. If these depositories were to cease business, Citizens would likely lose a substantial amount of its cash. At December 31, 1994, Citizens had approximately $1.69 million in Texas Commerce Bank and approximately $1.27 million in Frost National Bank. However, management monitors the solvency of these depositories and does not believe a material risk of loss exists since both institutions are currently above the federally mandated levels of capital and liquidity. Management utilizes short-term U.S. Treasury securities as well as top-rated commercial paper issues as vehicles for managing temporary excess cash balances, and expects to continue the practice during 1995.

         ECONOMIC STATE OF THE INSURANCE INDUSTRY. The United States life insurance industry as a whole has, during the past several years, suffered substantial losses on investments, which has reduced the financial stability of several insurance companies.

Management believes that the main causes of industry losses have been excessive investment in high yield bonds and real estate. The life insurance subsidiary of Citizens has minimal holdings in high yield bonds, and its real estate holdings are primarily limited to relatively small, seasoned first mortgages on homes. Although the mortgage loans do create credit risk, management believes the risk exposure to such loss is relatively minor, since the average size of each mortgage is $28,000. Management believes that these factors leave Citizens with a small investment loss risk compared to that which the industry as a whole is exposed. However, Citizens and every insurance company are subject to the effects of fluctuating interest rates and investment spread risks.

         INTEREST RATE VOLATILITY: INVESTMENT SPREAD RISKS. Profitability in the insurance industry is affected by fluctuations in interest rates. Of prime importance in achieving profitability is an insurance company's ability to invest premiums at a higher interest rate than the interest rate credited to existing policies. Rapid decreases or increases in interest rates may affect an insurance company's ability to maintain a positive spread between the yield on invested assets and the assumed interest rate credited to policy reserves. Rapid interest rate changes could cause increased lapses of policies in force, although management believes the effect of such rate changes would be minimal since Citizens does not issue interest sensitive or Universal Life insurance policies and has only a small block of annuity business.

                      COMBINED ANNUAL AND SPECIAL MEETING

                        Date, Time and Place of Meeting

         A Combined Annual and Special Meeting of Shareholders (the "Meeting") of American Liberty Financial Corporation ("ALFC") will be held on July 27, 1995 at 10:00 a.m., Central Time, at the Baton Rouge Country Club, Second Floor, Fairway Room, 8551 Jefferson Highway, Baton Rouge, Louisiana.

BUSINESS TO BE TRANSACTED AT THE MEETING

         This Proxy Statement-Prospectus, the mailing of which commenced on June 23, 1995, is being furnished to shareholders of ALFC in connection with the solicitation of proxies by the Board of Directors of ALFC for use at the Meeting and at any adjournments thereof. At the Meeting, holders of ALFC Common Stock will be asked to consider and vote upon approval of a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc. will merge with and into ALFC, with the shareholders of ALFC receiving shares of Citizens, Inc. as consideration in the transaction (the "Merger"). Pursuant to the Merger Agreement, ALFC shareholders will receive in the Merger one and one-tenth (1.10) share of Citizens, Inc. Class A Common Stock for each share of ALFC Common Stock held, and 2.926 shares of Citizens, Inc. Class A Common Stock for each share of ALFC Preferred Stock held.

         Nominees to act as directors of ALFC until the Merger is consummated, or for the ensuing year if the Merger is not consummated, will also stand for election at the Meeting.

         As of the date of this Proxy Statement-Prospectus, the Board of Directors of ALFC knows of no other business that will come before the Meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed form of proxy will vote the ALFC shares in accordance with their discretion with respect to any such matter.

VOTING SECURITIES

         Only shareholders of record of ALFC Common Stock, $.125 par value, at the close of business on June 8, 1995, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 2,099,296 shares of ALFC Common Stock. Each share of Common Stock is entitled to one vote per share. In addition, as of June 8, 1995, there were issued and outstanding, 10,485 shares of 8% non-cumulative, non voting Preferred Stock outstanding. The Preferred shareholders have no voting rights on any matter before the Meeting, but have the right to dissent from the Merger. See "Rights of ALFC Dissenting Shareholders to Receive Payment for Shares."

         A majority of the number of shares of outstanding ALFC Common Stock will constitute a quorum for the transaction of business at the Meeting. An affirmative vote of a majority of the voting shares present at the Meeting is required to approve the Merger.

EXECUTIVE COMPENSATION

Current Compensation
- --------------------
         The following table sets forth compensation of the President of ALFC and its subsidiaries individually whereby compensation exceeds $100,000. ALFC has no restricted stock awards, stock appreciation rights or long-term incentive plans for its executive officers.

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation

====================================================================================================================
            (a)                          (b)                  (c)                   (d)                   (e)
                                                                                                         Other
                                                                                                         Annual
Name and Principal Position              Year                Salary                Bonus              Compensation
- --------------------------------------------------------------------------------------------------------------------
     James Ira Dunham,                   1994               $139,054                -0-                 $ 14,208
  President and Chairman                 1993                 95,134                -0-                   15,699
       of the Board                      1992                 90,010                -0-                   17,824
====================================================================================================================

         Included in (e) "Other Annual Compensation" is insurance payments totaling $10,046 in 1992, $12,106 in 1993 and $11,764 in 1994; Board fees of
$2,400 a year in 1992, 1993 and 1994; and commissions of $5,378 in 1992, $1,193 in 1993 and $44 in 1994.

Compensation of Directors
- -------------------------

         ALFC and its subsidiaries have no arrangements by which directors are compensated for services as Directors, for committee participation or special assignment, other than a directors' attendance fee of $400 per meeting adopted November 1988.

ALFC VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of June 8, 1995, the shares of ALFC Common Stock held by each person who is known to ALFC to be the beneficial owner of more than 5% of the ALFC's voting securities. Mr. Dunham, a nominee, is a control person of ALFC.

                 Name and Address                     Amount and Nature of              Percent
Title of Class   of Beneficial Owner                  Beneficial Ownership              of Class
- --------------------------------------------------------------------------------------------------
Common Stock     James Ira Dunham                  Record &           564,561             26.9%
                 13882 Lovett Road                 Beneficial         Shares
                 Baton Rouge, LA 70818

Common Stock     Wilfred Paul Duplessis            Record &           106,480             5.1 %
                 14261 Tiggy Duplessis Rd.         Beneficial         Shares
                 Gonzales, LA 70737

Common Stock     J.D. Weldon                       Record &           106,478             5.1 %
                 62280 Belleview                   Beneficial         Shares
                 Plaquemine, LA 70764


         The following table sets forth, as of June 8, 1995, the shares of ALFC Common Stock beneficially owned by all Directors and nominees, naming them, and directors, nominees and officers of ALFC as a group, without naming them.

                                                     Amount and Nature of                 Percent
Directors and Nominees    Title of Class             Beneficial Ownership                 of Class
- ----------------------    --------------   ------------------------------------------------------------
James Ira Dunham          Common           Record and
                                           Beneficial Owner of         564,561 Shares       26.9%
Wilfred Paul Duplessis    Common           Record and
                                           Beneficial Owner of         106,480 Shares        5.1
Charles Elliot Broussard  Common           Record and
                                           Beneficial Owner of          33,674 Shares        1.6
Dr. Monroe Jackson        Common           Record and
  Rathbone, Jr.                            Beneficial Owner of          34,073 Shares        1.6
Frank W. Harrison, Jr.    Common           Record and
                                           Beneficial Owner of             399 Shares        (a)
John Roy Melton           Common           Record and
                                           Beneficial Owner of          73,780 Shares        3.5
                                                                      --------              ----
Directors, Nominees and
  Officers as a Group     Common           Record and
  (six persons)                            Beneficial Owner of         812,967 Shares       38.7%
                                                                       =======              ====

(a)      Less than 1%.

REVOCABILITY OF PROXIES

         Any ALFC shareholder has the power to revoke his proxy before its exercise at the Meeting or any adjournment thereof by (1) giving written notice of such revocation to the Secretary of ALFC, Wilfred P. Duplessis, P.O. Box 64626, Baton Rouge, Louisiana 70896, prior to the Meeting; (2) giving written notice of such revocation to the Secretary at the

Meeting; or (3) signing and delivering a proxy bearing a later date. The mere presence at the Meeting of a shareholder who has executed and delivered a valid proxy will not revoke such proxy. However, being present at the Meeting allows a shareholder to vote in person and revoke any prior proxy.

PROXY SOLICITATION

         The cost of soliciting proxies will be borne by ALFC. In addition to solicitation by mail, officers and employees of ALFC may solicit proxies by telephone and personally, although these persons will receive no compensation for such solicitation other than their regular salaries. ALFC will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding materials to beneficial owners of ALFC shares, which charges are not estimated to exceed $5,000 plus expenses. ALFC is obligated under the Merger Agreement to bear certain expenses concerning the preparation, including the printing of this Proxy Statement-Prospectus.

                                PROPOSED MERGER

BACKGROUND AND REASONS FOR THE MERGER

         ALFCs principal business is life insurance and its life insurance subsidiary, ALLIC, needs adequate capital and surplus to conduct and expand its business. In December 1992 ALLIC was notified by the Insurance Department of the state of Georgia that a new requirement increased the minimum capital and surplus to $1,500,000 each for all licensed companies. During the period subsequent to December 1992, ALLIC explored various possibilities that would have enabled it to meet this new minimum capital and surplus requirement. An analysis of these various possibilities convinced management that none of the available alternatives could be financially justified. As a result, ALLIC voluntarily terminated all agent contracts in Georgia effective June 30, 1993, and its license was suspended in Georgia on July 1, 1994. These capital commitments are the first of what management believes many states will require in the years to come. Thus, it is difficult for a small company such as ALLIC to conduct its business without adequate capital. See also "ALFC Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In the Fall of 1994 ALFC management approached management of Citizens with respect to a possible business combination of the parties. Due to the continuing requirements of ALLIC to have sufficient capital and surplus to conduct its operations, ALFC considered the possibility of a capital injection or business combination in 1994, although it had not conducted any significant activities in this regard. After several discussions and meetings held over a several week period, a definitive agreement was executed on December 8, 1994, after it had been approved unanimously by the Board of Directors of both ALFC and Citizens.

         The valuation of the companies centered on a share exchange ratio. Management of Citizens and ALFC reviewed carefully the assets and liabilities of each company, and decided that determination of the exchange ratio should begin with a book value basis of each company, adjusted to a substantial degree to reflect values which are standard within the life insurance industry. The management of Citizens and ALFC reviewed the capital and surplus of their respective insurance subsidiaries, along with annual life insurance premium revenue valued at multiple factor depending upon the profitability of the product and paid up policy reserves. In addition, state licenses, agency force, and nonadmitted capital and surplus assets of the life insurance subsidiaries were reviewed. These values are summarized in the following table.

                                                                      CITIZENS                  ALFC
                                                                    -------------          -------------
Capital and surplus of subsidiaries, along with
a securities valuation reserve and investment reserves                $9,368,000             $2,093,000

Life insurance in force as a multiple of annual premium
revenue                                                               92,500,000              7,732,000

Accident and health insurance in force as a factor of annual
premium revenue                                                          214,000              2,737,000

Paid up policy reserves and other reserves                             1,753,000                270,000

State licenses                                                           600,000              1,050,000

Agency force                                                          12,500,000                700,000

Nonadmitted capital and surplus assets of subsidiaries and
other miscellaneous values                                            11,506,000              3,139,000

Additional capital raised through 1994 offering                        4,500,000                      0
of securities

(Less outstanding obligations)                                          (787,000)(a)                  0
                                                                    ------------            -----------

Total adjusted book value                                           $132,154,000            $17,721,000
                                                                    ============            ===========

- -----------
 (a) Includes notes payable to banks.

         Non-admitted capital and surplus assets of Citizens were comprised of common stock market values in excess of permitted admissible values and the excess of market value over book value of real estate holdings. For ALFC, such amounts represented the value of subsidiaries of ALFC.

         The adjusted book value per share of Citizens was calculated by dividing the adjusted book value ($132,154,000) by the number of equivalent shares outstanding (17,443,000) for a result of $7.58 per share. For ALFC, the adjusted book values per share was determined by dividing the ALFC adjusted book value of $17,721,000 by the number of equivalent common shares issued and outstanding (approximately 2,127,000) for a result of $8.33 per share.

         The resulting values were reviewed carefully by each party. Also discussed at length were how payment would be made to ALFC shareholders, and the tax consequences of the Merger to ALFC shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of ALFC believes that the Merger should be effectuated because the Board believes a fair exchange ratio will result to the shareholders of ALFC. The Board believes the exchange ratio is fair to the shareholders of ALFC because the valuation of ALFC and Citizens was performed by both parties on a consistent basis. In other words, both sides agreed that their respective companies would be valued using procedures which the management of ALFC and Citizens determined to be reasonable. In addition, the market price of Citizens Class A Common Stock was nearly eight times the price of ALFC Common Stock, thus making the trade fair from a market price viewpoint. Accordingly, the Board of Directors believes the exchange ratio and, hence the price to be received for the ALFC shares in the Merger, is fair.

         ALFC believes that Citizens goal to build a profitable, expanding life insurance holding company is consistent with the goals of ALFC. The Board of Directors and management of ALFC, after careful study and evaluation of the economic, financial, legal and market factors, believes that the Merger will provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit ALFC shareholders who become shareholders of Citizens.

         The terms of the Merger Agreement were the result of arm s length negotiations between representatives of ALFC and Citizens. Among the positive factors considered by the Board of Directors of ALFC in deciding to approve and recommend the Merger were:

         1. The terms and conditions of the Merger Agreement, which management of ALFC believes is a fair price for the shares of ALFC;

         2. The financial condition, business assets and liabilities and management of Citizens;

         3. The financial and business prospects of Citizens as a result of being a larger company;

         4. An active market exists in the Citizens Class A Common Stock, something that is substantially lacking for the ALFC Common Stock;

         5. Economies of scale will be achieved by the two companies, particularly given that fewer regulatory filings will be required of the resulting single entity;

         6. ALFC's directors' familiarity with and review of ALFC's and Citizens' business, operations, financial condition, earnings and prospects;

         7. ALFC's directors' belief that the exchange ratio is fair to ALFC shareholders, particularly given the capital needs of ALLIC;

         8. The expectation that the Merger will generally be a tax-free transaction to ALFC and to the ALFC shareholders (see "Certain Federal Income Tax Considerations");

         9. The growth and liquidity potential to holders of Citizens Class A Common Stock compared to the historical growth and liquidity of the ALFC Common Stock and ALFC Preferred Stock;

         10. The demographics of ALFC's shareholder base and their expressed concerns regarding estate settlement, and, in that connection, desire for liquidity;

         11. The ALFC Board's review of the business, operations, earnings and financial condition of Citizens on a historical, prospective and pro forma basis, and the enhanced growth opportunities for growth that the Merger makes possible;

         12. The current and prospective economic environment and competitive constraints facing small insurance companies, including ALFC;

         13. The ALFC Board's evaluation of the risks to consummation of the Merger, including the risk associated with obtaining all necessary regulatory approvals;

         14. The increased liquidity that the Merger would provide to current ALFC shareholders; and

         15. The ALFC Board's review of the possible alternatives to the Merger, the range of possible values to the ALFC shareholders of such alternatives and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The ALFC Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         The Board of Directors of ALFC considers the Merger particularly advantageous to ALFC shareholders in that shareholders will receive a security which, in the opinion of the ALFC Board, has the potential to achieve a greater growth and market value and which now has significantly greater market liquidity than the ALFC Common Stock. The exchange of ALFC shares solely for Citizens shares is also intended to be a tax-free exchange, thereby giving ALFC shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         A conceivable detriment to the shareholders of ALFC of the Merger is the fact that the percentages for extraordinary growth in company size may be less for Citizens than for ALFC, because it may be considered easier to expand the size of a small company versus a company several times its size. However, based upon Citizens recent growth record, ALFC management believes Citizens, under present circumstances, has better growth prospects than ALFC. Management is unable to articulate any other possible detriments of the Merger to ALFC shareholders. Citizens has indicated that in connection with future operations of ALLIC, Citizens intends to maintain capital and surplus of ALLIC above the required minimums under Louisiana law.

         The Board of Directors of ALFC made this determination without the assistance of a financial adviser, or a so-called "fairness opinion." The Board believes that its members spent a sufficient amount of time assessing the respective conditions of ALFC and Citizens and the terms of the Merger Agreement, and believes that the Board is in a better position to determine the fairness of the Merger than is an outside party.

BOARD RECOMMENDATION

         THE ALFC BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF ALFC, ITS SHAREHOLDERS AND ITS INSURANCE POLICYHOLDERS AND RECOMMENDS UNANIMOUSLY THAT ALFC SHAREHOLDERS APPROVE THE MERGER AGREEMENT AT THE MEETING.

REGULATORY REQUIREMENTS

         A condition to consummation of the Merger is the approval of the Louisiana Commissioner of Insurance, which is pending. The parties expect such approval to be forthcoming and do not believe the Merger is subject to any other insurance regulatory approval.

         The provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") are applicable to the Merger. Under the HSR Act and the rules and regulations adopted thereunder, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Department of Justice and specified waiting-period requirements have been satisfied. Citizens and ALFC have filed notification and report forms under the HSR Act, along with requests for early termination of the waiting period, which have been granted.

         At any time before or after the consummation of the Merger, the Department of Justice, the Federal Trade Commission or any state could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets by Citizens or ALFC. In addition, private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that Citizens and ALFC will prevail.

         Neither Citizens nor ALFC is aware of any other governmental or regulatory approvals required for consummation of the Merger, other than approval of the acquisition of control of ALLIC by the Louisiana Commissioner of Insurance and compliance with applicable securities laws.

TERMS OF THE MERGER AGREEMENT

         The discussion below contains a summary of the Merger Agreement attached hereto as Appendix A, which is incorporated by reference herein. Shareholders desiring to obtain a copy of the Merger Agreement may obtain it by contacting W. P. Duplessis, Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70806, phone number (504) 927-9630. The Merger Agreement is also on file with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and is available during normal business hours for inspection at such offices.

         The Merger Agreement provides that the Citizens Class A Common Stock will be delivered to be distributed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with the law. In order for the Merger to be consummated, the Merger Agreement must be approved by the Louisiana Commissioner of Insurance and by holders of ALFC Common Stock. The Merger will become effective ("Effective Date") on or as soon after the Closing Date as possible. It is presently anticipated that the Effective Date will occur on or before August 31, 1995, but there can be no assurance that the conditions to the Merger will be satisfied or that the Merger will be consummated on that date or any other date. The parties agreed to work diligently to consummate the proposed transaction.

RECEIPT OF CITIZENS SHARES

         If the Merger is approved at the Meeting, ALFC shareholders who do not perfect dissenters rights will be notified prior to the Closing Date of the approvals and of the anticipated Closing Date. Shareholders will also be furnished with a "Letter of Transmittal" to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR ALFC SHARES AT THIS TIME. IF THE MERGER IS CONSUMMATED YOU WILL BE SENT A LETTER OF TRANSMITTAL AND YOU MAY SUBMIT YOUR ALFC SHARES WITH THE LETTER. As soon as administratively feasible after the Effective Time and after receiving a properly completed Letter of Transmittal and the associated certificates from ALFC shareholders involved, the Exchange Agent will distribute the Citizens Class A Common Stock to the ALFC shareholders. Presently, Citizens plans to appoint its current stock transfer agent, American Stock Transfer and Trust Company, New York, New York, as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the ALFC shares for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details with respect to the surrender of certificates for ALFC shares and the procedure for obtaining certificates for Citizens Class A Common Stock, including instructions for obtaining certificates for Citizens Class A Common Stock for lost or destroyed certificates of ALFC shares.

         The Exchange Agent will not be entitled to vote or exercise any rights of ownership with respect to ALFC shares held by it from time to time prior to the issuance of Citizens Class A Common Stock to former holders of ALFC shares, except that it will receive any such distributions paid or distributed with respect to the ALFC shares for the account of the persons entitled to those ALFC shares. It is not contemplated that any such distributions will be made in respect of the Citizens Class A Common Stock.

         After the Effective Date, there will be no transfers on the stock transfer books of ALFC of ALFC shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing ALFC shares are properly presented to ALFC, they will be canceled and exchanged for certificates representing Citizens Class A Common Stock in the ratio set forth above.

         Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. Upon termination of such authorization, any shares of ALFC and funds held by the Exchange Agent will be transferred to Citizens or its designee, who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for ALFC shares are not surrendered or the payment for them not claimed prior to such date on which such payment would otherwise escheat or become the property of any governmental party, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement will be liable to any holder of ALFC shares for any amount paid to any governmental authority having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

FRACTIONAL SHARES

         No fractional shares of Citizens stock shall be issued as a result of the Merger Agreement; rather, such shares shall evidence the right to receive a cash value per fractional share of Citizens Class A common stock equal to the average closing price of the Class A common stock of Citizens as reported on the American Stock Exchange for the five trading days prior to the Effective Date. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment of fractions thereof at the rate per share from Citizens for one share of Citizens Class A common stock as calculated in the preceding sentence.

ACCOUNTING

         It is anticipated that the Merger will be accounted for as a purchase in accordance with Generally Accepted Accounting Principles. For accounting purposes, the effective date of the transaction is proposed to be January 1, 1995.

OTHER CONDITIONS TO CONSUMMATION OF THE MERGER

         In addition to approval of the Merger by the holders of the ALFC Common Stock at the Meeting, the obligations of Citizens and ALFC to consummate the Merger are subject to the satisfaction (or waiver by the party entitled to benefit thereof) of a number of conditions, including:

         1.      The performance by each party of its respective obligations;

         2. Approval of the Commissioner of Insurance of Louisiana in accordance with the laws of Louisiana;

         3. The absence of any proceedings instituted or threatened to restrain or prohibit the transactions contemplated by the Merger Agreement;

         4. The continued accuracy in all material respects of the representations and warranties made by each party in the Merger Agreement;

         5. The delivery of certain legal opinions and closing certificates, including an opinion from counsel to ALFC and Citizens to the effect that if the transactions contemplated in the Merger Agreement are consummated in accordance with the terms of the Merger Agreement, they will constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986;

         6. Citizens may, at its option, decline to proceed with the Merger if dissenters rights are perfected by the holders of more than 2.5% of the outstanding shares of stock of ALFC (this percentage includes the common stock and the preferred stock); or

         7. Any party to the Merger Agreement may decline to proceed with the Merger if the Effective Date does not occur by August 31, 1995.

         Either party may waive any conditions to its obligations to complete the Merger, except those which are required by law (such as shareholder and regulatory approval).

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

         The Merger Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares of Citizens Class A Common Stock issuable cannot be amended without approval of the shareholders of ALFC.

         The Merger Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption by ALFC shareholders) prior to the Effective Date by unanimous consent of Citizens, ALFC and ALLIC; by any of the parties who are beneficiaries to conditions precedent to the consummation of the Merger unless the matter has been satisfied or waived; by any party if any suit, action, or other proceeding is pending or threatened before any court or governmental agency in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by the Merger Agreement; by any party if there is discovered any material error, misstatement or omission in the representations and warranties of any other party; by Citizens if dissenters rights are perfected in accordance with Louisiana law for more than 2.5% of the outstanding shares of ALFC; or by any party if the Agreement Effective Date does not occur by August 31, 1995.

         Any of the terms or conditions of the Merger Agreement may be waived at any time by the party which is entitled to the benefit thereof by action taken by its Board of Directors.

EXPENSES AND LIABILITY FOR TERMINATION

         Each of the parties to the Merger Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement, including costs incurred in connection with the termination of the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS OF THE PARTIES

         ALFC and ALLIC have agreed that they will not enter into any transactions prior to the Effective Date other than in the ordinary course of business and will pay no stockholder dividends nor increase the compensation of officers and will not enter into any transaction which would adversely affect their respective financial conditions. Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Merger Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Merger Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Merger Agreement.

         The Board of Directors of ALFC, subject to its fiduciary obligations to shareholders, has agreed to use its best efforts to obtain the requisite approval of ALFC shareholders for the Merger Agreement and the transactions contemplated thereby.

STOCK TRANSFER RESTRICTIONS APPLICABLE TO "AFFILIATES" OF ALFC

         The Merger Agreement provides that any ALFC shareholder who is an "affiliate" of ALFC as defined in the rules adopted under the Securities Act of 1933 will enter into an agreement to not dispose of any Citizens shares received by him in violation of certain transfer restrictions under SEC Rules 144 and 145. The Merger Agreement also provides that Citizens will satisfy the public information requirements of SEC Rules 144 and 145.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Prior to the proposed Merger, there was no affiliation between Citizens (including its directors, officers and affiliates) and ALFC and its directors, officers and affiliates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of ALFC Common and Preferred Stock for Citizens Common Class A Stock ("Citizens Class A Common Stock") pursuant to the Merger, that are generally applicable to holders of ALFC Common and Preferred Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Citizens, ALFC or ALFC's shareholders as described herein. There can be no assurance that such changes will not occur.

         ALFC shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular ALFC shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are financial institutions, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their ALFC Common and Preferred Stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of ALFC Common and Preferred Stock are acquired or shares of Citizens Class A Common Stock are disposed of. Accordingly, ALFC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX

CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

         The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). Provided that the Merger does so qualify as a Reorganization, then, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following federal income tax consequences:

         (a) No gain or loss will be recognized by holders of ALFC Common and Preferred Stock solely upon their receipt in the Merger of Citizens Class A Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Citizens Class A Common Stock).

         (b) The aggregate tax basis of the Citizens Class A Common Stock received by ALFC shareholders in the Merger (including any fractional share of Citizens Class A Common Stock not actually received) will be the same as the aggregate tax basis of the ALFC Common and Preferred Stock surrendered in exchange therefor.

         (c) The holding period of the Citizens Class A Common Stock received by each ALFC shareholder in the Merger will include the period for which the ALFC Common and Preferred Stock surrendered in exchange therefor was considered to be held, provided that the ALFC Common and Preferred Stock so surrendered is held as a capital asset at the time of the Merger.

         (d) Cash payments received by holders of ALFC Common and Preferred Stock in lieu of a fractional share will be treated as if such fractional share of Citizens Class A Common Stock had been issued in the Merger and then redeemed by Citizens. An ALFC shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

         (e) Cash received by the ALFC shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the ALFC Common and Preferred Stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

         (f) Neither Citizens, Citizens Acquisition, Inc. nor ALFC will recognize material amounts of gain solely as a result of the Merger. After the Merger, utilization of ALFC net operating losses or built-in losses, if any, will be subject to certain limitations contained in Section 382 of the Code.

         ALFC shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Merger.
Gain could also have to be recognized to the extent that an ALFC shareholder was treated as receiving (directly or indirectly) consideration other than Citizens Class A Common Stock in exchange for the shareholder's Common and Preferred Stock of ALFC. Furthermore, if the IRS were to establish as to some ALFC shareholders that part of the Citizens Class A Common Stock received in the Merger is severable from the Merger, resulting in a proportionally increased equity interest being received in the merger by other ALFC shareholders, the ALFC shareholders whose equity interests were deemed to be constructively increased by the Merger may be treated as having received a taxable stock dividend. Thus, ALFC shareholders should consult with their tax advisors as to the tax consequences to them of the Merger.

         Under Section 3406 of the Code, ALFC shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments", if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. Citizens will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

         The parties are not requesting and will not request a ruling from the Internal Revenue Service (the "IRS") in connection with the Merger. Citizens and ALFC, however, will receive an opinion from their counsel to the effect that the Merger will constitute a Reorganization (the "Tax Opinion"). ALFC shareholders should be aware that the Tax Opinion does not bind the IRS or the courts. The IRS is not precluded from successfully asserting a contrary position. The Tax Opinion will not address the consequences of the Merger on the ALFC shareholders under applicable foreign, state or local income tax laws. The Tax Opinion is subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by Citizens, ALFC and certain shareholders of ALFC, including representations in certain certificates to be delivered to counsel by the respective managements of Citizens and ALFC and by certain shareholders of ALFC. Of particular importance are certain representations relating to the Code's "continuity of interest" requirement. One of the requirements for tax-free reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation, i.e., have "continuity of interest."

         To satisfy the continuity of interest requirement, ALFC shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their ALFC Common or Preferred Stock in anticipation of the Merger or

(ii) the Citizens Class A Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that ALFC shareholders, as a group, would no longer have a significant equity interest in the ALFC business being conducted after the Merger. ALFC shareholders will generally be regarded as having a significant equity interest as long as the number of shares of Citizens Class A Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a substantial portion of the entire consideration received by the ALFC shareholders in the Merger. The Tax Opinion will be based on the assumption that the ALFC shareholders have no plan or intention at the time of the Merger to engage in Planned Dispositions that would reduce their aggregate ownership of Citizens Class A Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than 50% of the total value of the ALFC Common and Preferred Stock outstanding immediately prior to the Merger. For purposes of such determination, shares of ALFC Common and Preferred Stock that are exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of ALFC Common and Preferred Stock immediately prior to the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

         Although literal compliance with Code Section 368 is a prerequisite to nonrecognition of gain or loss, such compliance does not guarantee the desired result. Regulation Section 1.368-1 describes the purpose of the reorganization provisions as being to exempt from the general rule of taxation, specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code, as are required by business exigencies and which effect only a readjustment of continuing interest in property under modified corporate forms.

         A plan of reorganization having no business or corporate purpose will not constitute a qualified reorganization plan. The reasons for the reorganization set forth in "Proposed Merger--Background of and Reasons for the Merger" contained in this Proxy Statement-Prospectus provide several corporate business purposes. Based upon the disclosure contained in this Proxy Statement- Prospectus and on other considerations, ALFC and Citizens management believe that valid business purposes exist for the transaction.

         Considered in conjunction with the business purpose test is the "continuity of business enterprise" requirement. Regulation Section 1.368-1(d)(2) provides the general rule that continuity of business enterprise requires the acquiring corporation to either (i) continue the acquired corporation's historic business or (ii) use a significant portion of acquired corporation's historic business assets in a business. The application of this general rule to certain transactions, such as mergers of holding companies, will depend on all facts and circumstances. The policy underlying the general rule, which is to ensure that reorganizations are limited to adjustments of continuing interests in property under modified corporate form, provides the guidance necessary to make these facts and circumstances determinations.

         The historic business of a holding company generally comprises the business operations of its subsidiary. Revenue Ruling 85-197, 1985-2 C.B. 120, states that the continuity of business enterprise requirement is satisfied when a holding company is merged into its wholly owned operating subsidiary, because the historic business of the holding company is the business of its operating subsidiary. Revenue Ruling 81-247, 1981-2 C.B. 87, holds that where a significant portion of an acquired corporation's historical business assets, received by the acquiring corporation, remain with the acquiring corporation, or corporations directly controlled by the acquiring corporation, the continuity of business enterprise rules of Regulation Section 1.368-1(d) will be satisfied. These rulings indicate that the historic business of ALFC is the business operated by its subsidiary ALLIC. Although subject to challenge by the IRS, the continuity of business enterprise requirement should be satisfied because after the merger, the historic business of ALFC will be continued by ALLIC as a second tier subsidiary of Citizens.

         Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of ALFC must file with their income tax returns for the year in which the transaction is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss on the exchange, including the cost or other basis of stock transferred in the exchange, the amount of stock received and liabilities, if any, assumed in the exchange.

         A successful IRS challenge to the reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in ALFC shareholders recognizing taxable gain or loss with respect to each share of Common and Preferred Stock of ALFC surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time of the merger, of the Citizens Class A Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Citizens Class A Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.

                        INFORMATION CONCERNING CITIZENS

         Citizens, Inc. ("Citizens") is a Colorado corporation which is an insurance holding company. The principal executive office of Citizens is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100. Specific information on Citizens is contained in its Annual Report on Form 10-K for the Year Ended December 31, 1994, which is incorporated herein by reference.

                           SOURCE OF CITIZENS SHARES

         The Citizens Class A Common Stock which will be issuable in the Merger will be newly issued from authorized but unissued shares. Citizens has 50,000,000 Class A Common shares authorized, of which 16,980,340 shares were outstanding as of April 27, 1995. Citizens is obligated to reserve sufficient shares of its Class A Common Stock to enable it to perform its obligations under the Merger Agreement. The Citizens shares, when delivered pursuant to the Merger Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

                     RIGHTS OF ALFC DISSENTING SHAREHOLDERS
                         TO RECEIVE PAYMENT FOR SHARES

         The following is a summary of dissenters' rights available to shareholders of ALFC, which summary is not intended to be a complete statement of applicable Louisiana law and is qualified in its entirety by reference to
Part XIII of the Louisiana Business Corporation Law, set forth in its entirety as Appendix B.

         CITIZENS HAS CONDITIONED THE MERGER ON, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON THE MERGER AGREEMENT IN THE EVENT THAT HOLDERS OF GREATER THAN 2.5% OF THE OUTSTANDING SHARES OF COMMON OR PREFERRED STOCK OF ALFC DISSENT FROM THE MERGER AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE LOUISIANA BUSINESS CORPORATION LAW.

         NOTE: UNDER Section 131 OF PART XIII OF THE LOUISIANA BUSINESS CORPORATION LAW, IF THE MERGER AGREEMENT IS APPROVED BY AT LEAST 80% OF THE TOTAL VOTING POWER OF ALFC, A SHAREHOLDER WHO VOTED AGAINST THE CORPORATE ACTION SHALL NOT HAVE A RIGHT TO DISSENT.

         PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. A shareholder of ALFC who wishes to assert dissenters' rights must file with ALFC, prior to or at the Meeting of shareholders to vote upon the Merger, a written objection to the Merger Agreement, and must vote his or her shares against the Merger. If the Merger is approved by less than 80% of the total voting power of ALFC, ALFC shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed a written objection to, and voted his or her shares against the Merger, at such shareholder's last address on ALFC's records. Each such shareholder may, within 20 days after the mailing of such notice, but not thereafter, file with ALFC a demand in writing for the fair cash value of his or her shares as of the day before such vote was taken. The shareholder must state in writing the value demanded, and give a post office address to which the reply of ALFC may be sent. At the same time the dissatisfied shareholder must deposit in escrow in a chartered bank or trust company located in East Baton Rouge Parish (the parish of the registered office of ALFC), the certificate representing his or her shares, duly endorsed and transferred to ALFC upon the sole condition that said certificates shall be delivered to ALFC upon payment of the value of the shares determined in accordance with the provisions of this Section 131 of Part XIII of the Louisiana Business Corporation Law. The shareholder must also deliver to ALFC, the written acknowledgment of such bank or trust company that it so holds his or her certificates of stock.

         UNLESS THE OBJECTION, DEMAND AND ACKNOWLEDGMENT MENTIONED IN THE PARAGRAPH ABOVE IS MADE AND DELIVERED BY THE SHAREHOLDER WITHIN THE NECESSARY 20

DAY PERIOD, HE OR SHE SHALL CONCLUSIVELY BE PRESUMED TO HAVE ACQUIESCED TO THE MERGER.

         If ALFC does not agree to the value stated and demanded by the shareholder, or does not agree that a payment is due, it shall, within 20 days after receipt of the shareholder's demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of ALFC's disagreement, and shall state in such notice the value it will agree to pay if a payment should be held to be due; otherwise ALFC will be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him or her for the shares.

         JUDICIAL APPRAISAL OF SHARES. If ALFC and the shareholder cannot agree upon the fair cash value or whether any payment is due, the dissatisfied shareholder must, within 60 days after receipt of notice in writing of ALFC's disagreement, file suit against ALFC, in the district court of East Baton Rouge Parish (the parish in which ALFC has its registered office). The shareholder must request the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before the Merger occurred.
The court shall determine whether any payment is due, and if so, award such cash value and render judgment accordingly.

         Any shareholder entitled to file such suit may, within 60 days but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against ALFC for the fair cash value of his or her shares. No order or decree shall be made by the court staying the Merger, and the Merger may be carried to completion notwithstanding any such suit. FAILURE OF THE SHAREHOLDER TO BRING SUIT, OR TO INTERVENE IN SUCH A SUIT WITHIN 60 DAYS AFTER RECEIPT OF NOTICE OF DISAGREEMENT BY ALFC SHALL CONCLUSIVELY BIND THE SHAREHOLDER (1) BY ALFC'S STATEMENT THAT NO PAYMENT IS DUE, OR (2) IF ALFC DOES NOT CONTEND THAT NO PAYMENT IS DUE, TO ACCEPT THE VALUE OF HIS OR HER SHARES AS FIXED BY ALFC IN ITS NOTICE OF DISAGREEMENT.

         A shareholder will have only five years from the below applicable date in which to bring an action to recover the value of the shareholder's stock:
(1) the date the fair value of the shares has been agreed upon by the shareholder and ALFC; (2) the date ALFC becomes liable for the value demanded by the shareholder due to ALFC's failure to give notice of disagreement as to value; or (3) the date the shareholder become bound by ALFC's valuation of the stock due to the shareholder's failure to bring suit within 60 days after receipt of notice of ALFC's disagreement as to value.

         In the event that a dissatisfied shareholder rejects ALFC's offer to pay the amount in cash deemed by ALFC to be the fair cash value for the shares, ALFC shall deposit, in the registry of the court the amount of money it had offered the dissatisfied shareholder. This amount shall remain in the court's registry until a final determination on the cause is made. If the amount finally awarded such a dissatisfied shareholder, exclusive of interest and costs, is more than the amount offered and deposited by ALFC, the costs of the court proceedings shall be borne by ALFC. HOWEVER IF THE AMOUNT FINALLY AWARDED SUCH A DISSATISFIED SHAREHOLDER, EXCLUSIVE OF INTEREST AND COSTS IS LESS THAN THE AMOUNT OFFERED AND DEPOSITED BY ALFC, THEN THE COSTS OF THE PROCEEDING SHALL BE
BORNE BY SUCH A SHAREHOLDER.     Under Section  131(H) of Part XIII of the
Louisiana Business Corporation Law, a shareholder, upon filing a demand for the value of his or her shares, shall cease to have any of the rights of a shareholder except as described above in that section. Such a demand may be withdrawn by the shareholder at any time before ALFC gives notice of disagreement. However, after such notice of disagreement is given, withdrawal of notice of the election will require the written consent of ALFC. If a notice of election is withdrawn or the proposed Merger is abandoned or rescinded, or a court determines that the shareholder is not entitled to receive payment for his or her shares, or the shareholder otherwise loses his or her dissenter's rights, then that dissenter will not have the right to receive payments for his or her shares, and the share certificates will be returned or new certificates will be issued upon request. Additionally, the dissatisfied shareholder will then be reinstated to all rights as a shareholder as of the filing of the demand for value. If any such rights shall have expired or any dividends or distributions, other than cash, have been completed, the dissatisfied shareholder may receive at the election of ALFC, the fair cash value as determined by the board of directors of ALFC as of the time of such expiration or completion, but without prejudice otherwise to any ALFC proceeding that may have been taken in the interim.

                          INFORMATION CONCERNING ALFC

ALFC AND ITS SUBSIDIARIES

         American Liberty Financial Corporation ("ALFC") was incorporated in Louisiana on March 31, 1977 for the purpose of organizing and financing a proposed life insurance company. ALFC incorporated American Liberty Life Insurance Company ("ALLIC"), a Louisiana based life insurance company, on January 26, 1978.

         ALFC incorporated American Liberty Exploration Corporation, American Liberty Exploration Corporation 1981-1 and American Liberty Exploration Corporation, 1982-1 on October 23, 1980, July 6, 1981 and January 7, 1982 respectively, under the laws of the state of Louisiana. These corporations were established for the purpose of forming partnerships in commendam, in which the corporations are the general partners, with the intent to invest in leasing, exploration, development, production and operation of various oil and gas properties. At the present time there are two drilling partnerships that have a total of 26 producing wells of which 20 are presently producing oil and/or gas revenues for the partnerships.

         American Liberty Securities Corporation was incorporated on July 1, 1981 under the laws of the state of Louisiana for the purpose of recruiting and training a sales staff to market specific qualifying securities. This corporation has been relatively inactive since 1983 and is wholly-owned by ALFC.

         First American Investment Corporation was formed in November 1984 for the purpose of organizing and financing proposed funeral home companies (Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc.) and a proposed Louisiana life insurance company (First Investment Life Insurance Company). Funeral Homes of Louisiana, Inc. was formed in 1989, and Funeral Homes of America, Inc was formed in 1993. First American Investment Corporation and Funeral Homes of Louisiana, Inc. were in the development stage until 1993. First American Investment Corporation currently has a prospectus pending approval for a public stock offering (see Notes I, J and N to the audited consolidated financial statements of ALFC). All of the above subsidiaries, except for First American Investment Corporation and its wholly-owned subsidiaries, are wholly-owned by ALFC.

         The principal business of ALFC is insurance, which is conducted through ALLIC, which offers life insurance, annuities and accident and health specified disease, hospital indemnity and accidental death policies through approximately 59 Managing General Agents, 180 General Agents and 100 licensed sales representatives. Life insurance sales revolve principally around the burial insurance and pre-need markets. ALFC employed 32 persons on a full-time basis at year end and employs part-time individuals on an as-need basis depending on the volume of work during the year. Neither ALFC nor its subsidiaries has any employment contracts, retirement plans, stock incentive plans or any other type of compensation plan, other than the normal salary arrangements with employees. ALLIC is licensed to sell insurance in 20 states. In December 1992, ALLIC was notified by the Insurance Department of the state of Georgia that a new requirement increased the minimum capital and surplus to $1,500,000 each for all licensed companies. During the period subsequent to December 1992, ALLIC explored various possibilities that would have enabled ALLIC to meet this new minimum capital and surplus requirement. An analysis of these various possibilities convinced management that none of the available alternatives could be financially justified. As a result, ALLIC voluntarily terminated all agent contracts in the state of Georgia effective June 30, 1993. Sales efforts were redirected to different areas with an effort to not only maintain sales volume but also to improve the persistency on the business being sold. ALLIC agreed to a voluntary suspension of its certificate of authority in the state of Georgia in 1994. ALLIC will still be able to service and collect premiums on business that is active in the state of Georgia and is only prohibited from soliciting new insurance in that state.

         ALLIC invests and reinvests certain of its reserves and other funds, and a part of its income is derived from these sources. The investments of ALLIC are limited as to type and amount by the applicable state insurance laws and regulations, which are designed to ensure prudent investment policies. Administration of the investment activity of ALLIC is overseen by its Board of Directors which has established a policy requiring all bonds purchased be of investment grade based on ratings published by Standard & Poor's Corporation.

         Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulations relate to, among other things, prior approval of the acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of the affairs of insurance companies; annual and other reports required to be filed regarding the financial condition of insurers or for other purposes; and requirements regarding reserves for policyholders' future benefits, losses and other matters. ALLIC is subject to this type of regulation in each state in which it is licensed to do business. Such regulation could involve additional costs and restrict operations.

         Neither ALFC nor its subsidiaries has any material patents, trademarks, licenses, franchises, or concessions, other than licenses to operate in various states as an insurance company. The business of ALFC and its subsidiaries is not seasonal nor is it dependent on a single customer or a few customers.

         Working capital in the traditional sense is not material to a life insurance company,i.e., it is generally not needed by ALFC or its subsidiaries to carry significant amounts of inventory or to provide ALFC with a continuous allotment of goods. However, the aggregate amount which a life insurance company expends in writing a new policy (in addition to providing for reserves) is usually greater than the first year's premium since in the year in which a policy is written it is necessary to provide for such items as agents' first year commissions, medical and investigation expenses, costs of issuing the policy, extraordinary bookkeeping and accounting costs and other special first year expenses.

         The life insurance industry is highly competitive. There are more than 2,000 legal reserve life insurance companies in the United States. These insurance companies differentiate themselves through marketing techniques, product features, price and customer service. ALLIC believes that its policies, benefits thereunder and premium rates are generally competitive with those of other insurers.

         ALLIC's data processing requirements are currently provided by a service bureau located in Oklahoma City, Oklahoma. ALLIC utilizes data processing in almost every area of its operations. ALLIC's data processing requirements are supplemented with personal computers used in all operating departments. ALLIC's data processing system enables it to identify, on a daily basis, the status of its policies in force and to provide other information on a periodic basis.

         ALFC leases approximately 9,345 square feet of office space at 4962 Florida Boulevard, Baton Rouge, Louisiana from an unaffiliated entity for approximately $5,010 per month. This lease expired March 31, 1994, and rent is currently being paid on a month to month basis. Funeral Homes of Louisiana, Inc. completed construction of a 6,324 square foot funeral home in Baker, Louisiana in September 1992 at a total cost of $472,911. An additional $75,740 was expended on furniture and equipment and $55,015 on automobiles. Because construction costs were significantly higher than that estimated, a mortgage loan was placed with an affiliate for $125,000. The remaining balance of the mortgage loan was $106,532 at December 31, 1994. The mortgage loan is fully amortizable at 9% interest over ten years and provides for equal monthly installments of $1,583. This funeral home is currently being operated by Funeral Homes of Louisiana, Inc. and is known as the Baker Funeral Home. Funeral Homes of America, Inc. had planned to start construction of a second funeral home, similar to the Baker Funeral Home, sometime during 1994.
However, construction has been delayed due to problems encountered in the negotiations for real estate selected as the site for the new funeral home. This matter is still pending, but it is hoped that construction will begin sometime in 1995. Management believes that site selection is extremely important for the project as it will affect the future profitability of the operation.

         In the normal course of its business operation ALFC is involved in litigation from time to time with claimants, beneficiaries and others. In the opinion of management, the ultimate liability, if any, would not have a material adverse financial effect upon ALFC and its subsidiaries.

              ALFC MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         The discussion below should be read in conjunction with the ALFC Consolidated Financial Statements which have been prepared in accordance with generally accepted accounting principles.

FEDERAL INCOME TAXES

         Deferred tax assets ($1,831,268) are those items that are expected to reduce income tax liabilities in the future. For ALFC, those items are primarily the excess of the liability for future policy benefits over reserves determined for tax purposes ($1,247,000), net operating loss carryovers ($303,000 after valuation allowance), alternative minimum tax credit carryforwards ($238,000), and other miscellaneous items. Prior thereto, such carryforwards could only be recognized if their future realization was assured. If a portion of the deferred tax asset may expire before being used to offset taxable income, a valuation account is established. Net operating losses of non-life companies total approximately $892,000 after reduction for valuation allowance, and if not used would expire in the years 2002 through 2009. In view of the extended carryover period available, management believes it is more likely than not that these losses, after reduction for the valuation allowance, will be utilized against future taxable income. Future taxable income is estimated to include non-life profits being realized from the recently organized funeral home subsidiaries, expected revisions of inter-company cost charges, and increased levels of life insurance taxable income. To the extent that such estimates are not realized or circumstances otherwise indicate a further increase in the valuation account, future net income would be reduced. For ALFC, deferred tax liabilities are mostly caused by the balance sheet asset for deferred acquisition costs ($1,870,000), treated as an asset for financial accounting purposes but currently deducted for tax purposes. Deferred taxes are provided at the federal tax rate of 34%, although the tax is actually paid at lower rates because of significant special life insurance deductions available to ALFC. Because of this and effects of the alternative minimum tax, in a given year actual income tax payments by ALFC may exceed the income tax expense shown by the income statement. The preceding discussion applies to ALFC as it is presently organized. Deferred tax assets and liabilities are not adjusted for effects of the proposed merger with Citizens, Inc. or proposed restructuring of ALFC's subsidiaries.

RESULTS OF OPERATIONS

         ALFC realized a net loss of $415,107 in 1994 as compared to a net loss of $176,053 in 1993. Included in the losses are net investment gains of $2,677 in 1994 and $12,889 in 1993. The following discussion focuses on the components of the operating results.

         Total ALFC revenues were $8,913,924 in 1994 and $9,061,760 in 1993.
This $147,836 decrease is attributable primarily to a decrease in ALFC's life insurance revenues.

         Insurance revenues were $7,698,317 in 1994 and $7,930,753 in 1993.
Insurance revenues decreased $232,436 from 1993 to 1994. This decrease is comprised of a $313,252 decrease in life insurance revenues and a $80,816 increase in accident and health revenues. Commencing 1994, ALFC redirected its marketing efforts away from the brokerage business in an attempt to improve its persistency results and fully expected a decline in insurance sales through the first six months of 1994. By the third quarter of 1994 it became apparent that ALLIC was not getting the kind of market penetration it had expected in life insurance sales as new insurance sales lagged severely behind the previous year. Subsequently, a complete review of ALLIC's life insurance products and those of its competition was undertaken. As a result of this review, ALLIC has changed some of its product line and is developing a new product that has been targeted for ALLIC's specific market segment. The resulting new products are scheduled for introduction during the second quarter of 1995. Even if successful, life insurance revenues are expected to continue to decline through the first six months of 1995 and then start to increase during the last six months of 1995. It takes both time and money to develop marketing concepts and to build a marketing organization. It is not something that happens overnight. The lapse rate of ALLIC improved from 28.9 % in 1993 to 13.1% in 1994. Management believes that this improvement is reflective of management's efforts to de-emphasize sales in the brokerage area. Further improvement in the current lapse rate, below the current level, is not expected because of the market segment ALLIC operates in.

         Net investment income totaled $1,026,343 in 1994 compared to $868,962 in 1993. This is a $157,381 increase over 1993. Average investment return on restricted cash and invested assets during 1994 was 7.08% compared to 6.86% in 1993. This modest increase in investment return is reflective of improving investment yields that were available in the market place. The majority of the increase in investment income is attributable to an increase in the amount of invested assets and not because of the modest increase in investment yield. Investment income produced by ALLIC exceeded the interest required on its insurance portfolio by $361,058 in 1994 and $297,543 in 1993. The primary investments consist of certificates of deposit and bonds. The bond investments include 98.57% investment grade securities and 1.43% securities below investment grade. None of the certificates of deposits exceed the FDIC guaranteed amount. The below investment grade securities are a result of two bonds being downgraded by Standard & Poor's in 1994 from A and A+ to BB. One of the bonds is already on the upgrade list by Standard & Poor's. Management does not expect a problem with the collectability of the maturity value of either bond at this time.

         Net realized gains on investments totaled $2,677 in 1994 and $12,889 in 1993. These net investment gains are a result of bond investments that were called prior to their stated maturity date.

         Other income consists principally of sales from the funeral home operation. The net sales income in 1994 was $184,910 compared to $223,807 in 1993. The balance of other income consists of $1,677 of miscellaneous income in 1994 and $25,349 in 1993. The cause of the $38,897 reduction in net funeral homes sales was seven fewer funerals and a reduction of $246 in the average funeral sale. The funeral home business is subject to a certain volatility beyond the control of management. On the average, over a number of years, management expects the funeral home business to produce positive operating results which was not the case in 1994.

         Total benefits, claims and settlement expense were $4,886,508 in 1994 and $4,996,354 in 1993. In total, this $109,846 decrease was the result of a lower increase in the change in life liabilities for future policy benefits.

         Death benefits totaled $1,094,776 in 1994 compared to $1,168,548 in 1993. We believe the $73,772 decrease in death benefits can be attributed to a reduction in the anti-selection experienced in the brokerage business. An analysis of the life insurance business indicates that in 1994 the life insurance subsidiary experienced an 84.43% of expected mortality compared to 104.83% in 1993. Management does not expect much further improvement in the mortality percentage of life insurance policies because of the type of products being sold. Accident and health benefits were $1,805,499 in 1994 and $1,678,926 in 1993. Accident and health benefits increased $126,573 in 1994 and $364,255 in 1993. As a percent of collected premium, accident and health benefits were 47.4% in 1994 and 45.0% in 1993. This incurred benefit percentage is higher than management would like. ALLIC increased accident and health premiums on three of its policy forms in 1994 and has scheduled another rate increase on a policy form during the first quarter of 1995. Management expects that accident and health claim ratios will improve in 1995.

         The increase in reserve for life future policy benefits was $1,137,331 in 1994 compared to $1,459,882 in 1993. Reserve increase for accident and health future policy benefits was $524,693 in 1994 and $361,973 in 1993. The $322,551 decrease in the amount of life reserve increase from 1993 to 1994 was caused by a significant decrease in life insurance sales combined with normal life insurance terminations; while the $162,720 increase in accident and health reserve was the result of new sales and the normal ageing of the accident and health portfolio.

         Policy guaranteed additional benefits were $33,790 in 1994 and $45,716 in 1993. This $11,926 decrease was caused by policies reaching various option dates where the policyholder can select either to surrender or convert the policy to paid-up insurance. These benefits will continue to decline in the future as the company no longer sells this particular policy form. Cash surrender values paid totaled $209,229 in 1994 and $210,101 in 1993 with a resulting decrease of only $872. Interest paid to policyholders was $81,190 in 1994 and $71,208 in 1993. The principal cause of the $9,982 increase was interest credited to annuity contract holders. The amount of interest credited is based on not only the amount of annuity, dividend and guaranteed additional cash benefits on hand, but also on the interest rate credited on these funds that is declared annually by the Board of Directors.

         Policyholders' share of earnings on participating policies totaled $88,675 in 1994 and $99,546 in 1993. Policyholder dividends have been declining since 1989. This trend is caused by the fact that prior to 1993 ALLIC had not issued participating insurance policies for a number of years. New participating policies were developed and introduced in 1993, and this trend could reverse itself in the future.

         Total underwriting, acquisition, insurance and operating expenses were $4,489,493 in 1994 and $4,337,206 in 1993. This reflects an increase of $152,287 in 1994 and $108,428 in 1993. In 1994 amortization of deferred policy acquisition costs increased $6,418, general expenses and commissions increased $160,992, taxes, licenses and fees increased $6,100 and advances in excess of commissions earned decreased $21,223.

         Benefit and expenses totaled $9,464,158 in 1994, $9,433,054 in 1993.
This represents a $31,104 increase in 1994 and $914,264 in 1993.

         In summary, management believes that the operating loss in 1994 can primarily be attributed to continued high accident and health claims and money spent in the market area without an improvement in the sales of new life insurance policies. Inasmuch as rate increases have been implemented and will be implemented in the accident and health segment when justified in the future, better operating performance in this area is expected in 1995. If current anticipated increased life sales come to fruition in 1995, better performance should be seen in the life insurance line.

LIQUIDITY AND CAPITAL RESOURCES

         ALFC anticipates that ongoing operations of its subsidiaries will provide sufficient funds for the foreseeable future. ALFC's principal business is life insurance, which generally provides cash flow in years subsequent to the year in which policies are written. In the first year of a policy, significant costs are incurred. A major portion of these costs are capitalized for financial reporting purposes because the primary products being sold by ALLIC have a higher first year agent commissions, underwriting and policy issue costs. These capitalized costs are then amortized over the life of the policies.

         ALFC's invested assets increased by $1,906,427 in 1994 and $417,350 in 1993. The reason for the small increase in 1993 was caused by the repayment of a $1,433,000 loan that was originated in December 1992 and repaid in January 1993. In 1993, ALFC was required to make an election, pursuant to SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities", regarding the valuation of its investments in bonds. ALFC elected to value its bond portfolio as Held-To-Maturity and, as a result, the statement value of bond investments in ALFC's financial statement is based on amortized cost.
Statement value of these securities was $1,305,742 more than market value at December 31, 1994, and market value exceeded amortized cost by $367,004 at December

31, 1993. An analysis of cash flows indicates that the majority of these increases were the result of net cash provided by operating activities and reinvestment of maturing assets. ALFC does plan on constructing a new funeral home sometime in 1995. ALFC has $529,818 of funds on hand dedicated for construction costs. If total costs exceeds this amount, ALFC intends to secure a mortgage loan to provide such additional funds as may be required.

         It should be noted that because of accounting standard, SFAS 109, and the effects of the alternative minimum tax, in a given year actual income tax payments by ALFC may exceed the income tax expense shown by the income statement.

         In order to provide financial protection for policyholders, the majority of the life insurance subsidiary assets are required by statute to be invested in investment grade securities. Bonds are reported in the financial statement at their amortized cost, as opposed to market values, provided they meet certain tests conducted by the Valuation Committee of the National Association of Insurance Commissioners and are intended to be held to maturity. At the end of December 1994, $14,134,698 of ALFC's bond portfolio was rated as investment grade and $204,719 was rated as below investment grade. The below investment grade securities are two bonds rated BB that were downgraded by Standard & Poor's during 1994.

         ALFC has no plans to sell fixed maturity investments in 1995.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         ALFC has had no disagreements with its certified public accountants regarding accounting and financial matters required to be disclosed herein.

                    COMPARISON OF RIGHTS OF SECURITYHOLDERS

         Upon consummation of the Merger, the holders of issued and outstanding ALFC common and preferred shares will receive Citizens Class A Common Stock. The rights of the holders of Citizens shares are governed by Citizens Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of ALFC shares are governed by ALFC s Articles of Incorporation, its bylaws and Louisiana law. In most respects, the rights of holders of Citizens Class A shares and holders of ALFC common shares are similar. The following is a brief comparison of the rights of the holders of ALFC Common Stock and Preferred Stock with those of Citizens Class A Common Stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B Common Stock , with no par value; of which 16,980,340 shares of such Class A Common Stock and 621,049 shares of Class B Common Stock are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares.

         The aggregate number of shares which ALFC is authorized to issue is 2,129,600 shares of Common Stock with par value of $.125 per share and 200,000 shares of non-cumulative, non-voting, callable, convertible 8% Preferred Stock, par value $24.875 per share, of which 2,099,296 shares of such ALFC Common Stock and 10,545 shares of ALFC Preferred Stock are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares, if any. ALFC's Articles of Incorporation do not permit the issuance of any additional classes of preferred stock.

DIVIDEND RIGHTS

         The cash dividends paid upon each share of Citizens Class A Common Stock is twice the cash dividends paid on each share of Citizens Class B Common Stock. Because ALFC has only one class of Common Stock, no such difference exists in the dividend rights of its Common Stock.

VOTING RIGHTS

         Those who hold ALFC shares on the date the Merger becomes effective will be entitled as a group to hold approximately 2,340,000 shares of Citizens Class A Common Stock or approximately 12.1% of Citizens Class A shares that Citizens anticipates will then be outstanding.

         The voting rights of Citizens Class A Common Stock and Class B Common Stock are equal in all respects except that the holders of Class B Common Stock have the exclusive right to elect a simple majority of the members of Citizens Board of Directors, and the holders of the Class A Common Stock have the exclusive right to elect the remaining directors.

         The holders of ALFC Common Stock are entitled to one vote for each share of stock held. Holders of ALFC Preferred Stock have no voting rights in the affairs of ALFC, except that the holders of Preferred Stock have the right to dissent from the merger. Neither the holders of ALFC Common Stock or Citizens Common Stock have cumulative voting rights in the election of directors.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders the Colorado Corporation Code (now superseded by the Colorado Business Corporation Act) requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement.

         ALFCs Articles of Incorporation provide that, with respect to any action to be taken by ALFC shareholders including, but not limited to shareholder approval of amendments, mergers, consolidations, or asset transfers, such action may be taken by the affirmative vote of a majority of the voting shareholders present or represented at a meeting duly called and held on due notice, at which a quorum is present or represented.

         ALFC's bylaws provide that, subject to repeal or change by action of ALFC's shareholders, the power to alter, amend, or repeal ALFC's bylaws or to adopt new bylaws is vested in the Board of Directors. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of ALFC shareholders may be called by ALFC's President, its Board of Directors, or the holders of one fifth (1/5) or more of all the ALFC shares entitled to vote. Special meetings of Citizens' shareholders may be called by the Chairman of its Board, the Board of Directors, or the holders of 10% or more of all the Citizens shares entitled to vote. A majority of the shares of the outstanding capital stock entitled to vote constitutes a quorum of shareholders under the bylaws of ALFC. The bylaws of Citizens provide that one-third (1/3) of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group. The bylaws of Citizens provide that shareholders can take action without a meeting provided that all the shareholders of the corporation entitled to vote have consented to the action in writing. ALFC's Articles of Incorporation provide that written consents signed by a majority of the voting shares outstanding shall be sufficient to authorize an action without a meeting.

PREEMPTIVE RIGHTS

         Authorized ALFC and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Board of Directors of ALFC and Citizens, respectively. No holder of Citizens or ALFC shares has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by Citizens or ALFC.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. The Articles of Incorporation of ALFC contain no such provision.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution, or winding up of Citizens, whether voluntary or involuntary, the holders of Citizens common shares are entitled to share, on a share-for-share basis, any of the assets or funds of Citizens which are distributable to its shareholders upon such liquidation, dissolution, or winding up.

         In the event of any liquidation, dissolution, or winding up of ALFC, whether voluntary or involuntary, the holders of ALFC preferred shares will have a preferential right to the distributable net assets of ALFC to the extent of $24.875 per share, which amounts to about $262,000 in the aggregate, plus all declared and unpaid dividends to the date of liquidation. Thereafter, ALFC common shareholders will be entitled to share, on a share-for-share basis, any of the remaining amounts or funds of ALFC which are distributable to its shareholders upon such liquidating, dissolution or winding up.

ASSESSMENT AND REDEMPTION

         Citizens shares to be issued upon consummation of the Merger will be fully paid and non-assessable. ALFC shares, for which full consideration has been paid, are deemed to the fully paid and non-assessable.

         ALFC preferred shares are callable at $25.00 per share by ALFC at any time. Additionally, such preferred shares are convertible into ALFC Common Stock, at any time, at the option of the holder. The original conversion ratio was two shares of ALFC Common Stock for each one share of preferred. As a result of subsequent common stock dividends, the conversion ratio has changed to 2.66 shares of common stock for each one share of preferred stock owned.

TRANSFER AGENT

         The transfer agent for ALFC shares is Hancock Bank of Louisiana, Baton Rouge, Louisiana. The transfer agent for Citizens shares is American Stock Transfer and Trust Company, New York, New York.

                                    EXPERTS

         The consolidated financial statements included in this Proxy Statement-Prospectus of American Liberty Financial Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the two-year period ended December 31, 1994, have been audited by Amend, Smith & Co., P.C., independent certified public accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, as incorporated by reference, and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         The legal status of the Citizens Class A Common Stock to be issued pursuant to the Merger will be passed upon by Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202. An opinion as to the tax consequences of the Merger to ALFC and its shareholders will be rendered by Jones & Keller, P.C.

                             ELECTION OF DIRECTORS

         Six directors are to be elected to serve until (i) the Merger is consummated; or (ii) if the Merger is not consummated, until the 1996 Annual Meeting of Shareholders and until their respective successors are elected and qualified. It is intended that the stock in respect of which proxies are given pursuant to this solicitation will be voted for the election of the persons listed below, unless a shareholder specifies in the proxy that authority to vote for the election of directors is withheld. In the event any of the nominees should become unavailable for election, which is not now expected, the proxy will be voted for any substitute nominee or nominees designated by the management. The names of the nominees for whose election the proxies will be voted, and certain information regarding each are as follows:

                                                                                                            Number of
                                                                                                        common shares
                                           Principal                         Corporation                 owned as of
Name                              Age      Occupation                        Office held               April 27, 1995
- ---------------------------------------------------------------------------------------------------------------------
James Ira Dunham                  53       President and Chairman   President and Chairman                    564,561
                                           of the Board of ALFC     of the Board of ALFC
Wilfred Paul Duplessis            84       Rancher and Farmer       Secretary                                 106,480
Charles Elliot Broussard          70       Rancher and Farmer                                                  33,674
Dr. Monroe Jackson
  Rathbone, Jr.                   68       Physician                Medical Director                           34,073
Frank W. Harrison, Jr.            66       Geologist and Investor                                                 399
John Roy Melton                   63       Geologist and Investor                                              73,780


         Each nominee has been a director since March 31, 1977 (except Mr. Harrison and Mr. Melton, who were elected on May 20, 1988), and has been elected to serve until the 1995 Annual Meeting of Shareholders and until each nominee's respective successor is elected and qualified.

         Mr. Dunham of Baton Rouge, Louisiana, has been President and
Chairman of the Board of Directors of ALFC since its inception on March 31, 1977. Mr. Dunham has been President and Chairman of the Board of Directors of ALLIC since its inception on January 26, 1978, and all other subsidiaries since their respective inceptions. Mr. Dunham is a salaried executive officer of ALFC and of its subsidiary ALLIC. From 1965 to 1966 he was a life insurance agent for National Foundation Life Insurance Company, Oklahoma City, Oklahoma. From 1966 to 1969 he was promoted in succession to Zone, District, State and Regional Manager where he served until he became Assistant to the President in 1969 and served in this capacity for National Foundation Life until 1973. From 1973 to 1977, Mr. Dunham was Director of Corporate Development for Investors Trust, Inc. and its life insurance subsidiary in Indianapolis, Indiana. Since 1979 he has been involved in various aspects of oil and gas exploration, production and financing. Mr. Dunham is President and Chairman of the Board of First American Investment Corporation.

         Mr. Duplessis of Gonzales, Louisiana, is a rancher and farmer. He is a partner in a real estate development and director of the New River Soil Conversation District and Community Land Development Company, Inc. Mr. Duplessis is also a former member of the Ascension Parish School Board, Louisiana School Board Legislative Committee and Past President of the Louisiana Cattlemen's Association. He was also elected a Vice President of the Area V Soil and Water Conservation of Louisiana. He has held oil and gas mineral interests as a landowner for over 40 years. He is also a director of First American Investment Corporation.

         Mr. Broussard of Kaplan, Louisiana, is a rice farmer and rancher. Mr. Broussard is a Past President of the National Rice Growers Association. He is also on the Board of

Directors of Universal Fabricators, Inc. In addition, he is Past President of the Beef Industry Council. He has held and managed oil and gas mineral interests for a number of years, and was an oil and gas mineral lease broker. In 1986 Mr. Broussard was selected Acadian Man of the Year by the International Relationship Association of Acadiana. He is also a Director of First American Investment Corporation and President of Inexpo. In 1985 he was ABWA Man of the Year and Past President of Gulf Intercoastal Canal Association and Vice President of the Midwinter Fair Association, LA Livestock Sanitary Board Commission and director for Acadian District Livestock Show. He is also a member of the Wetlands Task Force.

         Dr. Rathbone has practiced surgery in Baton Rouge, Louisiana, since 1958. He is Medical Director of Our Lady of the Lake Regional Medical Center and Chairman of the Board of the Cancer Radiation and Research Foundation, Inc. He is a director of Gulf States Utilities Company and also a director of First American Investment Corporation.

         Mr. Harrison of Lafayette, Louisiana, is an independent oil operator and consulting geologist. Mr. Harrison serves as a board member of Premier Bank of Baton Rouge. He is a Past President of the American Association of Petroleum Geologists, the Lafayette Geological Society, and the Gulf Coast Association of Geological Societies. Additionally, he serves on the Board of Directors of the Independent Petroleum Association of America, is Past President of the American Geologist Institute, and is a member of the Houston Geological Society, New Orleans Geological Society, and the Baton Rouge Geologist Society. He is also a director of First American Investment Corporation and Gulf States Utilities Company and Premier Bank Corp.

         Mr. Melton of Dallas, Texas, has been a Geologist since 1956. His primary business is oil and gas exploration and production. He is a partner of Dynamic Oil & Gas, an active member of the American Association of Petroleum Geologists since 1958, and a member of the Dallas Geological Society. He is also a director of First American Investment Corporation.

         ALFC does not have an audit, nominating, or compensation committee or any similar committee of the Board of Directors. The 1994 Annual Directors' meeting was held on May 12, 1994; five other meetings of the directors were held in 1994. The average attendance at all meetings of the Board was 88.9%. All directors individual attendance at 1994 Board meetings was at least 75%, except for Dr. Rathbone, who attended two-thirds of the Board meetings.

                                 OTHER MATTERS

         The ALFC Board does not intend to bring any matters before the Meeting other than those specifically set forth in the notice of meeting accompanying this Proxy Statement-Prospectus and does not know of any matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the ALFC Board.

         In the event that the Merger is not approved by the ALFC shareholders, any ALFC shareholder who wishes to present a proposal for consideration at the 1996 annual meeting, which is anticipated to be held on Friday, May 12, 1996, of ALFC shareholders must submit such proposal in accordance with the rules promulgated by the SEC. In order for a proposal to be included in ALFC proxy materials relating to the 1996 annual meeting, the shareholder must have submitted such proposal in writing to ALFC not later than December 31, 1995. Such proposals should be addressed to: Office of the Secretary, Mr. Wilfred P. Duplessis, American Liberty Financial Corporation, P.O. Box 64626, Baton Rouge, Louisiana 70896.

                  DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS

         Any Citizens shareholder who wishes to present a proposal for action at the 1996 Annual Meeting of the Citizens shareholders must submit his or her proposal in writing by Certified Mail -- Return Receipt Requested, to Citizens, Inc., 400 East Anderson Lane, Austin, Texas 78752.

Audited Consolidated Financial Statements

AMERICAN LIBERTY FINANCIAL CORPORATION
  AND SUBSIDIARIES

December 31, 1994


Audited Consolidated Financial Statements

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . 1
Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . . . . 2
Consolidated Statements of Operations. . . . . . . . . . . . . . . . . 4
Consolidated Statements of Changes in Stockholders' Equity . . . . . . 5
Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . 6
Notes to Consolidated Financial Statements . . . . . . . . . . . . . . 8

                           AMEND, SMITH & CO., P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS

Bill D. Amend                                              1100 Oklahoma Tower
Joseph E. Brueggen                                             210 Park Avenue
Kenneth L. Carney                                 Oklahoma City, OK 73102-5602
Carl E. Denning                                            BUS: (405) 272-1040
Joseph W. Hornick                                          FAX: (405) 235-6180
Kevin D. Howard                                                 1-800-570-1040
Van R. Minelli
H. Kirby Smith
Nora M. Vinyard


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
American Liberty Financial Corporation
Baton Rouge, Louisiana

We have audited the accompanying consolidated balance sheets of American Liberty Financial Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Liberty Financial Corporation and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                      /s/  Amend, Smith & Co., P.C.
                                      -----------------------------
                                      AMEND, SMITH & CO., P.C.

Oklahoma City, Oklahoma
February 27, 1995

CONSOLIDATED BALANCE SHEETS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES


                                                                       December 31,
                                                                ---------------------------
                                                                    1994           1993
                                                                -----------     -----------
ASSETS

Investments
  Fixed maturity bonds, held-to-maturity (fair value of
    $12,881,320 in 1994 and $11,905,843 in 1993)                $14,172,110     $11,533,518
  Mortgage-backed securities (fair value of $152,355
    in 1994 and $207,609 in 1993)                                   167,307         212,930
  Policy loans                                                      193,000         139,189
  Short-term investments                                            764,022       1,504,375
                                                                -----------     -----------
        Total Investments                                        15,296,439      13,390,012
                                                                -----------     -----------
Restricted Cash
  Funds in escrow per public offering of stock                      529,818         512,731
                                                                -----------     -----------
Cash                                                                152,132         131,201
                                                                -----------     -----------
Investments--Related Parties--Oil and Gas Partnerships                1,039             641
                                                                -----------     -----------
Accrued Investment Income                                           307,164         260,657
                                                                -----------     -----------
Accounts and Notes Receivable
  Agents' notes receivable                                               --           5,219
  Agents' accounts receivable, net of allowance for
    uncollectible accounts of $184,721 in 1994 and $185,025
    in 1993                                                         406,157         567,604
  Income tax receivable                                               2,777              --
  Receivable from oil and gas partnerships                            8,906          14,900
  Other receivables, net of allowance of $2,665 in 1994              59,278          46,693
                                                                -----------     -----------
        Total Accounts And Notes Receivable                         477,118         634,416
                                                                -----------     -----------
Recoverable on Reinsurance                                            9,093           5,493
                                                                -----------     -----------
Deferred Policy Acquisition Costs                                 6,950,147       7,236,055
                                                                -----------     -----------
Property and Equipment
  Building                                                          477,130         477,130
  Fixtures and equipment                                            581,925         589,483
  Less: Accumulated depreciation                                   (474,495)       (407,952)
                                                                -----------     -----------
                                                                    584,560         658,661
                                                                -----------     -----------
Deferred Offering Costs                                              69,087          68,047
                                                                -----------     -----------
Deferred Tax Asset                                                1,831,268       1,821,795
                                                                -----------     -----------
 Other Assets                                                       107,902          89,068
                                                                -----------     -----------
        TOTAL ASSETS                                            $26,315,767     $24,808,777
                                                                ===========     ===========

See notes to consolidated financial statements.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES


                                                                                                           December 31,
                                                                                               ------------------------------------
                                                                                                   1994                     1993
                                                                                                -----------              ----------
LIABILITIES
Policy Liabilities and Accruals
  Future policy benefits: Life                                                                  $10,893,707             $ 9,403,394
                          Accident and health                                                     3,290,216               2,765,523
  Policy claims payable:  Life                                                                      128,297                 157,205
                          Accident and health                                                       813,000                 752,685
                                                                                                -----------              ----------
         Total Policy Liabilities and Accruals                                                   15,125,220              13,078,807
                                                                                                -----------              ----------
Other Policyholders' Funds
  Policy guaranteed additonal benefits and accrued interest                                         372,360                 404,328
  Dividends and accrued interest                                                                    434,443                 412,671
  Amounts submitted with unprocessed applications                                                     5,412                  21,351
                                                                                                -----------              ----------
         Total Other Policyholders' Funds                                                           812,215                 838,350
                                                                                                -----------              ----------
Other Liabilities
  Accounts payable, trade                                                                            95,199                  49,828
  Payable for costs of public offering of stock of subsidiary                                         1,516                   2,600
  Amounts held for Agents                                                                            89,113                  78,644
  Accrued taxes, other than income taxes                                                             99,339                 122,216
  Other withholdings payable                                                                         37,399                  35,777
  Income taxes payable                                                                                  --                    8,094
  Deferred income taxes                                                                           1,870,328               2,019,807
  Unearned interest income on policy loans                                                            7,114                   5,183
  Note from stockholder                                                                              30,620                     --
                                                                                                -----------              ----------
         Total Other Liabilities                                                                  2,230,628               2,322,149
                                                                                                -----------              ----------
         Total Liabilities                                                                       18,168,063              16,239,306
                                                                                                -----------              ----------
Deferred Credit -- Sales Proceeds Collected from Public Offering of Stock of Subsidiary,
  net of subscriptions receivable                                                                    15,351                  11,050
                                                                                                -----------              ----------
Minority Interest in Consolidated Subsidiary                                                         14,954                  23,488
                                                                                                -----------              ----------
Related Party Transactions and Contingent Liabilities                                                   --                    2,428
                                                                                                -----------              ----------
STOCKHOLDERS' EQUITY
  Capital shares:
    Preferred stock, 8% non-cumulative, convertible and callable, par value $24.875,
      200,000 shares authorized, issued and outstanding, 10,525 shares in 1994 and
      10,885 shares in 1993                                                                         261,809                 270,764
    Common stock, par value $.125, 2,129,600 shares authorized, issued and outstanding,
      2,099,187 shares in 1994 and 2,098,229 shares in 1993                                         262,398                 262,278
  Other stockholders' equity:
    Additional paid-in capital                                                                    6,018,187               6,009,351
    Syndication costs on oil and gas partnership                                                        (80)                    (80)
    Retained earnings (exceeds accumulated deficit as determined in accordance with
      statutory accounting requirements by $4,356,536 in 1994 and $4,675,437 in 1993)             1,575,085               1,990,192
                                                                                                -----------              ----------
         Total Stockholders' Equity                                                               8,117,399               8,532,505
                                                                                                -----------              ----------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $26,315,767             $24,808,777
                                                                                                ===========             ===========


See notes to consolidated financial statements.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

            AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES



                                                        Year Ended December 31,
                                                       --------------------------
                                                          1994           1993
                                                       ----------      ----------
REVENUES
  Premiums:
    Life                                               $3,888,940      $4,202,192
    Accident and health                                 3,809,377       3,728,561
                                                       ----------      ----------
        Total Premiums                                  7,698,317       7,930,753
  Net investment income                                 1,026,343         868,962
  Realized gains on investments                             2,677          12,889
  Other income                                            186,587         249,156
                                                       ----------      ----------
        Total Revenues                                  8,913,924       9,061,760
                                                       ----------      ----------
BENEFITS AND EXPENSES

Benefits, Claims, and Settlement Expenses
  Death benefits                                       1,094,776        1,168,548
  Accident and health benefits                         1,805,499        1,678,926
  Policy guaranteed additional benefits and interest      33,790           45,716
  Cash surrender values paid                             209,229          210,101
  Interest paid to policyholders                          81,190           71,208
  Change in liabilities for future policy benefits:
    Life                                                1,137,331       1,459,882
    Accident and health                                   524,693         361,973
                                                       ----------      ----------
        Total Benefits, Claims, and Settlement
          Expenses                                      4,886,508       4,996,354
                                                       ----------      ----------
Policyholders' Share of Earnings on Participating
  Policies                                                 88,675          99,546
                                                       ----------      ----------
Underwriting, Acquisition, Insurance, and Operating
  Expenses
  Amortization of deferred policy acquisition costs     1,452,826       1,446,408
  Other:
    General, administrative, and commission expenses    2,652,500       2,491,508
    Taxes, licenses and fees                              384,167         378,067
    Advances in excess of commissions earned                  --           21,223
                                                       ----------      ----------
        Total Underwriting, Acquisition, Insurance,
          and Operating Expenses                        4,489,493       4,337,206
                                                       ----------      ----------
Other (Income) Expenses -- Equity in (Gains)
  Losses of Partnerships                                     (518)            (52)
                                                        ----------     ----------
        Total Benefits and Expenses                      9,464,158      9,433,054
        Loss Before Provision For Income Taxes and
          Minority Interest in Net Loss of
          Consolidated Subsidiary                         (550,234)      (371,294)
                                                        ----------     ----------
PROVISION FOR (BENEFIT FROM) INCOME TAXES
  Current                                                   32,359         60,758
  Deferred                                                (158,952)      (254,238)
                                                        ----------     ----------
        Total Provision For (Benefit From)
          Income Taxes                                    (126,593)      (193,480)
                                                        ----------      ---------
MINORITY INTEREST IN NET LOSS OF CONSOLIDATED
  SUBSIDIARY                                                (8,534)        (1,761)
                                                        ----------      ---------
        NET LOSS                                        $ (415,107)    $ (176,053)
                                                        ==========     ==========

NET LOSS PER COMMON PRIMARY SHARE                       $     (.20)    $     (.08)
                                                        ==========     ==========
NET LOSS PER FULLY DILUTED SHARE                        $     (.20)    $     (.08)
                                                        ==========     ==========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES


                                                                                        Additional
                                                       Preferred        Common            Paid-In   Syndication     Retained
                                                         Stock           Stock            Capital       Costs       Earnings
                                                       ---------       ---------       -----------   ----------   -----------
BALANCE AT DECEMBER 31, 1992                            $270,764        $262,277         $5,542,332      $(80)     $2,166,245
  Scrip stock redeemed                                        --               1                 --        --              --
  Increase in equity resulting from issuance of stock
    by consolidated subsidiary                                --              --            467,019        --              --
  Net loss                                                    --              --                 --        --        (176,053)
                                                        --------        --------         ----------      ----      ----------
BALANCE AT DECEMBER 31, 1993                             270,764         262,278          6,009,351       (80)      1,990,192
  Conversion of preferred shares to common shares         (8,955)            120              8,836        --              --
  Net loss                                                    --              --                 --        --        (415,107)
                                                        --------        --------         ----------      ----      ----------
BALANCE AT DECEMBER 31, 1994                            $261,809        $262,398         $6,018,187      $(80)     $1,575,085
                                                        ========        ========         ==========      ====      ==========



See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                             Year Ended December 31,
                                                                                        -----------------------------------
                                                                                           1994                    1993
                                                                                        -----------             -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                     $  (415,107)            $  (176,053)
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
      Net amortization of premiums and discounts on fixed maturity bonds                     15,510                   8,006
      Realized gains on investments                                                          (2,677)                (12,889)
      Loss on sale of property and equipment                                                  1,549                     468
      Equity in (gains) losses of partnerships                                                 (518)                    (52)
      Provision for losses on Agents' and other accounts receivable                           3,463                  18,551
      Amortization of deferred policy acquisition costs                                   1,452,826               1,446,408
      Depreciation and amortization of property and equipment                                77,539                  86,858
      Amortization or organization costs                                                      2,836                   2,836
      Change in deferred tax asset                                                           (9,473)               (253,416)
      Change in deferred income tax liability                                              (149,479)                   (822)
      Minority interest in net income (loss) of consolidated subsidiary                      (8,534)                 (1,761)
      Changes in operating assets and liabilities:
        Decrease (increase) in policy loans                                                 (53,811)                (26,571)
        Decrease (increase) in accrued investment income                                    (46,507)                (43,699)
        Decrease (increase) in Agents' accounts receivable                                  166,970                 320,149
        Decrease (increase) in income taxes receivable                                       (2,777)                  9,909
        Decrease (increase) in receivable from oil and gas partnerships                       5,994                  (5,109)
        Decrease (increase) in other receivables                                            (15,250)                (35,371)
        Decrease (increase) in recoverable on reinsurance                                    (3,600)                  1,373
        Decrease (increase) in deferred policy acquisition costs                         (1,166,918)             (1,736,700)
        Decrease (increase) in other assets before amortization of
          organization costs                                                                (21,670)                (38,921)
        Increase (decrease) in policy liabilities and accruals                            2,046,413               2,170,445
        Increase (decrease) in policy guaranteed additional benefits and
          accrued interest                                                                  (31,968)                 39,039
        Increase (decrease) in dividends and accrued interest                                21,772                 (17,581)
        Increase (decrease) in amounts submitted with unprocessed applications              (15,939)                  8,040
        Increase (decrease) in accounts payable, trade                                       45,371                 (27,812)
        Increase (decrease) in amounts held for Agents                                       10,469                  (6,379)
        Increase (decrease) in accrued taxes other than income taxes                        (22,877)                 71,839
        Increase (decrease) in other withholdings payable                                     1,622                  14,851
        Increase (decrease) in income taxes payable                                          (8,094)                 (7,815)
        Increase (decrease) in related party transactions                                    (2,428)                  2,428
        Increase (decrease) in unearned interest income on policy loans                       1,931                   1,016
                                                                                        -----------             -----------
            Net Cash Provided By Operating Activities                                     1,876,638               1,811,265
                                                                                        -----------             -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales and calls before maturity of fixed maturity bonds                     170,134               1,362,966
  Purchases of fixed maturity bonds                                                      (2,775,934)             (5,736,322)
  Purchases of certificates of deposit                                                      (67,564)                (41,642)
  Redemption of certificates of deposit                                                     698,784               4,164,552
  Decrease (increase) in other short-term investments                                       109,133                (135,451)
  Distributions from oil and gas partnership                                                    120                     107
  Proceeds from sales of property and equipment                                               1,200                   2,775
  Purchases of property and equipment                                                        (6,190)                (28,728)
                                                                                        -----------             -----------
            Net Cash Used In Investing Activities                                        (1,870,317)               (411,743)
                                                                                        -----------             -----------


AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES



                                                                                           Year Ended December 31,
                                                                                         -----------------------------
                                                                                           1994               1993
                                                                                         --------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales proceeds collected from public offering of stock of subsidiary                   $  3,200          $    59,050
  Deferred offering costs incurred                                                         (1,039)             (29,068)
  Increase (decrease) in payable for costs of public offering of stock
    of subsidiary                                                                          (1,084)               2,321
  Repayment of borrowings                                                                      --           (1,432,929)
  Proceeds from borrowing                                                                  30,620                   --
                                                                                         --------          -----------
      Net Cash Provided By Financing Activities                                            31,697           (1,400,626)
                                                                                         --------          -----------
      Increase (Decrease) In Cash And Restricted Cash                                      38,018               (1,104)

CASH AND RESTRICTED CASH AT BEGINNING OF YEAR                                             643,932              645,036
                                                                                         --------          -----------
CASH AND RESTRICTED CASH AT END OF YEAR                                                  $681,950          $   643,932
                                                                                         ========          ===========

See notes to consolidated financial statements.



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of certain significant accounting policies followed in the preparation of these financial statements.

Principles of Consolidation: The consolidated financial statements include the accounts of American Liberty Financial Corporation (the Company) and its wholly-owned subsidiaries, which are: American Liberty Life Insurance Company; American Liberty Exploration Corporation; American Liberty Exploration Corporation, 1981-1; American Liberty Exploration Corporation, 1982-1, and American Liberty Securities Corporation; and majority-owned subsidiary, First American Investment Corporation, which includes Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc. (both wholly-owned subsidiaries of First American Investment Corporation). All material intercompany accounts and transactions have been eliminated.

Investments: Debt securities that management has the intent and ability to hold to maturity are classified as held-to-maturity and are carried at cost, adjusted for amortization of premiums and accrual of discounts, using methods approximating the interest method. Cost of securities sold or redeemed prior to maturity date is recognized using the specific identification method. Short-term investments composed of money market accounts, mutual fund accounts, and certificates of deposit are carried at cost, which approximates market.

Mortgage-Backed Securities: Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Management intends, and has the ability, to hold such securities to maturity. Should any be sold, cost of securities sold is determined using the specific identification method.

Cash Equivalents: For the purposes of cash flows, the Company considers cash and cash equivalents to be composed of non-interest bearing cash accounts and restricted cash, and cash in escrow (interest bearing) related to the subsidiary public offering of stock.

Basis of Oil and Gas Accounting: American Liberty Financial Corporation and its subsidiaries have elected to use the "successful efforts" method of costing for their oil and gas operations through investments in oil and gas partnerships. Under successful efforts costing, except for acquisition costs of properties, a direct relationship between costs incurred and specific reserves discovered is required before costs are identified with assets.

An acquired property is regarded as an asset until either a determination is made that it does not contain oil and gas reserves or the property is surrendered. Capitalized costs relating to producing properties are amortized as the reserves underlying those properties are produced.

Allowance for Uncollectible Accounts: Receivable accounts are periodically reviewed by management for collectibility. An allowance account has been established for the estimated uncollectible balance at the end of each year.

Deferred Policy Acquisition Costs: American Liberty Life Insurance Company currently issues only individual ordinary life and individual accident and health policies. Certain costs of acquiring insurance policies are deferred at the time

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

Deferred Policy Acquisition Costs--Continued

the Company incurs the cost. The deferred costs are then amortized against income over the benefit period up to a maximum of 20 years. Amortization is based on the same assumptions used for future policy benefits as described below.

Depreciation and Amortization: Depreciation and amortization are computed by the double-declining and straight-line methods at rates estimated to recover the cost of the related assets over their expected useful lives. The range of such lives is from 3 to 31.5 years.

Deferred Offering Cost: Specific incremental costs directly attributable to a public offering of common stock of First American Investment Corporation currently in process (See Notes J and N.) have been deferred and will be charged against the gross proceeds of the offering, or charged to expense if the offering is terminated.

Organization Costs: Organization costs incurred in 1990 for Funeral Homes of Louisiana, Inc. are being amortized on a straight-line basis over a 60 month period.

Intangible Assets: Intangible assets acquired by First American Investment Corporation are being amortized on a straight-line basis over a 60 month period.

Future Policy Benefits: Reserves for future policy benefits for all of the Company's traditional plans of life insurance have been computed principally by the net level premium method with assumptions as to investment yields, mortality, and withdrawals based upon Company and industry experience, adjusted to provide for possible unfavorable deviation from the mortality table and investment yield assumptions.

Reserves for accident and health benefits have been computed with assumptions that consider investment yields, morbidity, and withdrawals based upon Company and industry experience, adjusted to provide for possible unfavorable deviation from the morbidity table and investment yield assumption.

The benefit reserves for annuities are stated at full fund accumulation balance with allowance for surrender charges.

Policy Claims Payable: The liability for policy claims payable is composed of claims reported but not paid and claims incurred but not reported.

American Liberty Life Insurance Company has developed a procedure for calculating incurred but unreported health benefit claim costs based on averaging prior year claims using dates that claims are incurred, reported to the insurance company, and subsequently paid by the insurance company. In addition, the insurance company, in 1993, initiated procedures to specifically identify and reserve for "jumbo claims" based on claimant's medical history and similar experience.

Deferred Income Taxes: The Company computes and records income taxes payable based upon current taxable income. Deferred tax liabilities and assets are provided for termporary differences between book and tax asset and liability basis in accordance with SFAS 109 at current income tax rates. The actual tax liability or credit will depend on subsequent operations of the Company and its subsidiaries and the rates in effect at the time such differences in basis are taxed. Items relating to the deferred income tax liabilities arise from temporary differences related to capitalization of deferred acquisition costs.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

Deferred Income Taxes -- Continued

The deferred tax asset is the result of items relating principally to temporary differences between accounting and tax reserve methods for the insurance subsidiary and to net operating loss carryovers and minimum tax credit carryovers. A valuation account has been established for a portion of the deferred tax asset which may expire before being used to offset taxable income.

Issuance of Stock by Subsidiary: Changes in American Liberty Financial Corporation's proportionate share of equity in first American Investment Corporation, which resulted from the additional equity raised by the subsidiary through issuance of its stock (See Note N.), are accounted for as an equity transaction in consolidation.

Recognition of Revenue: Insurance premium revenues are recognized as income when earned. Premiums are reflected net of reinsurance ceded. (See Note G.)

Earnings Per Share: Primary earnings per share are computed on the weighted average number of shares of common stock and equivalents (convertible preferred stock) assumed outstanding during the year of computation.

Fully diluted earnings per share are computed based on the weighted average number of shares of common stock and equivalents assumed outstanding during the year as if the convertible preferred stock had been converted at the beginning of the period.

Reclassification: Certain prior year amounts have been reclassified to conform with current year presentation.


NOTE B -- NATURE OF BUSINESS

The Company was incorporated under the Louisiana Business Corporation Act for the purpose of organizing and financing a proposed Louisiana life insurance company. American Liberty Life Insurance Company began insurance marketing operations in March, 1979.

American Liberty Exploration Corporation, American Liberty Exploration Corporation, 1981-1, and American Liberty Exploration Corporation, 1982-1 were incorporated on October 23, 1980, July 6, 1981, and January 7, 1982, respectively, under the laws of the State of Louisiana. These corporations were established for the purpose of forming partnerships in commendam (similar to limited partnerships in other states) in which the corporations are general partners, and with the intent to invest in leasing, exploration, development, production, and operation of various oil and gas properties.

American Liberty Securities Corporation was incorporated on July 1, 1981 under the laws of the State of Louisiana. American Liberty Securities Corporation was established for the purpose of recruiting and training a sales staff to market specific qualifying securities.

First American Investment Corporation was formed in November, 1984 for the purpose of organizing and financing proposed funeral home companies (Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc.), and a proposed

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE B -- NATURE OF BUSINESS -- Continued

Louisiana life insurance company (First Investment Life Insurance Company). Funeral Homes of Louisiana, Inc. was formed in 1989 and Funeral Homes of America was formed in 1993. See Notes J and N for a discussion of First American Investment Corporation's stock offering.

NOTE C--NET INVESTMENT INCOME, FIXED MATURITY BONDS,
        MORTGAGE-BACKED SECURITIES, AND SHORT-TERM INVESTMENTS

Interest income from fixed maturity bonds, short-term investments, and policy loans are as follows:


                                                      1994             1993
                                                   ----------         --------
Fixed maturity bonds, held-to-maturity             $  951,392         $716,061
Mortgage-backed securities                             11,937           18,325
Short-term investments and policy loans                90,522          169,421
                                                   ----------         --------
     Total Interest                                 1,053,851          903,807
Less: Investment expenses                             (27,508)         (34,845)
                                                   ----------         --------
     Net Investment Income                         $1,026,343         $868,962
                                                   ==========         ========

Fixed maturity bonds held-to-maturity are as follows:


                                                                                          Gross          Gross
                                                                        Amortized      Unrealized      Unrealized       Fair
                                                                           Cost           Gains          Losses         Value
                                                                        -----------      --------      ----------     -----------
1994
  U.S. Treasury Securities and obligations of
    U.S. Government and agencies                                        $ 2,041,057      $  1,685      $   39,052     $ 2,003,690
  Corporate Securities                                                    6,789,555         6,830         518,755       6,277,630
  Debt Securities issued by states and political subdivisions:
    U.S.                                                                    289,679            --          28,679         261,000
    Other countries                                                         403,201            --          41,201         362,000
  Other Debt Securities (Public Utilities):
    U.S.                                                                  4,337,480         1,072         630,552       3,708,000
    Other countries                                                         311,138            --          42,138         269,000
                                                                        -----------      --------      ----------     -----------
      Total Fixed Maturity Bonds at 12/31/94                            $14,172,110      $  9,587      $1,300,377     $12,881,320
                                                                        ===========      ========      ==========     ===========

1993
  U.S. Treasury Securities and obligations of U.S.
    Government and agencies                                             $ 1,128,795      $115,858      $       --     $ 1,244,653
  Corporate Securities                                                    6,045,007       322,039          20,856       6,346,190
  Debt Securities issued by states and political subdivisions:
    U.S.                                                                    104,301         5,699              --         110,000
    Other countries                                                         107,663            --           6,663         101,000
  Other Debt Securities (Public Utilities):
    U.S.                                                                  3,939,943        46,366          93,309       3,893,000
    Other countries                                                         207,809         3,191              --         211,000
                                                                        -----------      --------      ----------     -----------
     Total Fixed
       Maturity Bonds at 12/31/93                                       $11,533,518      $493,153      $  120,828     $11,905,843
                                                                        ===========      ========      ==========     ===========


AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE C -- NET INVESTMENT INCOME, FIXED MATURITY BONDS,
          MORTGAGE-BACKED SECURITIES, AND SHORT-TERM INVESTMENTS -- Continued

Mortgage-backed securities consist of the following:

                                             Gross       Gross
                              Amortized   Unrealized   Unrealized    Fair
                                 Cost        Gains       Losses      Value
                              ---------   ----------  -----------   --------
1994
 GNMA                         $167,307    $     -       $14,952     $152,355
                              ========    ==========    =======     ========

1993
 GNMA                         $212,930    $     -       $ 5,321     $207,609
                              ========    ==========    =======     ========

The amortized cost and estimated market value of debt securities at December 31, 1994, by contractual maturity, are as follows:

                                                Amortized         Fair
                                                   Cost           Value
                                                -----------     -----------

  Due on one year or less                       $   226,815     $   228,500
  Due after one year through five years           1,082,094       1,062,880
  Due after five years through ten years          5,528,793       5,201,550
  Due after ten years                             7,334,408       6,388,390
                                                -----------     -----------
                                                 14,172,110      12,881,320
  Mortgage-backed securities                        167,307         152,355
                                                -----------     -----------
                                                $14,339,417     $13,033,675
                                                ===========     ===========

Short-term investments and restricted cash included $876,026 and $845,025 invested in Merrill Lynch U.S.A. Government Reserves at December 31, 1994 and 1993, respectively.

NOTE D -- INVESTMENTS IN OIL AND GAS PARTNERSHIPS

The Company accounts for its interest in oil and gas partnerships through its subsidiaries which are the general partners on the equity method of accounting. Investment balances in the partnership at December 31, 1994 and 1993 were $1,039 and $641, respectively.

NOTE E -- DEFERRED POLICY ACQUISITION COSTS

Details of deferred policy acquisition costs are as follows:

                                                   1994            1993
                                                ----------      ----------
  Beginning balance                             $7,236,055      $6,945,763
  Deferrable costs incurred, commissions
    on first year and renewal business           1,098,193       1,522,485
  Other                                             68,725         214,215
                                                ----------      ----------
                                                 8,402,973       8,682,463
  Charged against income                         1,452,826       1,446,408
                                                ----------      ----------
    Ending Balance                              $6,950,147      $7,236,055
                                                ==========      ==========
  Net (decrease) increase in balance            $ (285,908)     $  290,292
                                                ==========      ==========
  First year gross premiums                     $1,016,056      $1,631,227
                                                ==========      ==========
  Renewal year gross premiums                   $6,714,438      $6,348,472
                                                ==========      ==========

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE F -- INDIVIDUAL PARTICIPATING LIFE POLICIES

Individual participating life insurance policies are 17 percent of the amounts for insurance in force and seven percent of premium income for life insurance related plans. Insurance earnings and dividends on individual participating life policies are determined by actuarial assumptions included in asset share studies prepared at the time the policies are developed. The policies become eligible for dividends when the policies have been paid to the end of the second year. The amount of dividends to be paid to policyholders is determined annually as a percentage of the basic gross annual premium of the policies and is declared by the Board of Directors based on mortality and persistency experience on the participating policies during the year. Dividends are not guaranteed on individual participating life policies.


NOTE G -- REINSURANCE

Liability for future policy benefits is reported before the effects of reinsurance. Reinsurance receivables (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsurance contracts. Such amounts have been presented in accordance with Statement of Financial Accounting Standards No. 113, Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts. The Company is liable if the reinsuring companies are unable to meet their obligations under the reinsurance agreements.

                                                                          Percentage
                                       Ceded To    Assumed                Of Amount
 December 31,                Gross      Other    From Other       Net      Assumed
     1994                   Amount    Companies   Companies     Amount      To Net
- --------------            ----------  ---------  ----------   ----------  ----------
Life insurance
  in force (in
  thousands)              $   40,735   $   884     $  -       $   39,851    $  -
Premiums, life insurance  $3,643,028   $(2,489)    $  -       $3,645,517    $  -

American Liberty Life Insurance Company retains life insurance risk up to a maximum of $32,000. If the policy coverage exceeds $32,000, the Company reinsures the portion of the policy amount over $30,000. The portion over $30,000 is reinsured at various reinsurance premium rates with other insurance companies. Total reinsured ordinary life amounts were $884,000 at December 31, 1994 and $1,400,000 at December 31, 1993. Generally, in the event of impairment of a reinsurer, the Company must reassume the insurance risk. Reinsurance costs or ordinary life insurance are expensed with appropriate credits to reserves on the risk reinsured.

American Liberty Life Insurance Company also reinsures all accidental death policies through a coinsurance arrangement whereby 90 percent of the benefit risk is assumed by the reinsurer. The reinsurance agreement may be terminated by either party sending to the other written notice of not less than 60 days. Reinsurnce costs on the accidental death policies are expensed with appropriate credits to reserves on the risk reinsured.

NOTE H -- INCOME TAXES

The Company's insurance subsidiary files its income tax returns as a life insurance company. Under provisions of the Tax Reform Act of 1984, life insurance companies are subject to federal income tax on life insurance company

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE H -- INCOME TAXES -- Continued

taxable income, which is life insurance gross income minus life insurance deductions. Life insurance company gross income consists of amounts generally include in gross income; and life insurance company deductions are the sum of
(i) general deductions and (ii), if applicable, the small life insurance company deduction.

The Company adopted SFAS 109, which mandates the liability method for computing deferred income taxes.

A deferred asset has been established for temporary differences that will result in deductible amounts and for carryforwards. Management feels it is possible that a portion of these deferred tax assets may not be used to offset taxable income within the time allowed. Therefore, a valuation allowance has been established.

The approximate tax effects of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax liabilities and deferred tax assets are as follows:


                                                      1994            1993
                                                    ----------      ----------
Capitalization of deferred acquisition cost         $1,870,328      $2,019,807
                                                    ----------      ----------
     Deferred Tax Liability                         $1,870,328      $2,019,807
                                                    ==========      ==========
Difference in reserve basis                         $1,247,452      $1,206,709
Bad debt reserve                                        56,348          62,910
Other                                                    3,604           6,035
Net operating loss carryovers                          456,501         384,974
Alternative minimum tax credit carryovers              237,948         217,280
                                                    ----------      ----------
     Deferred Tax Asset                              2,001,853       1,877,908
Valuation allowance                                   (170,585)        (56,113)
                                                    ----------      ----------
     Net Deferred Tax Asset                         $1,831,268      $1,821,795
                                                    ==========      ==========


Provisions for income taxes in the Consolidated Statements of Operations are different than the federal statutory rates of 34 percent applied to income before taxes. The reasons for this are as follows:

                                                      1994            1993
                                                    ----------      ----------
Federal income tax statutory rate
  on taxable income                                 $ (187,078)     $ (126,240)
Rate brackets                                          (11,750)         (9,694)
Change in life insurance
  temporary differences                                 12,798           1,088
Small business deduction                               (75,258)       (110,727)
Valuation allowance                                    114,472          56,113
Other                                                   20,223          (4,020)
                                                    ----------      ----------
     Federal Income Tax Expense                       (126,593)       (193,480)
State income taxes                                          --              --
                                                    ----------      ----------
     Provision For Income Taxes
       Per Financial Statements                     $ (126,593)     $ (193,480)
                                                    ==========      ==========


Deferred income taxes are provided on amounts that represent temporary differences between financial and tax reporting. Sources of temporary differences and the related provision for deferred income taxes in the Consolidated Statements of Operations are as follows:

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE H -- INCOME TAXES -- Continued

                                                   1994         1993
                                                ----------   ----------
Taxes effects of temporary differences:
  Life insurance subsidiary                     $(192,952)   $(252,118)
  Advances in excess of commissions
    earned                                              -            -
  Net operating losses from non-life
    subsidiaries                                   34,000       (2,120)
                                                ---------    ---------
      Provision For (Benefit From)
        Deferred Income Taxes                   $(158,952)   $(254,238)
                                                =========    =========

There is approximately $29,000 in policyholders' surplus for the life insurance company related to pre-1984 tax law that would become taxable if dividend distributions exceeded shareholders' surplus. Under SFAS 109, a deferred liability is not provided for this item. If policyholder surplus became taxable, income taxes of approximately $9,860 would result.

American Liberty Financial Corporation and its subsidiaries have available, at December 31, 1994, unused non-life insurnace company operating loss carryforwards of approximately $1,342,000, which may be applied against future consolidated federal taxable income. The operating loss carryforwards will expire from 2002 to 2009. The 1994 current tax expense reflects no use of net operating loss carryforwards or alternative minimum tax operating loss carryforwards.

American Liberty Financial Corporation has available, at December 31, 1994, unused operating loss carryforwards of $1,876,000, which may be applied against future State of Louisiana taxable income. These carryforwards expire in various years from 1999 to 2009. American Liberty Securities Corporation has operating loss carryforwards of $23,480, which may be applied against future State of Louisiana taxable income. These carryforwards will expire form 1999 to 2009.

NOTE I -- RELATED PARTY TRANSACTIONS

American Liberty Financial Corporation, in the normal course of business, is involved in transactions with its subsidiaries. Such transactions are summarized as follows:

                                                  1994         1993
                                                ---------    ---------
Rental income to Company from
  American Liberty Life Insurance
  Company                                       $  50,265    $  46,685
                                                =========    =========

Expenses paid by subsidiaries and
  allocated to the Company                      $  37,592    $  38,156
                                                =========    =========

Expenses and costs paid by the
  Company and allocated to
  subsidiaries                                  $  47,165    $  52,524
                                                =========    =========

With respect to the above transactions and those related to income taxes, accounts receivable balances from the subsidiaries at December 31, 1994 and 1993 are as follows:

                                                  1994         1993
                                                ---------    ---------
Accounts receivable, net                        $  61,681    $ 229,521
                                                =========    =========

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE I -- RELATED PARTY TRANSACTIONS -- Continued

Although payments of the intercompany accounts receivable any payable are usually expected to be by funds and activities during the normal course of business, certain payments were made subsequent to year end other than in the normal course of business. (See Note Q.)

At December 31, 1994 and 1993, the oil and gas exploration subsidiaries of American Liberty Financial Corporation had accounts receivable for expenses incurred by oil and gas partnerships in which the subsidiaries are the general partners. The receivable also includes an amount from the subsidiary, First American Investment Corporation, which acquired the rights to intangible assets and assumed a payable.

The amounts receivable by American Liberty Exploration Corporation are from the following:


                                                          1994       1993
                                                         -------    -------
    American Liberty Exploration
      Partnerships                                       $ 8,906    $14,900
    First American Investment
      Corporation                                         10,299     10,299
                                                         -------    -------
        Total                                            $19,205    $25,199
                                                         =======    =======

In addition, receivables of approximately $460,000 related to First American Investment Corporation are subject to the contingency described in Note J.

The subsidiary of First American Investment Corporation, Funeral Homes of Louisiana, Inc., incurred certain operating costs prior to production of income which were paid by the affiliate company, American Liberty Life Insurance Company. This amount of $28,777 is an accounts payable/receivable between the affiliates.

In conjunction with construction of the funeral home for Funeral Homes of Louisiana, Inc., a ten year, 9% mortgage in the amount of $125,000 was funded by American Liberty Life Insurance Company. The balance at December 31, 1994 is $106,532.

In 1994, a subsidiary, First American Investment Corporation, paid an officer salaries for 1990 through 1994 previously approved by the Board of Directors. Of $42,923 paid, the officer had loaned $30,620 back, with interest of 8.5%. The balance is due December 29, 1995.

NOTE J -- CONTINGENT LIABILITIES

American Liberty Exploration Corporation and American Liberty Exploration Corporation, 1981-1, as General Partners of American Liberty Exploration Partners, 1980, and American Liberty Exploration Partners, 1981-1 (See Note D.), may have liability with respect to partnership operations in accordance with the respective partnership articles and Louisiana Law.

State insurance laws restrict the ability of insurance companies to pay dividends or make loans to affiliates. The Company's insurance subsidiary is restricted as to the amount it can dividend to the parent company without giving prior notice, or, in some cases, receiving prior approval from the Insurance Commissioner of Louisiana. In addition, First American Investment Corporation is similarly restricted by prospectus requirements. These constraints do not

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE J -- CONTINGENT LIABILITIES -- Continued

affect subsidiary liquidity; however, they can limit the ability of the parent to use cash generated by the subsidiaries to fund dividends and obligations of the parent. These restrictions are not expected to affect the ability of the Company to meet its obligations.

As described in Note N, First American Investment Corporation (FAIC) has raised capital through an offering of common stock. In 1993, a dispute arose as to which Louisiana agency had jurisdiction over the offering. While this was being resolved, and to the present, FAIC was unable to obtain approval to sell shares. It was ultimately determined, in 1994, that the Insurance Commissioner of Louisiana had jurisdiction over the offering. Prior prospectuses indicated that the offering was to terminate on December 31, 1994, but the Company has applied to the Insurance Commissioner for an extended offering period.

The Insurance Commissioner has indicated that if certain conditions are met, he will review a current prospectus for the purpose of determining whether he will allow the offering to resume. The plan discussed with the Insurance Commissioner requires FAIC to purchase a life insurance company and fund it for an agreed capital amount, presently thought to be $300,000. For part of the funding, FAIC would contribute the stock of its funeral home subsidiaries to the capital of the insurance subsidiary. FAIC is reviewing life insurance companies available for purchase, but a purchase has not yet been made.

Final outcome of the acquisition of a suitable life insurance subsidiary, obtaining other funding for the life insurance subsidiary and offering, and approval in general of the request to extend the offering is unknown at this time. Should the offering not be continued, certain assets related to the offering will be expensed (approximately $105,000) and payment of liabilities may require capital contributions of the majority stockholder, American Liberty Financial Corporation.

These financial statements have been presented on the basis that First American Investment Corporation is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

On June 30, 1993, the subsidiary, American Liberty Life Insurance Company, voluntarily agreed to cease writing new business in the State of Georgia pending compliance with recent law changes requiring all insurance companies to increase capital to $1,500,000. Since capital requirements were not met by June 30, 1994, the company's Georgia license was suspended until the capital is increased to $1,500,000. The company can continue to collect premiums and service renewal business and the suspension is not expected to have a material effect on operations. Premiums collected in Georgia comprises approximately 14% of gross premiums in 1993.

NOTE K -- CAPITAL SHARES

The 8% non-cumulative, non-voting preferred stock (par value $24.875) can be converted to common stock at any time. The conversion ratio, prior to May 19, 1989, was two shares of common stock for each share of preferred, as determined and approved by the Louisiana Commissioner of Insurance. As a result of common stock dividends, the conversion ratio has changed to 2.66 shares of common stock for each share of preferred converted after May 17, 1991.

If not converted, preferred stock may be called at $25 per share by the Company at any time. In the event of liquidation, the holders of the preferred stock

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE K -- CAPITAL SHARES -- Continued

will have a preferential right to the net assets of the Company to the extent of $28.875 per share plus all declared and unpaid dividends to the date of liquidation. Accordingly, common stockholders will be entitled to all remaining assets of the company. Shares of common stock were issued based on conversion ratios in effect at time of issue as follows:

                        Year      Preferred     Common
                        ----      ---------     ------
                        1994         360          958
                        1993           -            -


NOTE L -- STATUTORY STOCKHOLDERS' EQUITY AND STATUTORY NET GAIN

Statutory stockholders' equity and statutory net gain from operations for each year for American Liberty Life Insurance Company are as follows:

                                                   Statutory
                                Statutory           Net Gain
                              Stockholders'       (Loss) From
                                 Equity            Operations
                              ------------        ------------
December 31, 1994              $2,374,920          $ (92,197)
December 31, 1993               2,136,904           (138,973)


NOTE M -- REALIZED GAINS ON INVESTMENTS

During 1994 and 1993, certain fixed maturity bonds held by the Company for investment were called for redemption prior to their scheduled maturity dates, which resulted in net realized gains.

                                              1994             1993
                                            ---------       -----------
Proceeds on the redemptions of
  fixed maturity bonds                      $ 170,134       $ 1,362,966
Amortized cost of bonds redeemed             (167,457)       (1,350,077)
                                            ---------       -----------
          Net Realized Gains                $   2,677       $    12,889
                                            =========       ===========


There is no investment income or realized gains allocable to policyholders and separate accounts included in the amounts reported in these financial statements.

NOTE N -- PUBLIC OFFERING OF STOCK OF
          FIRST AMERICAN INVESTMENT CORPORATION

The offering of shares of First American Investment Corporation (FAIC) (a wholly-owned subsidiary of the Company) to the public (only to bona fide residents of Louisiana) on a best efforts basis consists of 20,000,000 shares of common stock at a price of $1.00 per share or maximum gross proceeds of $20,000,000. Uncertainties concerning the status of the offering are discussed in Note J. The cumulative sales proceeds of $1,215,750 and $1,212,550 had been collected at December 31, 1994 and 1993, respectively. In addition, subscriptions receivable were $400 and $2,600 at December 31, 1994 and 1993, respectively. If all shares in FAIC that are offered are sold, the shares owned by the Company will equal approximately 51% of the voting power of all outstanding shares of FAIC.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE N -- PUBLIC OFFERING OF STOCK OF
          FIRST AMERICAN INVESTMENT CORPORATION -- Continued

Through December 31, 1994, 1,198,900 shares of common stock of FAIC have been issued (-0- in 1994 and 606,388 shares in 1993). In 1993, $545,060 was released from escrow to organize Funeral Homes of America, Inc. In accordance with the 1989 issue of 562,150 shares, $500,000 was released from escrow to organize Funeral Homes of Louisiana, Inc.

The funeral home owned by Funeral Homes of Louisiana, Inc. was completed in 1992. Total cost of the building and equipment was $606,534. The mortgage described in Note I was required to complete the construction. Upon the issuance of the above shares of stock, American Liberty Financial Corporation's ownership percentage of the outstanding stock of FAIC was reduced from 100% to 94.5%.

The asset entitled Deferred Offering Costs represents commissions, costs, and expenses directly attributable to the marketing of these securities which will not exceed 20% or $.20 per public share. At December 31, 1994 and 1993, the payable for costs of public offering of stock of subsidiary included $1,516 and $2,600, respectively, payable to a Company Officer. As a result of the shares of stock issued in 1993, the balance in the Deferred Offering Costs Account has been reduced by $121,278. These costs have been charged against the offering proceeds from the stock which was issued.

The expense entitled Advances in Excess of Commissions Earned represents a provision for non-recoverability of certain advances to Agents. Any recovery of such advances will be recorded as income.

NOTE O -- STATEMENTS OF CASH FLOWS

For cash flow reporting purposes, interest paid was $-0- in 1994 and $7,480 in 1993. The Company made income tax payments of $43,000 and $58,935 in 1994 and 1993, respectively.

NOTE P -- LEASES

There is a 50 year non-cancellable lease between the City of Baker, Louisiana and the subsidiary, First American Investment Corporation. Initial cost of the lease is $1,000 per acre annually and subject to adjustment at the end of each five year period based on changes in the Consumer Price Index.

The Company has the option to renew the lease for two successive 24 year periods. At the end of the lease period, the lessee retains the rights to all leasehold improvements. The lease expense for 1994 and 1993 was $3,411. Future minimum lease payments, based on current contract terms, are as follows:

        1995                                            $  3,411
        1996                                               3,411
        1997                                               3,411
        1998                                               3,411
        1999                                               3,411
        Thereafter                                       139,851
                                                        --------
                                                        $156,906
                                                        --------
                                                        --------

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994


NOTE Q -- SUBSEQUENT EVENTS

To meet regulatory capital requirements, the Company repaid accounts payable to the life insurance subsidiary (ALLIC) with cash of $315,000 and plans to repay the balance by tendering its stock in First American Investment Corporation
(FAIC). The cash was provided from the wholly-owned exploration corporations. The stock realignment of FAIC to ALLIC requires approval of the Louisiana Life Insurance Commissioner. ALLIC will become the majority shareholder of FAIC (94.5%). This transaction would increase capital and surplus of ALLIC to the extent determined under statutory insurance accounting practices.

The Company, as of December 31, 1994, has proposed to merge with Citizens, Inc. As part of the merger agreement, all of the outstanding shares of common stock of ALFC will be converted to newly issued shares of common stock of Citizens, Inc. at a rate of one share of the Company for 1.1 shares of Citizens, Inc., and each share of the Company preferred stock will be converted to 2.926 shares of common stock of Citizens, Inc. The merger has yet to be approved by the shareholders and state insurance officials. As a result of this merger, which would be accounted for as a purchase, the Company would become a wholly-owned subsidiary of Citizens, Inc.

                                                                      APPENDIX A

                          PLAN AND AGREEMENT OF MERGER
                     AMERICAN LIBERTY FINANCIAL CORPORATION
                    AMERICAN LIBERTY LIFE INSURANCE COMPANY
                                 CITIZENS, INC.
                                      AND
                           CITIZENS ACQUISITION, INC.


         This Plan and Agreement of Merger ("Agreement") is by and among American Liberty Financial Corporation ("ALFC"), American Liberty Life Insurance Company ("ALLIC"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition").

                                   WITNESSETH

         WHEREAS, Citizens is a corporation duly organized under the laws of the State of Colorado; and

         WHEREAS, Citizens wholly owns Acquisition, a corporation duly organized under the laws of Louisiana; and

         WHEREAS, ALLIC and ALFC are corporations duly organized under the laws of the State of Louisiana with ALLIC being a wholly-owned subsidiary of ALFC; and

         WHEREAS, the parties hereto wish to enter into this Agreement.

         NOW, THEREFORE, it is agreed among the parties as follows.

                                   ARTICLE I

                                   The Merger

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Louisiana and subject to the conditions set forth herein on the "Effective Date" (as herein defined). Acquisition will merge with and into ALFC (the "Merger"). ALFC shall be the corporation surviving the Merger (the "Surviving Corporation"). The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement.

                 On the Closing Date, all of the documents to be furnished to ALFC and Citizens, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to Citizens ("Jones & Keller") to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2   The effect of the Merger shall be:

                 (i) The Merger shall become effective at the time ALFC and Acquisition file a Certificate of Merger with the Secretary of State of the State of Louisiana. The Merger shall have the effect set forth in the Louisiana Business Corporation Law. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either ALFC or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

                 (ii) The Articles of Incorporation of ALFC shall be the Articles of Incorporation of the Surviving Corporation.

                 (iii) The Bylaws of ALFC shall be the Bylaws of the Surviving Corporation.

                 (iv) The directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation at and as of the Effective Date.

                 (v) At and as of the Effective Date, (a) each issued and outstanding share of ALFC Common Stock, $.125 par value (other than any shares for which dissenter's rights are perfected in accordance with Louisiana law), shall be converted into the right to receive an amount equal to one and one-tenth (1.10) shares of Class A common stock of Citizens and each share of issued and outstanding shares of ALFC Preferred Stock, $24.875 par value (other than any shares for which dissenter's rights are perfected under Louisiana law), shall receive 2.926 shares of Class A common stock of Citizens; (b) each share of capital stock of ALFC shall be converted into the right to receive payment from Citizens with respect thereto in accordance with the provisions of the Louisiana Business Corporation Law; provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of ALFC shares outstanding. No shares of ALFC shall be deemed to be outstanding or to have any rights other than those set forth above in this
                          Section 1.2 after the Effective Date.

                 (vi) Conversion of Capital Stock of Acquisition. At and as of the Effective Date, each share of Common Stock, $.01 par value per share, of Acquisition shall be converted into one share of Common Stock, $.125 par value per share, of the Surviving Corporation.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. At the Effective Date, ALFC and Acquisition will file with the Secretary of State of Louisiana, a certificate of merger in the form attached hereto as Exhibit A. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on January 1, 1995.

                                   ARTICLE II

                               Issuance of Shares

         2.1 At the Effective Date, the shares of no par value Class A common stock of Citizens to be issued as provided in Section 1.2 shall be distributed to shareholders of ALFC (other than those shares as to which dissenters' rights have been perfected in accordance with Louisiana law).

         2.2 The stock transfer books of ALFC shall be closed on the Effective Date, and thereafter no transfers of the stock of ALFC shall be made. Citizens shall appoint an exchange agent ("Exchange Agent"), which is expected to be Citizens' then stock transfer agent ("Stock Transfer Agent"), to accept surrender of the certificates representing the shares of ALFC, and to deliver for such surrendered certificates, shares of Class A common stock of Citizens. The authorization of the Exchange Agent may be terminated by Citizens after six months following the Effective Date. Upon termination of such authorization, any shares of ALFC and funds held by the Exchange Agent for payment to ALFC shareholders pursuant to this Agreement shall be transferred to Citizens or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of ALFC are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Citizens (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the

Exchange Agent nor any party to this Agreement shall be liable to any holder of ALFC shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.3 No fractional shares of Citizens stock shall be issued as a result of the Agreement; rather, such shares shall evidence the right to receive a cash value per fractional share of Citizens Class A common stock which shall be the average closing price of the Class A common stock of Citizens as reported on the American Stock Exchange for the five trading days prior to the Effective Date. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment of fractions thereof at the rate per share from Citizens for one share of Citizens Class A common stock as calculated in the previous sentence.

         2.4 At the Effective Date, each holder of a certificate or certificates representing shares of ALFC, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Louisiana law shall not be converted into shares of Citizens Class A common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.4, certificates representing shares of ALFC previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of ALFC at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of ALFC have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                  ARTICLE III

             Representations, Warranties and Covenants of Citizens

         No representations or warranties are made by any director, officer, employee or shareholder of Citizens as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "Citizens Disclosure Statement").

         Citizens hereby represents, warrants and covenants to ALFC and ALLIC, except as stated in the Citizens Disclosure Statement, as follows:

         3.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens, copies of which have been delivered to ALFC and ALLIC, are complete and accurate, and the minute books of Citizens contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Citizens.

         3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 16,941,523 shares of such Class A common stock and 621,049 shares of Class B common stock are issued and outstanding, fully paid and nonassessable. There are 122,490 shares of Class A common stock held as treasury stock of Citizens. Citizens has no outstanding options, warrants, or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except an option for 100,000 shares of Class A common stock. The two
(2) classes of stock of Citizens are equal in all respects, except (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A common stock elects the remaining directors; and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B common stock.

         The subsidiaries of Citizens are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. Citizens directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries, except for Continental Investors Life Insurance Company of which it owns 90 percent of the outstanding capital stock. Acquisition was formed solely to effectuate this Agreement and has minimal assets and no liabilities.

         3.3 Citizens and Acquisition have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of Citizens and its subsidiaries has any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of Acquisition.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by Citizens' Board of Directors and the Board of Directors and sole shareholder of Acquisition.

         3.6 Citizens has delivered to ALFC and ALLIC consolidated financial statements of Citizens and its subsidiaries, dated September 30, 1994, and the annual convention statement of Citizens Insurance Company of America ("CICA") for the year ended December 31, 1993. All such statements, herein sometimes called "Citizens Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and CICA for the periods included. The September 30, 1994 statements have been prepared in accordance with generally accepted accounting principles and the December 31, 1993 statement has been prepared in accordance with statutory accounting principles.

         3.7 Since the dates of the Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens or CICA. Citizens and CICA do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as disclosed in the Citizens Financial Statement.

         3.8 Citizens has delivered to ALFC and ALLIC a list and description of all pending legal proceedings involving Citizens or CICA, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizens and CICA, threatened against Citizens or CICA or affecting any of their assets, or properties and neither Citizens nor CICA is in any material breach or violation of or default under any contract or instrument to which Citizens or CICA is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens or CICA under any contract or other instrument to which Citizens or CICA is a party or by which they or any of their properties may be bound or affected, or under their respective Articles of

Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to Citizens or CICA.

         3.9 Neither Citizens nor CICA shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, except for the consummation of a Plan and Agreement of Exchange with Insurance Investors & Holding, Inc. and Central Investors Life Insurance Co. and will pay no dividend, or increase the compensation of officers and will enter into no agreement or transaction which would adversely affect its financial condition.

         3.10 The assets of CICA had admissible values at least equal to the amounts attributed to them on its December 31, 1993 and September 30, 1994 convention statements.

         3.11 Neither CICA nor Citizens is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements, the consummation of a Plan and Agreement of Exchange with Insurance Investors & Holding, Inc. and Central Investors Life Insurance Co. and those which will not adversely affect it.

         3.12 All policy and claim reserves of CICA have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         3.13 The representations and warranties of Citizens shall be true and correct as of the date hereof and as of the Effective Date.

         3.14 Citizens has delivered, or will deliver within two weeks of the date of this Agreement, to ALFC and ALLIC true and correct copies of Citizens' Annual Report to Shareholders for the years ended December 31, 1993 and 1992 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1991, 1992 and for 1993. Citizens will also deliver to ALFC and ALLIC on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

                 Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally as of their respective dates, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         3.15 Citizens has delivered to ALFC and ALLIC a copy of each of the consolidated federal income tax returns of Citizens and its subsidiaries for the year ended December 31, 1993 and for any additional open years. The provisions for taxes paid by Citizens and CICA are believed by Citizens and CICA to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens and CICA (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens and CICA, including taxes for the current year ended December 31, 1994.

         3.16 Citizens has no employee benefit plan, except for a noncontributory qualified Profit Sharing Plan.

         3.17 No representation or warranty by Citizens or CICA in this Agreement, the Citizens Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.18 Citizens agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of ALFC and ALLIC and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms and Citizens expressly assumes such indemnification obligations of ALFC and ALLIC.

                                   ARTICLE IV

          Representations, Warranties and Covenants of ALFC and ALLIC

         No representations or warranties are made by any director, officer, employee or shareholder of ALFC or ALLIC as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "ALFC and ALLIC Disclosure Statement").

         ALFC and ALLIC hereby represent, warrant and covenant to Citizens, except as stated in the ALFC Disclosure Statement, as follows:

         4.1 ALFC and ALLIC are each a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and have the corporate power and authority to own or lease their properties and to carry on their business as they are now being conducted. The Articles of Incorporation and Bylaws of ALFC and ALLIC, copies of which have been delivered to Citizens, are complete and accurate, and the minute books of ALFC and ALLIC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of ALFC and ALLIC.

         4.2 The aggregate number of shares which ALFC is authorized to issue is 2,129,600 shares of common stock with a par value of $.125 per share of which 2,099,134 shares are issued and outstanding, fully paid and nonassessable and 200,000 shares of nonvoting preferred stock with a par value of $24.875 per share, of which 10,545 shares are issued and outstanding, fully paid and nonassessable. The preferred stock is convertible into common stock at the rate of 2.66 shares of ALFC common stock for each one (1) share of preferred stock. Additionally, the preferred shares are callable at any time by ALFC at $25.00 per share. ALFC has no outstanding options, warrants or other rights to purchase or subscribe to, or securities convertible into or exchangeable for any shares of capital stock except for scrip representing fractional shares of common stock convertible into 1,140 shares of common stock which are not included in the above-referenced shares outstanding. There are no shares of common stock held as treasury stock of ALFC.

         The subsidiaries of ALFC are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. ALFC directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries, including ALLIC, except for First American Investment Corporation, in which ALFC owns 94.48 percent of the issued and outstanding capital stock.

         4.3 ALFC and ALLIC each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of ALFC and its subsidiaries has any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by ALFC and ALLIC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of ALFC and ALLIC.

         4.5 The execution of this Agreement has been duly authorized and approved by ALFC's and ALLIC's Board of Directors.

         4.6 ALFC has delivered to Citizens financial statements of ALFC, dated September 30, 1994, and it will deliver to Citizens the annual convention statement of ALLIC as of December 31, 1993, as filed with the Louisiana Department of Insurance. All such statements, herein sometimes called "ALFC Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of ALFC for the periods indicated. The September 30, 1994 statements of ALFC have been prepared in accordance with generally accepted accounting principles and the December 31, 1993 annual convention statement of ALLIC has been prepared in accordance with statutory accounting practices permitted or prescribed by the Louisiana Department of Insurance.

         4.7 Since the dates of the ALFC Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of ALFC. ALFC and ALLIC do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise).

         4.8 ALFC has delivered to Citizens a list and description of all pending legal proceedings involving ALFC and ALLIC, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of ALFC or ALLIC, threatened against ALFC or ALLIC or affecting any of their assets, or properties and neither ALFC or ALLIC is in any material breach or violation of or default under any contract or instrument to which ALFC or ALLIC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by ALFC or ALLIC under any contract or other instrument to which ALFC or ALLIC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to ALFC or ALLIC.

         4.9 Neither ALFC nor ALLIC shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition in a material manner.

         4.10 The assets of ALLIC had admissible values at least equal to those attributed to them on its December 31, 1993 and September 30, 1994 convention statements.

         4.11 Neither ALFC nor ALLIC nor any subsidiary of ALFC or ALLIC is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect them.

         4.12 All policy and claim reserves of ALLIC have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         4.13 The representations and warranties of ALFC and ALLIC shall be true and correct as of the date hereof and as of the Effective Date.

         4.14 ALFC has delivered, or will deliver within two weeks of the date of this Agreement, to Citizens true and correct copies of ALFC's Annual Report to Shareholders for the years ended December 31, 1992 and 1993 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1991, 1992 and for 1993. ALFC will also deliver to Citizens on or before the Closing Date any reports relating to the financial and business condition of ALFC which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

               ALFC has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of ALFC generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         4.15 ALFC and ALLIC has delivered to Citizens a copy of each of the federal income tax returns of ALFC and ALLIC for the years ended December 31, 1991, 1992 and 1993 and for any additional open years. The provisions for taxes paid by ALFC and ALLIC are believed by ALFC and ALLIC to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of ALFC and ALLIC (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by ALFC and ALLIC, including taxes for the current year ended December 31, 1994.

         4.16 Neither ALFC nor ALLIC have any employee benefit plans except for group health and group life benefits payable to full time employees of ALFC and ALLIC. As is common in the industry, ALFC and ALLIC treat their sales force members as independent contractors and therefore, such persons are not eligible for any employee benefit plans.

         4.17 No representation or warranty by ALFC or ALLIC in this Agreement, the ALFC and ALLIC Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                   ARTICLE V

             Obligations of the Parties Pending the Effective Date

         5.1 This Agreement shall be duly submitted to the shareholders of ALFC for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by ALFC, such date to be the earliest practicable date after the proxy statement may first be sent to ALFC shareholders without objection by applicable governmental authorities, provided that ALFC will have at least 45 days to solicit proxies. Citizens will furnish to ALFC the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the ALFC shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws; and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of ALFC, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of ALFC shareholders of this Agreement and the transactions contemplated herein. ALFC and Citizens shall take all reasonable and necessary steps and actions to comply with and to secure ALFC shareholder approval of this Agreement and the transactions contemplated herein as may be required by the statutes, rules and regulations of such states.

         5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made; (b) information acquired by the party to whom the disclosure is made from other sources; or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 ALFC, ALLIC and Citizens shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure for Exchange

         6.1 The parties shall file with the Insurance Commissioner of Louisiana within 30 days from this date, all of the documents required by the Louisiana law.

                                  ARTICLE VII

             Conditions Precedent to the Consummation of the Merger

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 Citizens, Acquisition, ALFC and ALLIC shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and ALFC and Citizens shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of ALFC and ALLIC duly and properly called for such purpose in accordance with the applicable laws.

         7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval is obtained from the Commissioner of Insurance of the State of Louisiana in accordance with the provisions of the laws of said state. Citizens and ALFC, as soon as practical after the execution and delivery of this Agreement, agree to file and to use their best efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens, ALFC nor ALLIC shall be obligated to file a suit or to appeal from any Commissioner's adverse ruling, nor shall Citizens or ALFC or ALLIC be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event approval is denied, this Agreement shall terminate.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Citizens, ALFC and ALLIC.

         7.6 The representations and warranties by Citizens, ALFC and ALLIC in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by Citizens; or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of ALFC, ALLIC or Citizens) during or arising after the date of this Agreement.

         7.7 ALFC will have sought and obtained from Montgomery, Barnett, Brown, Read, Hammond & Mintz an opinion in form and substance satisfactory to ALFC to the effect that: if the transactions contemplated hereby are consummated in accordance with the terms of this Agreement, they will constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); ALFC and Citizens will each be a party to the reorganization; no gain or loss will be recognized pursuant to the Code by ALFC as a consequence of the transactions contemplated hereby, Citizens will succeed to and take into account the items of ALFC described in the Code; when a ALFC shareholder receives solely Citizens Class A common stock in accordance with the transactions contemplated hereby, such ALFC shareholder will not recognize gain or loss; the basis for the Citizens Class A common stock to be received by ALFC shareholders will be the same as the basis for the shares of ALFC stock they surrender in connection with the transactions contemplated hereby; the holding period for any ALFC shareholder of the Citizens Class A common stock received in the transactions contemplated hereby will include the period during which the shares of the ALFC stock surrendered were held provided that the ALFC stock was a capital asset in the hands of such ALFC shareholder on the Effective Date; and the payment of cash to any ALFC shareholder in lieu of a fractional share of Citizens Class A common stock will be treated as received as a distribution and redemption of the fractional share interest, subject to the limitations of Section 302 of the Code. The opinion shall also address such other subjects as ALFC may reasonably request. Said opinion shall be subject to such representations and warranties as Montgomery, Barnett, Brown, Read Hammond & Mintz may require of all parties to the transaction and said opinion shall be subject to such conditions as reasonably determined by Montgomery, Barnett, Brown, Read Hammond & Mintz.

         7.8     ALFC AND ALLIC SHALL HAVE FURNISHED CITIZENS WITH:

                 (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of ALFC approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of ALFC and ALLIC.

                 (2) a certified copy of a resolution or resolutions duly adopted by a majority of all of the classes of outstanding shares of ALFC capital stock approving this Agreement and the transactions contemplated by it;

                 (3) an opinion of Montgomery, Barnett, Brown, Read, Hammond and Mintz dated as of the Closing Date as set forth in "Exhibit B" attached hereto;

                 (4) an agreement from each "affiliate" of ALFC as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; (b) none of the shares of Citizens Class A common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any Citizens Class A common stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by Citizens on SEC Form 10-Q or otherwise; and (d) the affiliate acknowledges that Citizens is under no obligation to register the sale, transfer, or the disposition of Citizens Class A common stock by the affiliate or to take any action necessary in order to make an exemption from registration available to the affiliate, but understands that Citizens will satisfy the public information requirements of Rules 144 and 145 during the three-year period following the Closing Date.

         7.9     Citizens shall furnish ALFC and ALLIC with:

                 (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens and the Board of Directors and sole shareholder of Acquisition, approving this Agreement and the transactions contemplated by it; and

                 (2) an opinion dated the Effective Date of Jones & Keller, P.C., counsel for Citizens, as set forth in "Exhibit C" attached hereto.

                                  ARTICLE VIII

                          Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of ALFC) prior to the Effective Date:

                 (a)      By mutual consent of Citizens and ALFC and ALLIC;

                 (b) By Citizens, ALFC or ALLIC, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

                 (c) By Citizens, ALFC or ALLIC, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                 (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

                 (e) By Citizens, if dissenters' rights are perfected in accordance with Louisiana law for more than 2.5% of the outstanding shares of ALFC; or

                 (f) By any party if the Effective Date is not within 150 days from the date hereof.

                 (g) By any party, if it determined by counsel of either party that the transaction will not constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                       Termination of Representation and
                       Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto, shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                   ARTICLE X

                                 Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens, ALFC and ALLIC each represent to the others that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from ALFC, ALLIC or Citizens or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of ALFC.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To Citizens, Inc.:                  and to ALFC or ALLIC:

         Citizens, Inc.                      American Liberty Financial Corporation
         Post Office Box 149151              American Liberty Life Insurance Company
         Austin, Texas  78714-9151           Post Office Box 64626
         ATTN:      Harold E. Riley          Baton Rouge, Louisiana  70906
                    Chairman                 ATTN:      James I. Dunham
                                                        Chairman and President
         Phone:  (512) 837-7100
         Fax:  (512) 836-9334                Phone:  (504) 927-9630
                                             Fax:  (504) 925-2715

         with copies to:                     with copies to:

         Jones & Keller, P.C.                Montgomery, Barnett, Brown, Read
         1625 Broadway, Suite 1600               Hammond and Mintz
         Denver, Colorado  80202             3200 Energy Centre
         ATTN:      Reid A. Godbolt, Esq.    1100 Poydras Street
                                             New Orleans, Louisiana  70163-3200
         Phone:  (303) 573-1600              ATTN:      Patrick J. Browne
         Fax:  (303) 573-0608
                                             Phone:  (504) 585-3200
                                             Fax:  (504) 585-7688

                 or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of Citizens and

ALFC. However, either Citizens or ALFC may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         10.9 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.10 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Louisiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Louisiana or any other jurisdiction) that would cause the application of the laws or any jurisdiction other than the State of Louisiana.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 8th day of December, 1994.

                                             CITIZENS, INC.


                                             By:   /s/ HAROLD E. RILEY
                                                   -------------------
                                                   Harold E. Riley
                                                   Chairman


                                             CITIZENS ACQUISITION, INC.


                                             By:   /s/ HAROLD E. RILEY
                                                   -------------------
                                                   Harold E. Riley
                                                   Chairman


                                             AMERICAN LIBERTY
                                             FINANCIAL CORPORATION


                                             By:   /s/ JAMES I. DUNHAM
                                                   -------------------
                                                   James I. Dunham
                                                   President


                                             AMERICAN LIBERTY LIFE
                                             INSURANCE COMPANY


                                             By:   /s/ JAMES I. DUNHAM
                                                   -------------------
                                                   James I. Dunham
                                                   President

                                   EXHIBIT A

                             Certificate of Merger
                     American Liberty Financial Corporation
                      American Liberty Life Insurance Co.
                                 Citizens, Inc.
                                      and
                           Citizens Acquisition, Inc.


         Pursuant to the provisions of the Louisiana Business Corporation Law, the undersigned corporations adopt the following Certificate of Merger:

         First:      In accordance with Section 12:112 of the Louisiana
Business Corporation Law, a plan and agreement of merger has been approved, adopted, certified, executed and acknowledged by the undersigned corporations:

                 (1) American Liberty Financial Corporation, a corporation duly organized under the laws of the State of Louisiana;

                 (2) American Liberty Life Insurance Company, a wholly-owned subsidiary of American Liberty Financial Corporation, duly organized corporation under the laws of the State of Louisiana;

                 (3) Citizens, Inc. a corporation duly organized under the laws of the State of Colorado; and

                 (4) Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., duly incorporation under the laws of the State of Louisiana.

         Second:     As a result of this agreement of merger, Citizens
Acquisition, Inc. will merge with and into American Liberty Financial Corporation effective as of the time of filing of this Certificate of Merger with the Louisiana Secretary of State. American Liberty Financial Corporation will be the corporation surviving the merger.

         Third:      The Articles of Incorporation of American Liberty
Financial Corporation shall be the Articles of Incorporation for the surviving corporation.

         Fourth:     The executed agreement of merger is on file at American
Liberty Financial Corporation's offices at ____________________________.

         Fifth:      A copy of the Plan and Agreement of Merger will be
furnished by American Liberty Financial Corporation, on request and without cost, to any shareholder of any corporation that is a party to the merger.

         Dated this _______ day of ____________________, 1994.

                                             CITIZENS, INC.


                                             By:   ______________________
                                                   Harold E. Riley
                                                   Chairman


                                             CITIZENS ACQUISITION, INC.


                                             By:   ______________________
                                                   Harold E. Riley
                                                   Chairman


                                             AMERICAN LIBERTY
                                             FINANCIAL CORPORATION


                                             By:   ______________________
                                                   James I. Dunham
                                                   President


                                             AMERICAN LIBERTY LIFE
                                             INSURANCE COMPANY


                                             By:   ______________________
                                                   James I. Dunham
                                                   President

                                   EXHIBIT B

                     Opinion of Counsel for ALFC and ALLIC

         At the Closing, ALFC and ALLIC shall deliver to Citizens, an opinion, in form and substance satisfactory to Citizens and its counsel, dated the Closing Date, of Montgomery, Barnett, Brown, Read, Hammond and Mintz, P.C., counsel to ALFC and ALLIC, to the effect that:

         (i) The execution, delivery, and performance of the Agreement by ALFC and ALLIC shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which ALFC or ALLIC is a party or by which ALFC or ALLIC is bound or the charter or bylaws of ALFC or ALLIC or other governing instruments of ALFC or ALLIC:

         (ii) The Agreement has been duly authorized, executed and delivered by ALFC or ALLIC and is a legal, valid and binding obligation of ALFC enforceable against ALFC or ALLIC in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         (iii) ALFC and ALLIC is each a Louisiana corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana;

         (iv) ALFC and ALLIC have full corporate power and authority to enter into Agreement and to carry out the transactions contemplate by the Agreement;

         (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitration's, administrative or other proceedings or governmental investigations pending or threatened against ALFC or ALLIC which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent ALFC or ALLIC from consummating the transactions contemplated by the Agreement:

         (vi) The authorized and outstanding capital stock of ALFC is as stated in Section 4.2 of the Agreement, and such shares have been duly authorized, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any party;

         (vii) To such counsel's knowledge, after due inquiry, except as set forth in the Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of ALFC or ALLIC, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of ALFC or ALLIC; and

         (viii) The execution, delivery, and performance of the Agreement, and the performance by ALFC and ALLIC of its obligations thereunder, is not in contravention any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, ALFC or any of its subsidiaries or any of its or their material properties.

                                   EXHIBIT C

                        Opinion of Counsel for Citizens

         At the Closing, Citizens shall deliver to ALFC and ALLIC, an opinion, in form and substance satisfactory to ALFC and its counsel, dated the Closing Date, of Jones & Keller, P.C., counsel to Citizens, to the effect that:

         (i) The execution, delivery, and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments or Citizens;

         (ii) The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         (iii) Citizens is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

         (iv) Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         (vi) The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement, and each of the shares of Class A common stock to be issued pursuant to the agreement has been duly authorized and when issued pursuant to the terms of the Agreement shall be validly issued and fully paid and non-assessable and issued in violation of the preemptive rights of any party;

         (vii) The such counsel's knowledge, after due inquiry, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preventive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

         (viii) The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, is not in contravention any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of its or their material properties.

                         CITIZENS DISCLOSURE STATEMENT

         Pursuant to the provisions of Article III of the Plan and Agreement of Exchange by and among American Liberty Financial Corporation, American Liberty Life Insurance Company and Citizens, Inc., Citizens, Inc. hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

         3.7 Citizens has the liabilities disclosed in the Citizens Financial Statements and those incurred thereafter in the ordinary course of business.

         3.8 Civil Action No. C-3687-93E, Dary Luz Sierra de Romera, et. al., v. Rafael Alvarez Carbonel, Hector A. Tamara and Citizens Insurance Company of America. The plaintiff sued for alleged failure to pay policy death benefits and breach of contract in the amount of $300,000.00 plus attorney's fees of $10,000.00.

         3.11 Management Service Agreement between Citizens, Inc. and Citizens Insurance Company of America, effective 7/1/92.

                 Management Service Agreement between Citizens, Inc. and Computing Technology, Inc., effective 10/1/91.

                 Information Systems Management and Service Contract between Citizens, Inc. and Computing Technology, Inc., effective 10/1/91.

                 Computer Maintenance Agreement between Computing Technology, Inc. and Wang Laboratories, effective 7/1/91 and amending 8/26/91.

         3.16 Citizens is a party to a noncontributory qualified profit sharing plan operated under a separate trust.

                      ALFC AND ALLIC DISCLOSURE STATEMENT

         Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange by and among American Liberty Financial Corporation ("ALFC"), American Liberty Life Insurance Company ("ALLIC") and Citizens, Inc. ("Citizens"). ALFC hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

         4.7 ALFC and ALLIC have liabilities disclosed in their financial statements and those incurred thereafter in the ordinary course of business.

         4.8 Civil Action No. P1867-D, Chancery Court of Forrest County, Mississippi, Estate of Merrill Lee Barnes vs. American Liberty Life Insurance Company. The claim, by children of the deceased who are not named beneficiaries of a life insurance policy seeks $3,000 in actual damages and $100,000 in punitive damages.

         4.11 Agreement of License for Electronic Data Processing and Related Consultation and Service between Virtual Item Processing Systems, Inc. and American Liberty Financial Corporation, effective January 1, 1993.

                 Lease agreement on ALFC and ALLIC offices with Hancock Bank, Baton Rouge, Louisiana, Month to Month.

         4.17    First American Investment Corporation Communications:

                 Letter to Louisiana Attorney General dated May 23, 1994.

                 Louisiana Attorney General Opinion No. 94-251 dated June 27, 1994.

                 Letter to Louisiana Commissioner of Securities dated July 7, 1994.

                 Letter to Louisiana Deputy Commissioner of Insurance dated July 8, 1994.

                 Letter to Louisiana Attorney General dated July 13, 1994.

                 Louisiana Attorney General Opinion No. 94-251(A) dated August 9, 1994.

                 Letter to Louisiana Commissioner of Securities dated August 26, 1994.

                 Letter to Louisiana Commissioner of Insurance dated August 29, 1994.

                                                                     APPENDIX B

                      LOUISIANA BUSINESS CORPORATION LAW

 PART XIII. DISSENTING SHAREHOLDERS' RIGHTS, FAIR PRICE PROTECTION, AND CONTROL
                               SHARE ACQUISITION

         12:130           DEFINITIONS.--(1) "Safeguard period" shall mean the
twenty-four month period immediately following any merger, consolidation or any other change in majority voting ownership of a corporation covered by this Chapter.

         (2) "Safeguarded entity" shall mean any pension plan, retirement system, or any other fund that inures to the benefit of the employees of a corporation covered under this Chapter.

         (3) "interested person" shall mean any member, participant, regular or disability retiree, beneficiary, or creditor of any safeguarded entity.

         (4) "Intentional misconduct" shall mean the intentional conduct of any person which occurs during the safeguard period and which has the effect of deleting, depleting or otherwise diminishing the assets being held in trust by any safeguarded entity in a manner that is adverse to any interested person as defined by R.S. 12: 130(3).

         12:130.1         STANDARD OF CARE; REVIEW.--A. Any conduct which
violates the provisions of this Part which occurs during the safeguard period shall give rise to the presumption that such conduct is intentional misconduct.

         B. Any transaction that is executed during the safeguard period which involves the assets of a safeguarded entity shall be subject to judicial review under the standard of strict scrutiny.

         12:130.2         INTENTIONAL MISCONDUCT; INJUNCTIVE RELIEF; CIVIL
PENALTY.--A. Any person who is found by a court to be liable for intentional misconduct under this Part shall be subject to the penalties of this Section, regardless of whether the person is or is not involved in the administration of the safeguarded entity. Person as referred to in this Section includes any individual, partnership, unincorporated association of individuals, joint stock company, or corporation.

         B. Any interested person may petition a court for injunctive relief on the basis of another person's intentional misconduct, provided that he can show the intentional misconduct will cause irreparable harm to the interested person or to the safeguarded entity.

         C. Any person whose intentional misconduct causes the insolvency of a safeguarded entity shall oblige the person by whose misconduct caused the insolvency to restore the safeguarded entity to a condition of solvency. If such intentional misconduct causes damage to any interested person, the person whose conduct caused the damage shall be obliged to repair it, as ordered by any court, including the payment of prejudgment interest and reasonable attorney's fees.

         D. Jurisdiction for the enforcement of this Section shall be in accordance with the provisions contained in Article 42 of the Louisiana Code of Civil Procedure.

         12:131           RIGHTS OF SHAREHOLDER DISSENTING FROM CERTAIN
CORPORATE ACTIONS.--A. Except as provided in subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right to dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the Secretary of State, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In the case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this Section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this Section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         12:132           DEFINITIONS. -- The following terms as used in R.S.
12:133 and R.S. 12:134 shall have the following meanings

         (1) "Affiliate," including the term "affiliated person," means a person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a specified person.


         (2) "Associate," when used to indicate a relationship with any person, means the following:

         (a) Any corporation or organization other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities.

         (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

         (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

         (3) "Beneficial owner," when used with respect to any voting stock, means any of the following:

         (a) A person who individually or with any of its affiliates or associates beneficially owns voting stock, directly or indirectly.

         (b) A person who individually or with any of its affiliates or associates has either of the following rights:

         (i) To acquire voting stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

         (ii) To vote voting stock pursuant to any agreement, arrangement, or understanding.

         (c) A person who has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person who beneficially owns or whose affiliates beneficially own, directly or indirectly, such shares of voting stock.

         (4)     "Business combination" means any of the following:

         (a) Unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the articles or change or convert in whole or in part the outstanding shares of the corporation, any merger, consolidation, or share exchange of the corporation or any subsidiary with:

         (i)     Any interested shareholder, or

         (ii) Any other corporation, whether or not itself an interested shareholder, which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested stockholder that was an interested shareholder prior to the transaction.

         (b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period to any interested shareholder or any affiliate of any interested shareholder, other than the corporation of any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of ten percent or more of the total market value of the outstanding stock of the corporation or of its net worth as of the end of its most recently ended fiscal quarter.

         (c) The issuance or transfer by the corporation or any subsidiary, in one transaction or a series of transactions, of any equity securities of the corporation or any subsidiary which has an aggregate market value of five percent or more of the total market value of the outstanding stock of the corporation, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting stock or any other method affording substantially proportionate treatment of the holders of voting stock.

         (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder.

         (e) Any reclassification of securities including any reverse stock split or recapitalization of the corporation or any merger, consolidation, or share exchange of the corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding shares the proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

         (5) "Common stock" means any stock other than preferred or preference stock.

         (6) "Control," including the terms "controlling," "controlled by," and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of ten percent or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

         (7) "Corporation" means any corporation which has been granted a certificate of incorporation by the state of Louisiana.

         (8)     "Equity security" means any of the following:

         (a) Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security.

         (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

         (c) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

         (9)(a) "Interested shareholder" means any person other than the corporation or any subsidiary or any of the corporation's employee plans or related trusts that is either of the following:

         (i) The beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of the corporation.

         (ii) An affiliate of the corporation who at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

         (b) For the purpose of determining whether a perseon is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of Subsection (3) of this Section, but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (10)    "Market value" means the following:

         (a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the corporation in good faith.

         (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the corporation in good faith.

         (11) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the corporation.

         (12) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

         12:133 VOTE REQUIRED IN BUSINESS COMBINATIONS.--In addition to any vote otherwise required by law or the charter of the corporation, a business combination shall be recommended by the board of directors and approved by the affirmative vote of at least each of the following:

         (1) Eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation voting together as a single voting group.

         (2) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group.

         12:134 WHEN VOTING REQUIREMENTS NOT APPLICABLE. A. For purposes of Subsection (B) of this Section, the following terms shall have the meanings ascribed to them:

         (1) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the corporation, whichever is earlier.

         (2) "Determination date" means the date on which an interested shareholder first became an interested shareholder.

         (3)     "Valuation date" means the following:

         (a) For a business combination voted upon by shareholders, the latter of the date prior to the date of the shareholders vote or the day twenty days prior to the consummation of the business combination.

         (b) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

         B. The vote required by R.S. 12:133 of this Chapter does not apply to a business combination as defined in R.S. 12:132(4)(a) if each of the following conditions is met:

         (1) The aggregate amount of the cash and the market value as the valuation date of consideration other than cash to be received per share by holders of common stock in such business combination is at least equal to the highest of the following:

         (a) The highest per share price, including any brokerage commission, transfer taxes, and soliciting dealers' fees, paid by the interested shareholders for any shares of common stock of the same class or series acquired by it:

         (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

         (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

         (b) The market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

         (c) The price per share equal to the market value per share of common stock of the same class or series determined pursuant to Subparagraph
(b) of this Paragraph, multiplied by the fraction of:

         (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the announcement date, over

         (ii) The market value per share of common stock of the same class or series on the first day in such two-year period on which the interested shareholder acquired any shares of common stock.

         (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of a particular class or series of stock:

         (a) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of such class of stock acquired by it:

         (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

         (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

         (b) The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation; or

         (c) The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

         (d) The price per share equal to the market value per share of such class of stock determined pursuant to Subparagraph (c) of this Paragraph, multiplied by the fraction of:

         (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the announcement date, over

         (ii) The market value per share of the same class of voting stock on the first day in such two-year period on which the interested shareholder acquired any shares of the same class of voting stock.

         (3) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

         (4)(a) After the interested stockholder has become an interested shareholder and prior to the consummation of such business combination:

         (i) There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding preferred stock of the corporation;

         (ii)    There shall have been:

         (aa) No reduction in the annual rate of dividends paid on any class or series of stock of the corporation that is not preferred stock except as necessary to reflect any subdivision of the stock; and

         (bb) An increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

         (iii) The interested shareholder did not become the beneficial owner of any additional shares of stock of the corporation except as part of the transaction which resulted in such interested shareholder's becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

         (b) The provisions of (i) and (ii) of Subparagraph (a) shall not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a director of the corporation in a manner inconsistent with (i) and (ii), and the interested shareholder, within ten days after any act or failure to act inconsistent with such Sub-subparagraphs, notifies the board of directors of the corporation in writing that the interested shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

         (5) After the interested stockholder has become an interested shareholder, the interested stockholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits, or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

         C.(1)   Whether or not such business combinations are authorized or consummated in whole or in part after January 1, 1985, or after the interested shareholder became an interested stockholder, the requirements of R.S. 12:133 shall not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their affiliates, have been approved or exempted therefrom by resolution of the board of directors of the corporation:

         (a) Prior to January 1, 1985, or such earlier date as may be irrevocably established by resolution of the board of directors; or

         (b) If involving transactions with a particular interested shareholder or its existing or future affiliates, at any time prior to the time that the interested shareholder first became an interested shareholder.

         (2) Unless by its terms a resolution adopted under this Subsection is made irrevocable, it may be altered or repealed by the board of directors, but this shall not affect any business combinations that have been consummated or are the subject of an existing agreement entered into prior to the alteration or repeal.

         D.(1)   Unless the articles or bylaws of the corporation specifically provide otherwise, the requirements of R.S. 12:133 shall not apply to business combinations of a corporation that on January 1, 1985, had an existing interested shareholder, whether a business combination is with the existing shareholder or with any other person that becomes an interested shareholder after January 1, 1985, or their present or future affiliates unless at any time after January 1, 1985, the board of directors of the corporation elects by resolution to be subject, in whole or in part, specifically, generally, or generally by types as to specifically identified or unidentified interested shareholders to the requirements of R.S. 12:133.

         (2) The articles or bylaws of the corporation may provide that if the board of directors adopts a resolution under Subsection (D)(1) of this Section, the resolution shall be subject to approval of the shareholders in the manner and by the vote specified in the articles or the bylaws.

         (3) An election under this Subsection may be added to but may not be altered or repealed except by an amendment to the articles adopted by a vote of shareholders meeting the requirements of Subsection (E)(1)(b) of this Section.

         (4) If a corporation elects under this Subsection to be included within the provisions of R.S. 12:132, R.S. 12:133, and R.S. 12:134 generally, without qualification or limitation, it shall file with the secretary of state articles supplementary including a copy of the resolution making the election and a statement describing the manner in which the resolution was adopted. The articles supplementary shall be executed in the manner required by R.S. 12:32 of the Chapter. The articles supplementary constitute articles of amendment under R.S. 12:31 of this Chapter.

         E.(1)   Unless the articles of the corporation provide otherwise, the requirements of R.S. 12:133 shall not apply to any business combination of any of the following:

         (a) A corporation having fewer than one hundred beneficial owners of its stock.

         (b) A corporation whose original articles of incorporation have a provision, or whose shareholders adopt an amendment to its articles after January 1, 1985, by a vote of at least eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by persons who are not interested shareholders of the corporation, voting together as a single voting group, expressly electing not to be governed by R.S. 12:132, R.S. 12:133 and R.S. 12:134.

         (c) An investment company registered under the Investment Company Act of 1940.

         (2) For purposes of Subparagraph (1) of this Subsection, all shareholders of a corporation that have executed an agreement to which the corporation is an executing party governing the purchase and sale of stock of the corporation or a voting trust agreement governing stock of the corporation shall be considered a single beneficial owner of the stock covered by the agreement.
         F. A business combination of a corporation that has a provision in its articles permitted by R.S. 12:112 or R.S. 12:121(B), which allows for reduction of the vote required for the transactions described therein is subject to the voting requirements of R.S. 12:133 unless one of the requirements or exemptions of Subsection (B), (C), (D), or (E) of this Section have been met.

         12:135 DEFINITIONS.--As used in R.S. 12:135 through 140.2:

         (1) "Control shares" means shares that, except for the provisions of R.S. 12:135 through 140.2, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

         (a)     One-fifth or more but less than one-third of all voting power.

         (b)     One-third or more but less than a majority of all voting power.

         (c)     A majority or more of all voting power.

         (2)(a) "Control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

         (b) For purposes of this Paragraph, shares acquired within ninety days or shares acquired pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

         (c) For purposes of this Paragraph, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through
140.2 has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

         (d) The acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated in any of the following circumstances:

         (i)     Before May 4, 1987.

         (ii) Pursuant to a contract existing before May 4, 1987 or pursuant to a tender offer or exchange offer made in writing before May 4, 1987 for any securities of an issuing public corporation whether the time for acceptance is extended on or after May 4, 1987, whether the offeror waives any conditions of the offer on or after May 4, 1987, and whether the transaction is closed on or after May 4, 1987.

         (iii)   Pursuant to the laws of successions, descent, and distribution.

         (iv) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2.

         (v) Pursuant to a merger, consolidation, or share exchange effected in compliance with Part XI of this Chapter if the issuing public corporation, or a wholly-owned subsidiary thereof, is a party to the agreement of merger or consolidation or the plan of exchange.

         (vi) By an employee benefit plan or related trust of the issuing public corporation.

         (e) The acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2 by or from:

         (i) Any person whose voting rights had previously been authorized by shareholders in compliance with the provisions of R.S. 12:135 through 140.2; or

         (ii) Any person whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for Subparagraph (d) of this Paragraph does not constitute a control share acquisition, unless the acquisition entitles any person, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of the voting power otherwise authorized.

         (3) "interested shares" means the shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors:

         (a) An acquiring person or member of a group with respect to a control share acquisition.

         (b)     Any officer of the issuing public corporation.

         (c) Any employee of the issuing public corporation who is also a director of the corporation.

         (4)     "Issuing public corporation" means a corporation that has:

         (a)     One hundred or more shareholders;

         (b) Its principal place of business, its principal office, or substantial assets, whether owned directly or through one or more wholly-owned subsidiaries, within Louisiana; and

         (c)     One or more of the following:

         (i)     More than ten percent of its shareholders reside in Louisiana.

         (ii) More than ten percent of its shares owned by Louisiana residents.

         (iii)   Ten thousand shareholders reside in Louisiana.

         (5) The residence of a shareholder is presumed to be the address appearing in the records of the corporation. Shares held by banks, except when held as trustee, guardian, or tutor, by brokers, or by nominees shall be disregarded for purposes of calculating the percentages or numbers described in Paragraph (4).

         (6)     For purposes of Paragraph (4):

         (a) "Substantial assets" means assets having a value of at least five million dollars;

         (b)     "Value" means:

         (i) in the case of assets other than cash or securities, the value of the property as determined in good faith by the board of directors of the corporation; and

         (ii) In the case of securities, the highest closing sale price during the thirty day period immediately preceding the date in question of a security on the composite tape for New York Stock Exchange listed securities or, if the securities are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the securities are listed or, if the securities are not listed on any such exchange, on the National Association of Securities Dealers, Inc., Automated Quotations National Market System or, if the securities are not quoted on the National Association of Securities Dealers, Inc., Automated Quotations National Market System, the highest closing bid quotation during the thirty day period preceding the date in question of a security on the National Association of

Securities Dealers, Inc., Automated Quotations System or any system then in use or, if no such quotation is available, the fair market value on the date in question of a security determined in good faith by the board of directors of the corporation; and

         (c)     "Within Louisiana" means:

         (i) In a case of corporeal property, the presence of such corporeal property within Louisiana;

         (ii) In the case of incorporeal property represented by a written instrument, the presence of such written instrument within Louisiana; and

         (iii) In the case of incorporeal property not represented by a written instrument, the presence of the commercial domicile of the corporation within Louisiana.

         12:136 LAW APPLICABLE TO CONTROL SHARE VOTING RIGHTS.--Unless the corporation's articles of incorporation or bylaws, as in effect before a control share acquisition has occurred, provide that the provisions of R.S. 12:135 through 140.2 do not apply to control share acquisitions of shares of the corporation, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by R.S. 12:140.

         12:137 NOTICE OF CONTROL SHARE ACQUISITION.--A. Any person who proposes to make or has made a control share acquisition may at the person's election deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's registered office.

         B. However, if any of the shares to be acquired are being held in a trust account or any other type of account or fund on behalf of a safeguarded entity as defined in R.S. 12:130(2), the acquiring person statement shall be mandatory and shall be provided to the chairman of the board of trustees of the safeguarded entity or the administrator, or the corporate employee who is responsible for managing the entity. The trustee, administrator, or manager shall upon receipt of such statement distribute copies to all interested persons as defined in R.S. 12:130(3).

         C. The acquiring person statement shall set forth all of the following:

         (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares.

         (2) A statement that the acquiring person statement is given pursuant to this Section.

         (3) The number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person and each other member of the group.

         (4) The range of voting power under which the control share acquisition falls or would, if consummated, fall.

         (5)     If the control share acquisition has not taken place:

         (a) A description in reasonable detail of the terms of the proposed control share acquisition; and

         (b) Representations of the acquiring person. together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.

         12:138 SHAREHOLDER MEETING TO DETERMINE CONTROL SHARE VOTING RIGHTS.--A. (1) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, within ten days thereafter, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

         (2) The directors of the issuing public corporation shall not be required to call such special meeting of shareholders with respect to a proposed control share acquisition unless such acquisition will be lawful and the acquiring person has obtained, and shall have furnished to the corporation, copies of commitments for financing of any cash portion of the consideration to be paid with respect to the acquisition or otherwise has demonstrated that the acquiring person has the financial capacity to make the acquisition.

         B. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within fifty days after receipt by the issuing public corporation of the request or, if the issuing public corporation is subject to Section 14(a) of the Securities Exchange Act of 1934, as amended, the date on which definitive proxy materials (within the meaning of such act and the regulations thereunder) related to the special meeting on behalf of the acquiring person and the board of directors of the issuing public corporation have been filed with the Securities and Exchange Commission, which shall be done as promptly as practicable following receipt of the request.

         C. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of shareholders.

         D. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting shall not be held sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement.

         12:139           NOTICE OF SHAREHOLDER MEETING. -- A. If a special
meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

         B. Notice of the special or annual shareholder meeting at which the voting rights are to be considered shall include or be accompanied by both of the following:

         (1) A copy of the acquiring person statement delivered to the issuing public corporation pursuant to R.S. 12:137.

         (2) A statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no rec-commendation, with respect to the proposed control share acquisition.

         12:140 RESOLUTION GRANTING CONTROL SHARE VOTING RIGHTS.-- A. Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

         B. To be approved under this Section, the resolution shall be approved by:

         (1) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, with the holders of the outstanding shares of a class being entitled to vote as a separate voting group if the proposed control share acquisition would, if fully carried out, result in any of the changes described in R.S. 12:31(C); and

         (2) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

         12:140.1 REDEMPTION OF CONTROL SHARES,-- A. If authorized in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

         B. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the shareholders as provided in R.S. 12:140.

         12:140.2 RIGHTS OF DISSENTING SHAREHOLDERS.--A. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights as provided in this Section.

         B. As soon as practicable after such events have occurred, the board of directors shall cause a notice to be sent to all shareholders of the corporation advising them of the facts and that they have dissenters' rights to receive the fair cash value of their shares.

         C. As used in this Section, "fair cash value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

         D. As used in this Section, "dissenters' rights" means the right to require the issuing public corporation to purchase shares at fair cash value.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limits the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)      EXHIBITS

Exhibit Number            Description of Exhibits
- --------------            -----------------------
2.2                       Plan and Agreement of Merger - American Liberty Financial Corporation, American Liberty Life
                          Insurance Company, Citizens, Inc. and Citizens Acquisition, Inc., dated December 8, 1994(c)

3.1                       Articles of Incorporation, as amended(a)

3.2                       Bylaws(c)

5.1                       Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. Common
                          Stock(c)

8.1                       Opinion re: tax matters (to be filed by amendment)

10.5                      Automatic Yearly Renewable Term (NR) Life Reinsurance Agreement between Citizens Insurance
                          Company of America and The Centennial Life Insurance Company dated March 1, 1982(b)

10.6                      Summary of Coinsurance Agreement between Citizens Insurance Company of America and Alabama
                          Reassurance Company dated December 31, 1985(b)

10.7                      International Marketing Agreement - Citizens Insurance Company of America and Negocios Savoy,
                          S.A.(b)

11                        Statement re: Computation of per share earnings(d)

22                        Subsidiaries of the Registrant(d)

23.1                      Consent of Jones & Keller, P.C.(c)

23.2                      Consent of KPMG Peat Marwick LLP(c)

23.3                      Consent of Amend, Smith & Co., P.C., Independent Auditors(c)

25                        Power of Attorney(c) (see signature pages)
- ----------

         (a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.
         (b) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33- 4753, filed with the Commission on or about June 19, 1992.
         (c)     Filed herewith.
         (d) Filed with the Registrant's Annual Report on Form 10-K For the Year Ended December 31, 1994, and incorporated herein by reference.


(B)      FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

         See "Financial Statements."

ITEM 22.  UNDERTAKINGS

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant hereby undertakes that every prospectus (I) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

         The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the registration statement when it became effective.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(I) and (1)(ii), above, do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 2, 1995.

                                           CITIZENS, INC.


                                           By: /s/  Harold E. Riley
                                               -------------------------
                                               Harold E. Riley, Chairman

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                Title                             Date
- ----------                -----                             ----

/s/  Harold E. Riley      Chairman of the Board and         May 2, 1995
- -----------------------   Director
Harold E. Riley


/s/  Randall Riley        Vice Chairman, Chief Executive    May 2, 1995
- -----------------------   Officer and Director
Randall Riley


                          Vice Chairman, Chief Actuary      May 2, 1995
- -----------------------   and Assistant Secretary
T. Roby Dollar


/s/  Rick D. Riley        President, Chief Administrative   May 2, 1995
- -----------------------   Officer and Director
Rick D. Riley


/s/  Mark A. Oliver       Executive Vice President,         May 2, 1995
- -----------------------   Chief Financial Officer,
Mark A. Oliver            Secretary and Treasurer


/s/  John A. Templeton    Vice President and Controller     May 2, 1995
- ------------------------
John A. Templeton

/s/  Flay F. Baugh          Director            May 2, 1995
- --------------------------
Flay F. Baugh


/s/  Joe R. Renau, M.D.     Director            May 2, 1995
- --------------------------
Joe R. Reneau, M.D.


/s/  Steven F. Shelton      Director            May 2, 1995
- --------------------------
Steven F. Shelton


                            Director            May 2, 1995
- --------------------------
Ralph M. Smith. Th.D.


/s/  Timothy T. Timmerman   Director            May 2, 1995
- --------------------------
Timothy T. Timmerman


PROXY                                                                      PROXY
                     AMERICAN LIBERTY FINANCIAL CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of American Liberty Financial Corporation ("ALFC") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on July 27, 1995, at the Baton Rouge Country Club, Fairway Room, Second Floor, 8551 Jefferson Highway, Baton Rouge, Louisiana, at 10:00 a.m., Central Time, and hereby appoints James I. Dunham, W.P. Duplessis and Charles
E. Broussard, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Combined Annual and Special Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger dated December 8, 1994 under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge with and into ALFC, with ALFC being the survivor, and shareholders of ALFC will receive shares of Citizens, Inc. Class A Common Stock for their ALFC Common and Preferred shares as described in the accompanying Proxy Statement-Prospectus.

           FOR  _____         AGAINST  _____        ABSTAIN  _____

2.       Election of six directors.

         [ ]  FOR all nominees listed      [ ]  WITHHOLD AUTHORITY to
              below (except as marked           vote for all nominees
              to the contrary below)            listed below

         Nominees: James Ira Dunham, Wilfred Paul Duplessis, Charles Elliot Broussard, Dr. Monroe Jackson Rathbone, Jr., Frank W. Harrison, Jr., and John Roy Melton

         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided

         _______________________________________________________________________

3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR THE NOMINEES IN PROPOSAL 2.

         Dated this ______ day of ________________, 1995.


                                        _______________________________
                                        Signature

                                        _______________________________
                                        Signature

                                       Please sign your name exactly as it
                                       appears on your stock certificate.  If
                                       shares are held jointly, each holder
                                       should sign.  Executors, trustees, and
                                       other fiduciaries should so indicate
                                       when signing.

                                       Please sign, date and return this proxy
                                       immediately.

                               INDEX TO EXHIBITS

Exhibit
Number           Description                                                      Page
- ------           -----------                                                 --------------
2.2              Plan and Agreement of Merger - American
                 Liberty Financial Corporation, American
                 Liberty Life Insurance Company, Citizens, Inc.
                 and Citizens Acquisition, Inc., dated as of
                 the 8th Day of December, 1994                               Appendix A

3.2              Bylaws                                                      Filed herewith

5.1              Opinion and consent of Jones & Keller, P.C.
                 as to the legality of Citizens, Inc. Common Stock           Filed herewith

8.1              Opinion re: tax matters                                     (To Be Filed By Amendment)

11               Statement re: Computation of per share earnings             (See Financial Statements)

22               Subsidiaries of the Registrant                              (See Registrant's Form 10-k for year ended
                                                                             December 31, 1994)

23.1             Consent of Jones & Keller, P.C.                             (See Exhibit 5.1)

23.2             Consent of KPMG Peat Marwick LLP                            Filed herewith

23.3             Consent of Amend, Smith & Co., P.C.                         Filed herewith

25               Power of Attorney                                           (See Signature Page)